FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-206677-22

Free Writing Prospectus

Collateral Term Sheet

$1,287,148,920

(Approximate Aggregate Cut-off Date Balance of Mortgage Pool)

BANK 2018-BNK10

as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.

as Depositor

Morgan Stanley Mortgage Capital Holdings LLC

 Wells Fargo Bank, National Association

 Bank of America, National Association

 National Cooperative Bank, N.A.

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2018-BNK10

January 18, 2018

WELLS FARGO SECURITIES	BofA MERRILL LYNCH	MORGAN STANLEY

Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner

Academy Securities Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (‘‘SEC’’) (SEC File No. 333-206677) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. EST) or by emailing wfs.cmbs@wellsfargo.com.

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted. The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are subject to change, completion, supplement or amendment from time to time.

This free writing prospectus has been prepared by the underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Directive 2003/71/EC (as amended) and/or Part VI of the Financial Services and Markets Act 2000, as amended, or other offering document.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, Academy Securities, Inc., or any of their respective affiliates, make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This free writing prospectus contains certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The information herein is preliminary and may be supplemented or amended prior to the time of sale. In addition, the Offered Certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.

The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) any representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2

BANK 2018-BNK10	Summary of the Whole Loans

Summary of the Whole Loans

Property Name	Mortgage Loan Seller in BANK 2018-BNK10	Note(s)(1)	Original Balance	Holder of Note	Lead Servicer for Whole Loan	Master Servicer Under Lead Securitization Servicing Agreement	Special Servicer Under Lead Securitization Servicing Agreement
Apple Campus 3	WFB	A-1	$94,000,000	BANK 2018-BNK10	Yes	Wells Fargo Bank, National Association	Torchlight Loan Services, LLC
		A-2	$30,000,000	WFB	No
		A-3	$80,000,000	WFB	No
		A-4	$68,000,000	Deutsche Bank	No
		A-5	$68,000,000	Goldman Sachs	No
Extra Space Self Storage Portfolio	MSMCH	A-1	$92,000,000	MSC 2017-HR2	Yes	Wells Fargo Bank, National Association	LNR Partners, LLC
		A-2	$60,000,000	BANK 2018-BNK10	No
		A-3	$42,400,000	MSBNA	No
Baybrook Lifestyle and Power Center	MSMCH	A-1	$50,000,000	MSC 2017-HR2	Yes	Wells Fargo Bank, National Association	LNR Partners, LLC
		A-2	$40,000,000	BANK 2018-BNK10	No
		A-3	$30,000,000	MSC 2017-HR2	No
		A-4	$20,000,000	BANK 2018-BNK10	No
Moffett Towers II - Building 2	MSMCH	A-1	$43,000,000	Barclays Bank PLC(2)	Yes(2)	Wells Fargo Bank, National Association	LNR Partners, LLC
		A-2	$40,750,000	Barclays Bank PLC	No
		A-3	$40,000,000	WFCM 2017-C42	No
		A-4	$41,250,000	BANK 2018-BNK10	No
One Newark Center	MSMCH	A-1	$32,000,000	MSBNA	No	Wells Fargo Bank, National Association	Torchlight Loan Services, LLC
		A-2	$20,000,000	BANK 2018-BNK10	Yes
		A-3	$14,580,000	BANK 2018-BNK10	No
Courtyard Los Angeles Sherman Oaks	WFB	A-1	$28,000,000	BANK 2018-BNK10	Yes	Wells Fargo Bank, National Association	Torchlight Loan Services, LLC
		A-2	$27,000,000	WFCM 2017-C42	No
Warwick Mall	BANA	A-1	$30,000,000	BANK 2017-BNK9	Yes	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
		A-2	$27,500,000	BANK 2018-BNK10	No
		A-3	$17,500,000	BANA	No
Kirkwood Plaza	MSMCH	A-1	$23,790,000	BANK 2018-BNK10	Yes	Wells Fargo Bank, National Association	Torchlight Loan Services, LLC
		A-2	$15,000,000	MSC 2017-HR2	No

(1)	No assurance can be provided that any unsecuritized note will not be split further.

(2)	The related whole loan is serviced under the WFCM 2017-C42 pooling and servicing agreement until the securitization of the related control note, after which the related whole loan will be serviced under the pooling and servicing agreement governing such securitization of the related control note. The master servicer and special servicer for such securitization will be identified in a notice, report or statement to holders of the BANK 2018-BNK10 certificates after the closing of such securitization

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3

APPLE CAMPUS 3

The pictures below are artist’s renderings of the Apple Campus 3 Property as it is generally proposed to be completed, and are not actual photographs or depictions of the current construction status of the related improvements. Furthermore, such renderings may differ in material aspects from the final design or the final, as-built condition of the completed improvements. Apple has taken possession of the Apple Campus 3 Property and is currently constructing its interior improvements.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4

APPLE CAMPUS 3

San Francisco Bay
Palo Alto Airport of Santa Clara County
Palo Alto Baylands Park
San Francisco Intl. Airport 20 miles
DON EDWARDS SAN FRANCISCO BAY NATIONAL WILDLIFE REFUGE
Bayshore Fwy
Louis Rd.
Intuit
Shoreline Golf Links
Shoreline Amphitheatre
Garcia Ave.
Palo Alto
LinkedIn
Googleplex
Computer History Museum
Microsoft
Moffett Federal Airfield
NASA Ames Research Ctr.
Moffett Field Golf Course
Yahoo Corporate Campus
Twin Creeks Sports Complex
Caribbean Dr.
3rd Ave.
HP
Lockheed Martin
Amazon Lab126
Moffett Towers
Moffett Towers II
Juniper Networks
Google Tech Corners
NetApp
Borregas
Crossman
South Bay Fwy
Sunnyvale Baylands Park
Santa Clara Golf & Tennis Club
Lafayette St.
Gold St.
San Antonio Rd.
Google X Lab
SAN ANTONIO
Middlefield Rd.
CALTRAIN
Central Expwy.
San Antonio Shopping Center
El Camino Blvd.
MTN. VIEW
Symantec
Google Quad Campus
VTA
Sunnyvale Golf Course
Bayshore/NASA
Middlefield
Whisman
Evelyn
Moffett Park
Sheraton Sunnyvale
Fair Oaks Ave.
Fair Oaks
Vienna
Reamwood
Old Ironsides
Great America
VTA LIGHT RAIL
Levi's Stadium
California's Great America
West Valley Mission College
Great America Pkwy.
Broadcom
Mercado Santa Clara
Intel
Maude Ave.
LinkedIn Corp.
Synopsys
Deutsche Telekom
Thompson Reuters
SUNNYVALE
Bayshore Fwy
Lawrence Expwy.
Mountain View
Trimble Inc.
AMD
Akamai Technologies
Scott Blvd.
Ericsson
Central Expwy.
Chelsio Communications
@WalmartLabs
SUNNYVALE
Northrop Grumman
Cambrios Technologies Corp.
Applied Materials
Bowers Ave.
San Jose Intl. Airport 2 miles
Kifer Rd.
NVIDIA
El Monte Ave.
Los Altos
Cuesta Park
Bernardo Ave.
Mary Ave.
Pastoria Ave.
Mathilda Ave.
Downtown Sunnyvale
Evelyn Ave.
LAWRENCE
Apple Campus 3
222 North Wolfe Road
Sunnyvale, CA 94085
Monroe St.
Stevens Creek Fwy
Springer Rd.
Miramonte Ave.
Grant Rd.
Foothill Expwy.
Remington Dr.
El Camino Real
Wolfe Rd.
Sunken Gardens Golf Course
SANTA CLARA
El Camino Real
San Tomas Expwy.
Hollenbeck Ave.
Sunnyvale-Saratoga Rd.
SANTA CLARA COUNTY
Benton St.
Lawrence Expwy.
Ortega Park
Central Park
Homestead Square Shopping Ctr.
Homestead Rd.
Kaiser Permanente Santa Clara Medical Center
Homestead Rd.
APPLE PARK
Cupertino Village
Apple - One Infinite Loop
Vallco Shopping Mall
Junipero Serra Fwy
Pruneridge Ave.
Cupertino
Stevens Creek Blvd.
Seagate Technology
Agilent Technology
Stevens Creek Blvd.
Saratoga Ave.
De Anza College
Marketplace on Stevens Creek
Villa Shopping Center
McClellan Rd.
Cupertino Civic Center & Community Hall
Bubb Rd.
Bollinger Rd.
Orchard Farms Shopping Center
Rainbow
SAN JOSE
101
85
82
237
280
Corte Madera
Richmond
Pleasant Hill
Concord
Antioch
Mill Valley
Walnut Creek
Berkeley
Lafayette
Alamo
CONTRA COSTA COUNTY
Sausalito
OAKLAND
Danville
SAN FRANCISCO
San Francisco Bay
San Ramon
Castro Valley
Dublin
Oakland Intl. Airport
Daly City
San Francisco Intl. Airport
Livermore
Hayward
Pleasanton
Pacifica
Millbrae
San Mateo
Union City
Hillsborough
Fremont
ALAMEDA COUNTY
Redwood City
Belmont
Newark
Half Moon Bay
Mtn. View
Woodside
Palo Alto
Milpitas
San Jose Intl. Airport
Pacific Ocean
Portola Valley
Sunnyvale
Santa Clara
SAN JOSE
SAN MATEO COUNTY
Cupertino
SANTA CLARA COUNTY
Saratoga
Los Gatos

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5

No. 1 – Apple Campus 3

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Fitch/Moody’s):	[AA(high)]/[BBB-sf]/[Baa3]			Property Type:	Office
Original Principal Balance(1):	$94,000,000			Specific Property Type:	Suburban
Cut-off Date Balance(1):	$94,000,000			Location:	Sunnyvale, CA
% of Initial Pool Balance:	7.3%			Size:	882,657 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF(1):	$385.20
Borrower Name:	CW SPE LLC			Year Built/Renovated:	2017/NAP
Sponsors:	Paul Guarantor LLC			Title Vesting:	Fee
Mortgage Rate:	3.365%			Property Manager:	Self-managed
Note Date:	December 14, 2017			4th Most Recent Occupancy(4):	NAP
Anticipated Repayment Date:	January 6, 2028			3rd Most Recent Occupancy(4):	NAP
Maturity Date:	April 6, 2031			2nd Most Recent Occupancy(4):	NAP
IO Period:	120 months			Most Recent Occupancy(4):	NAP
Loan Term (Original):	120 months			Current Occupancy(5):	100.0% (2/1/2018)
Seasoning:	1 month
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, ARD
Interest Accrual Method:	Actual/360			4th Most Recent NOI(4):	NAP
Call Protection:	L(25),D(88),O(7)			3rd Most Recent NOI(4):	NAP
Lockbox Type:	Hard/Upfront Cash Management			2nd Most Recent NOI(4):	NAP
Additional Debt(1)(2):	Yes			Most Recent NOI(4):	NAP
Additional Debt Type(1)(2):	Pari Passu; Mezzanine
				U/W Revenues:	$46,190,545
				U/W Expenses:	$4,804,932
Escrows and Reserves(3):				U/W NOI:	$41,385,613
				U/W NCF:	$41,209,082
Type:	Initial	Monthly	Cap (If Any)	U/W NOI DSCR(1):	3.57x
Taxes	$0	$249,368	NAP	U/W NCF DSCR(1)(2):	3.55x
Insurance	$0	Springing	NAP	U/W NOI Debt Yield(1)(2):	12.2%
Replacement Reserves	$0	Springing	NAP	U/W NCF Debt Yield(1):	12.1%
TI/LC Reserves	$2,979,839	$0	NAP	Stabilized Appraised Value(6):	$773,600,000
Rent Concession Reserve	$42,706,326	$0	NAP	Stabilized Appraisal Valuation Date(6):	June 1, 2019
Punchlist Reserve	$93,750	Springing	NAP	Cut-off Date LTV Ratio(1)(2)(6):	44.0%
				LTV Ratio at ARD(1)(2)(6):	44.0%

(1)	See “The Mortgage Loan” section. All statistical information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Apple Campus 3 Whole Loan (as defined below).

(2)	See “Subordinate and Mezzanine Indebtedness” section. The equity interest in the borrower has been pledged to secure senior mezzanine indebtedness with an original principal balance of $117,500,000 and junior mezzanine indebtedness with an original principal balance of $117,500,000. All statistical information related to the balance per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based solely on the Apple Campus 3 Whole Loan. As of the Cut-off Date, the U/W NCF DSCR, U/W NOI Debt Yield, Cut-off Date LTV Ratio and LTV Ratio at ARD based on the Apple Campus 3 Total Debt (as defined below) are 1.70x, 7.2%, 74.3% and 74.3%, respectively.

(3)	See “Escrows” section.

(4)	Historical occupancy and financial information is not applicable as the Apple Campus 3 Property (as defined below) was built in 2017.

(5)	Apple has taken possession of its space, is currently constructing its interior improvements and is expected to begin taking occupancy in September 2018.

(6)	See “Appraisal” section. The stabilized appraised value shown assumes that contractual tenant improvement and leasing commission (“TI/LC”) obligations have been fulfilled and there is no outstanding free rent. The borrower deposited upfront reserves totalling $45,779,915 for such contractual TI/LC obligations and free rent (see “Escrows” section). The As-Is Appraised Value is $624,600,000 as of November 7, 2017, equating to a Cut-off Date LTV Ratio and LTV Ratio at ARD of 54.4%.

The Mortgage Loan. The mortgage loan (the “Apple Campus 3 Mortgage Loan”) is part of a whole loan (the “Apple Campus 3 Whole Loan”) evidenced by five pari passu notes secured by a first mortgage encumbering the fee interest in a 882,657 square foot, four-story, class A, single-tenant office building located in Sunnyvale, California (the “Apple Campus 3 Property”). The Apple Campus 3 Whole Loan was co-originated on December 14, 2017 by Wells Fargo Bank, National Association; Deutsche Bank AG, New York Branch; and Goldman Sachs Mortgage Company. The Apple Campus 3 Whole Loan had an original principal balance of $340,000,000, has an outstanding principal balance as of the Cut-off Date of $340,000,000 and accrues interest at an interest rate of 3.365% per annum (the “Initial Interest Rate”) through the anticipated repayment date (“ARD”); provided, however, that upon the occurrence and continuance of an event of default, the Apple Campus 3 Whole Loan accrues interest at an interest rate equal to the Initial Interest Rate plus 5.000%. The Apple Campus 3 Whole Loan had an initial term of 120 months, has a remaining term to the ARD of 119 months as of the Cut-off Date and requires payments of interest-only through the ARD. The ARD is January 6, 2028 and the final maturity date is April 6, 2031. In the event the Apple Campus 3 Whole Loan is not paid off in full on or before the ARD,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

6

APPLE CAMPUS 3

the borrower will be required to make (a) interest payments based on an interest rate equal to the greater of (i) the Initial Interest Rate plus 1.500% per annum, and (ii) the swap rate plus 1.500% per annum; provided, however, that upon the occurrence and continuance of an event of default, the interest rate will be equal to (1) the greater of (i) and (ii), plus (2) 5.000%; and (b) principal payments based on a 30-year amortization assuming the Initial Interest Rate. The ARD automatically triggers a Cash Trap Event Period (see “Lockbox and Cash Management” section) whereby all excess cash flow will be used to pay down the principal balance of the Apple Campus 3 Whole Loan. See “Description of the Mortgage Pool—ARD Loan” and “—Whole Loans—Apple Campus 3 Whole Loan” in the Preliminary Prospectus.

Note A-1, which will be contributed to the BANK 2018-BNK10 Trust, had an original principal balance of $80,000,000, has an outstanding principal balance as of the Cut-off Date of $94,000,000 and represents the controlling interest in the Apple Campus 3 Whole Loan. The non-controlling Notes A-2, A-3, A-4 and A-5, which have an aggregate original principal balance of $246,000,000, are currently held by Wells Fargo Bank, National Association (Notes A-2 and A-3), Deutsche Bank AG, New York Branch (Note A-4) and Goldman Sachs Mortgage Company (Note A-5) and are expected to be contributed to future securitization trusts. The mortgage loans evidenced by Note A-2, A-3, A-4 and A-5 are collectively referred to herein as the “Apple Campus 3 Companion Loans”. The lender provides no assurances that any non-securitized pari passu notes will not be split further. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Note Summary

Notes	Original Balance	Note Holder	Controlling Interest
A-1	$94,000,000	BANK 2018-BNK10	Yes
A-2	$30,000,000	Wells Fargo Bank, NA	No
A-3	$80,000,000	Wells Fargo Bank, NA	No
A-4	$68,000,000	Deutsche Bank AG	No
A-5	$68,000,000	Goldman Sachs Mortgage Company	No
Total	$340,000,000

Following the lockout period, on any date before July 6, 2027, the borrower has the right to defease the Apple Campus 3 Whole Loan in whole, but not in part. In addition, the Apple Campus 3 Whole Loan is prepayable without penalty on or after July 6, 2027. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) December 14, 2021.

Sources and Uses

Sources			Uses
Original loan amount	$340,000,000	59.1%	Loan payoff	$385,679,999	67.1%
Mezzanine debt	235,000,000	40.9	Reserves	45,779,915	8.0
			Closing costs	2,636,016	0.5
			Return of equity	140,904,070	24.5
Total Sources	$575,000,000	100.0%	Total Uses	$575,000,000	100.0%

The Property. The Apple Campus 3 Property is a class A LEED Platinum office campus totaling 882,657 square feet and located in Sunnyvale, California. Built in 2017 and situated on a 17.8-acre site, the Apple Campus 3 Property comprises three interconnected, four-story office buildings totaling approximately 849,000 square feet, an amenities facility, outdoor common area and a seven-story parking structure. The Apple Campus 3 Property is 100.0% leased to Apple Inc. (“Apple”; NYSE: AAPL) through February 2031, with two, seven-year extension options and no termination options. Apple took possession of the Apple Campus 3 Property on December 1, 2017 and is currently constructing its interior improvements. As of January 2018, Apple is expected to begin taking occupancy of its space at the Apple Campus 3 Property in September 2018.

The interconnected office buildings within the Apple Campus 3 Property comprise Building A (308,659 square feet), Building B (269,997 square feet) and Building C (270,002 square feet), and the combined office floorplates average approximately 180,000 square feet. The amenities facility at the Apple Campus 3 Property totals approximately 34,000 square feet and is expected to serve as a cafeteria for Apple employees. Building A, Building B, the parking structure and the amenities building are collectively known as “Phase I” of the Apple Campus 3 Property; and Building C is known as “Phase 2”. Amenities at the Apple Campus 3 Property include a fitness/wellness center, coffee bar, general store, barber shop, bike repair shop, dry cleaning/laundry service and a conference center. Additional outdoor amenities at the Apple Campus 3 Property include a mini amphitheater situated in the center courtyard, outdoor seating, sport courts and athletic fields, bus/shuttle stops and green roof accessibility on the third floor of the office buildings.

According to the appraisal, as of 2016, Apple was the second largest employer in Sunnyvale, California, and the second largest space user in Silicon Valley. The Apple Campus 3 Property is situated approximately 3.5 miles north of both Apple Park and One Infinite Loop. Apple Park is Apple’s new 175-acre corporate headquarters campus, which comprises the 2.8 million square foot “spaceship” structure in addition to several associated research and development buildings. One Infinite Loop was originally developed as Apple’s headquarters in 1993 and totals approximately 850,000 square feet.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7

APPLE CAMPUS 3

The following table presents certain information relating to the tenancy at the Apple Campus 3 Property:

Major Tenant

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenant
Apple(3)	NR/Aa1/AA+	882,657	100.0%	$48.35	$42,675,300	100.0%	2/28/2031(4)
Total Major Tenant		882,657	100.0%	$48.35	$42,675,300	100.0%

Vacant Space		0	0.0%

Collateral Total		882,657	100.0%

(1)	The entity on the lease is Apple Inc., which is the rated entity.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent reflect the average rent over the remaining lease term. Apple is currently in a free rent period, as outlined in the footnote below, and will begin paying rent of $41.28 per square foot on Phase I in February 2019 and Phase II in June 2019.

(3)	Apple has taken possession of its space and is currently constructing its interior improvements. Apple is currently in a free rent period for (i) Phase 1 (approximately 69.4% of its space) through and including December 2018 and (ii) Phase 2 (approximately 30.6% of its space) through and including May 2019. In January 2019, Apple will pay reduced rent of approximately $6.93 per square foot on Phase I only. Through and including February 2018, Apple is required to pay reimbursements for utilities only, and commencing March 2018, the tenant will be required to pay reimbursements for utilities, operating expenses, taxes and insurance. All future rent credits and abatements under the Apple lease were reserved at the origination of the Apple Campus 3 Whole Loan (see “Escrows” section).

(4)	Apple has two, 7-year renewal options at 95% of fair market value with 360 days’ written notice.

The following table presents certain information relating to the lease rollover schedule at the Apple Campus 3 Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
Thereafter	1	882,657	100.0%	882,657	100.0%	$42,675,300	100.0%	$48.35
Vacant	0	0	0.0%	882,657	100.0%	$0	0.0%	$0.00
Total/Weighted Average	1	882,657	100.0%			$42,675,300	100.0%	$48.35

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the Apple Campus 3 Property:

Historical Occupancy

12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	12/31/2016(1)	2/1/2018(2)(3)
NAP	NAP	NAP	NAP	100.0%

(1)	The Apple Campus 3 Property was built in 2017.

(2)	Apple has taken possession of its space at the Apple Campus 3 Property and is currently constructing its interior improvements. As of January 2018, Apple is expected to begin taking occupancy of its space at the Apple Campus 3 Property in September 2018.

(3)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8

APPLE CAMPUS 3

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Apple Campus 3 Property:

Cash Flow Analysis(1)

	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$42,675,300(2)	92.4%	$48.35
Grossed Up Vacant Space	0	0.0	0.00
Total Reimbursables	3,981,816	8.6	4.51
Other Income	0	0.0	0.00
Less Vacancy & Credit Loss	(466,571)(3)	(1.0)	(0.53)
Effective Gross Income	$46,190,545	100.0%	$52.33

Total Operating Expenses	$4,804,932	10.4%	$5.44

Net Operating Income	$41,385,613	89.6%	$46.89
TI/LC	0	0.0	0.00
Capital Expenditures	176,531	0.4	0.20
Net Cash Flow	$41,209,082	89.2%	$46.69

NOI DSCR(4)	3.57x
NCF DSCR(4)	3.55x
NOI DY(4)	12.2%
NCF DY(4)	12.1%

(1)	Historical operating statements are not applicable, as the Apple Campus 3 Property was built in 2017.

(2)	Base Rent reflects the average rent over the lease term (see “Major Tenant” section).

(3)	The underwritten economic vacancy is 1.0%. The Apple Campus 3 Property was 100.0% leased as of February 1, 2018.

(4)	The debt service coverage ratios and debt yields are based on the Apple Campus 3 Whole Loan.

Appraisal. The appraiser concluded to an “as-stabilized” appraised value of $773,600,000 with a valuation date of June 1, 2019, which assumes that contractual TI/LC obligations have been fulfilled and there is no outstanding free rent. The borrower deposited upfront reserves totaling $45,779,915 for such TI/LC obligations and free rent periods (see “Escrows” section). As of the appraisal valuation date of November 7, 2017 the Apple Campus 3 Property had an “as-is” appraised value of $624,600,000. The appraiser also concluded to a “Go Dark” value of $566,750,000 as of November 7, 2017.

Environmental Matters. According to the Phase I Environmental Assessment dated November 20, 2017, there are recognized environmental conditions at the Apple Campus 3 Property related to (i) potential soil, gas and groundwater contamination and (ii) residual soil impacts and possible vapor intrusion concerns. The Phase I assessment recommended no further action aside from continued implementation of a site management plan and vapor-intrusion mitigation system. In regard to the groundwater contamination, the responsible parties are Advanced Micro Devices, Inc., Northrop Grumman and Locus Technologies (a subsidiary of the Philips Electronics Company). The RECs are further described under “Description of the Mortgage Pool—Mortgage Pool Characteristics–Environmental Considerations” in the Preliminary Prospectus.

Market Overview and Competition. The Apple Campus 3 Property is located in Sunnyvale, California near the intersection of Central Expressway and Wolfe Road. Sunnyvale is the seventh most populous city in the San Francisco Bay Area and one of the major cities comprising Silicon Valley. According to a third party market research report, as of the third quarter of 2017, the San Jose/Sunnyvale/Santa Clara metropolitan statistical area had an unemployment rate of 3.2% and reported an 8.9% GDP growth rate over the past five years, compared to an overall 2.4% growth rate for the United States.

The Apple Campus 3 Property is centrally located within 1.4 miles of two Santa Clara Valley Transportation Authority Light Rail stations (the Sunnyvale station in the Heritage District Downtown and the Lawrence Station in eastern Sunnyvale), 3.9 miles from the Downtown Mountain View Caltrain Station, and within close proximity to highways 101, 280, 237 and 85. According to a third-party market research report, the 2017 estimated population within a one-, three- and five-mile radius of the Apple Campus 3 Property was 26,490, 193,228, and 466,901, respectively; while the 2017 estimated average household income within the same radii was $121,630, $133,362, and $141,198, respectively.

According to a third-party market research report, as of the third quarter of 2017, the Sunnyvale submarket contained approximately 10.9 million square feet of office space exhibiting a vacancy rate of approximately 3.1% and an average asking rental rate of $64.44 per square foot, gross. The appraiser identified 15 comparable class A office properties totaling approximately 2.4 million square feet, which reported a 99.7% occupancy rate and average asking rents of $50.58 per square foot, triple net.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9

APPLE CAMPUS 3

The following table presents certain information relating to comparable office leases for the Apple Campus 3:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
Moffett Towers II 905 11th Avenue Sunnyvale, CA	2016/NAV	350,663	3.0 mile	Lab 126	March 2017/ 10.0 Yrs	350,663	$47.40	NNN
Moffett Gateway 1225 Crossman Avenue Sunnyvale, CA	2016/NAV	298,924	2.3 miles	Google, Inc.	November 2016/ 11.0 Yrs	298,924	$44.40	NNN
10900 Tantau Avenue Cupertino, CA	2008/NAV	102,540	3.5 miles	Panasonic	May 2017/ 5.0 Yrs	43,034	$51.00	NNN
Tree Farm 4440 El Camino Real Los Altos, CA	1999/NAV	96,562	6.8 mile	Toyota	March 2017/ 5.5 Yrs	96,562	$63.00	NNN
Moffett Tower II Bldg. 2 905 11th Avenue Sunnyvale, CA	2017/NAV	362,600	3.0 miles	Amazon	December 2016/ 10.0 Yrs	362,600	$48.00	NNN

(1)	Information obtained from third party market report

The Borrower. The borrower is CW SPE LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Apple Campus 3 Whole Loan. Paul Guarantor LLC is the guarantor of certain nonrecourse carveouts under the Apple Campus 3 Whole Loan.

The Borrower Sponsor. The borrower sponsor is Paul Guarantor LLC, which is 100% directly owned by Jay Paul Company, a privately held real estate firm based in San Francisco, California. Founded in 1975, Jay Paul Company concentrates on the acquisition, development, and management of commercial properties throughout California. Jay Paul Company has developed over 11.0 million square feet of institutional quality space, and since 2000, has closed on more than $12.0 billion in debt and equity financings.

Escrows. The Apple Campus 3 Whole Loan documents provide for upfront escrows in the amount of $42,706,326 for rent abatement periods, $2,979,839 for outstanding TI/LCs, and $93,750 for the estimated cost to complete outstanding punchlist items. The Apple Campus 3 Whole Loan documents provide for ongoing monthly escrows of $249,368 for real estate taxes. The Apple Campus 3 Whole Loan documents provide for additional reserves in the amount of 125% of any additional punchlist items received from Apple (following origination, an additional $506,100 was deposited due to additional punchlist items identified by Apple).

The Apple Campus 3 Whole Loan documents do not require ongoing monthly escrows for insurance premiums as long as (i) no event of default has occurred and is continuing; (ii) the borrower provides the lender with evidence that the Apple Campus 3 Property’s insurance coverage is included in a blanket policy and such policy is in full force and effect; and (iii) the borrower pays all applicable insurance premiums and provides the lender with evidence of renewals. The Apple Campus 3 Whole Loan documents do not require ongoing monthly escrows for replacement reserves as long as no “Cash Trap Event Period” (as defined in the “Lockbox and Cash Management” section) has occurred and is continuing.

Lockbox and Cash Management. The Apple Campus 3 Whole Loan requires a lender-controlled lockbox account, which is already in-place, and that the borrower direct the tenant to pay its rent directly into such lockbox account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account. Prior to the occurrence of a Cash Trap Event Period (as defined below), all excess funds are required to be distributed to the borrower. During a Cash Trap Event Period, all excess funds are required to be swept to a lender-controlled cash management account. During a Lease Sweep Period (as defined below), the borrower is required to make minimum monthly deposits of $1,838,869 into a leasing reserve (regardless of the amount of available excess cash flow).

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence of an event of default under the Apple Campus 3 Whole Loan, the Apple Campus 3 Senior Mezzanine Loan or the Apple Campus 3 Junior Mezzanine Loan (see “Subordinate and Mezzanine Indebtedness” section);

(ii)	the occurrence of a Lease Sweep Period (as defined below);

(iii)	the debt service coverage ratio based on the Apple Campus 3 Whole Loan falling below 1.85x (based on a hypothetical 30-year amortization period), or the debt service coverage ratio based on the Apple Campus 3 Total Debt (see “Subordinate and Mezzanine Indebtedness” section) falling below 1.10x (based on a hypothetical 30-year amortization period) at the end of any calendar quarter; or

(iv)	the ARD.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

10

APPLE CAMPUS 3

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), upon the cure of such event of default;

●	with regard to clause (ii), upon a Lease Sweep Period Cure Event (as defined below);

●	with regard to clause (iii), upon the debt service coverage ratio based on the Apple Campus 3 Whole Loan (based on a hypothetical 30-year amortization schedule) being equal to 1.85x or greater, and the debt service coverage ratio based on the Apple Campus 3 Total Debt (based on a hypothetical 30-year amortization schedule) being equal to 1.10x or greater for two consecutive calculation dates; or

●	with regard to clause (iv), the Apple Campus 3 Whole Loan being repaid in full.

A “Lease Sweep Period” will commence upon the earlier of the following (for clauses (i), (iii), (iv) and (v) below, the term ‘Apple’ includes any replacement tenant that occupies at least 75% of the space currently occupied by Apple):

(i)	Apple cancels, terminates or gives notice of its intent to cancel or terminate its lease on at least 40,000 square feet;

(ii)	Apple is no longer an Investment Grade Entity (as defined below);

(iii)	Apple goes dark in 20% or more of its space; provided, however, that a Lease Sweep Period will not commence as long as Apple remains an Investment Grade Entity;

(iv)	Apple defaults under its lease beyond any applicable notice and cure period; or

(v)	Apple becomes insolvent or files for bankruptcy.

A “Lease Sweep Cure Event” will occur upon the following:

●	with regard to clause (i), upon (a) a Qualified Re-Leasing Event (as defined below), or (b) total swept funds equating to $35.00 per square foot of such applicable space (or borrower delivering to the lender an acceptable letter of credit in such amount);

●	with regard to clauses (ii) or (iii), upon (a) a Qualified Re-Leasing Event, (b) Apple restores its status as an Investment Grade Entity; (c) the applicable space being subleased to an Investment Grade Entity who has accepted delivery of the space and is paying unabated rent in an amount no less than the contract rate of the primary lease; or (d) total swept funds equating to $50.00 per square foot of (x) the Apple lease space with respect to clause (ii) and (y) the applicable space with respect to clause (iii) (or borrower delivering to the lender an acceptable letter of credit in such amount); provided, however, that once total swept funds in the leasing reserve equate to $35.00 per square foot of the applicable space, additional funds will be deposited into a debt service reserve account until such $50.00 per square foot cap is met;

●	with regard to clause (iv), upon (a) the cure of such event of default and no other default occurs for a period of three consecutive months, or (b) total swept funds equating to $35.00 per square foot (or borrower delivering to the lender an acceptable letter of credit in such amount);

●	with regard to clause (v), upon the bankruptcy or insolvency proceedings having terminated and the lease having been affirmed or assigned in a manner satisfactory to the lender.

An “Investment Grade Entity” means an entity that is rated ‘BBB-’, or equivalent, or higher by at least two of Fitch, Moody’s and S&P.

A “Qualified Re-Leasing Event” will occur upon one or more replacement tenants acceptable to lender executing leases covering at least 75% of the space currently occupied by Apple with (i) terms extending at least three years beyond the Maturity Date of the Apple Campus 3 Whole Loan; (ii) economic terms at least as favorable as those in the lease being replaced; (iii) such replacement tenants having taken possession of such space and paying full unabated rent or such abatement has been reserved; (iv) and all tenant improvements and leasing commissions having been paid or reserved.

Property Management. The Apple Campus 3 Property is managed by an affiliate of the borrower.

Assumption. The Apple Campus 3 borrower has the right to transfer the Apple Campus 3 Property, provided that certain other conditions are satisfied, including, but not limited to: (i) no event of default has occurred and is continuing; (ii) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; and (iii) if requested by the lender, rating agency confirmation from DBRS, Fitch, and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2018-BNK10 Certificates and similar confirmations from each rating agency rating any securities backed by any of the Apple Campus 3 Companion Loans with respect to the ratings of such securities.

Rights of First Offer. Apple has a right of first offer to purchase the Apple Campus 3 Property if the borrower markets the property for sale (the “Apple ROFO”). The Apple ROFO is not extinguished by foreclosure; however, the Apple ROFO does not apply to foreclosure or deed-in-lieu thereof.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Wells Fargo Bank, National Association; Deutsche Bank AG, New York Branch; and Goldman Sachs Mortgage Company (collectively, the “Mezzanine Co-Lenders”) funded a $117,500,000 senior mezzanine loan to CW Mezz LLC (the “Apple Campus 3 Senior Mezzanine Loan”) and a $117,500,000 junior mezzanine loan to Central Wolfe LLC (the “Apple Campus 3 Junior Mezzanine Loan”)(collectively, the Apple Campus 3 Whole Loan, Apple Campus 3 Senior Mezzanine Loan and Apple Campus 3 Junior Mezzanine Loan are referred to herein as the “Apple Campus 3 Total Debt”). The Apple Campus 3 Senior Mezzanine Loan and the Apple Campus 3 Junior Mezzanine Loan are coterminous with the Apple Campus 3 Whole Loan and require interest-only payments. The Apple Campus 3 Senior Mezzanine Loan accrues interest at a fixed interest rate equal to 4.620% per annum (the “Senior Mezzanine Initial Interest Rate”), and the Apple Campus 3 Junior Mezzanine Loan accrues interest at a fixed interest rate equal to 6.000% per annum (the “Junior Mezzanine Initial Interest Rate”). In the event the Apple Campus 3 Senior

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

11

APPLE CAMPUS 3

Mezzanine Loan and/or the Apple Campus 3 Junior Mezzanine Loan are not paid off in full on or before the ARD, the borrower will be required to make interest payments based on an interest rate equal to the greater of (i) the Senior Mezzanine Initial Interest Rate or the Junior Mezzanine Initial Interest Rate, as applicable, plus 1.500% per annum, and (ii) the swap rate plus 1.500% per annum; provided, however, that upon the occurrence and continuance of an event of default, the interest rate will be equal to (1) the greater of (i) and (ii), plus (2) 5.000%. An intercreditor agreement is in place with respect to the Apple Campus 3 Whole Loan, the Apple Campus 3 Senior Mezzanine Loan and the Apple Campus 3 Junior Mezzanine Loan.

Ground Lease. None.

Terrorism Insurance. The Apple Campus 3 Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Apple Campus 3 Property, as well as business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

Earthquake Insurance. The loan documents require earthquake insurance. At the time of closing, earthquake insurance coverage is in-place for the Apple Campus 3 Property. The seismic report indicated a probable maximum loss of 10.0% for the Apple Campus 3 Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

12

LARP I PORTFOLIO

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

13

LARP I PORTFOLIO

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

14

No. 2 – LARP I Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	Morgan Stanley Mortgage Capital Holdings LLC			Single Asset/Portfolio:	Portfolio
Credit Assessment (DBRS/Fitch/Moody’s):	NR/NR/NR			Property Type(3):	Multifamily
Original Principal Balance:	$90,000,000			Specific Property Type:	Various
Cut-off Date Balance:	$90,000,000			Location:	Various
% of Initial Pool Balance:	7.0%			Size:	979 Units
Loan Purpose:	Recapitalization			Cut-off Date Balance Per Unit(2):	$91,931
Borrower Name:	Various			Year Built/Renovated:	Various/Various
Borrower Sponsors:	Antheus Capital			Title Vesting:	Fee
Mortgage Rate:	5.004%			Property Manager:	MAC Property Management, LLC (borrower-related)
Note Date:	December 22, 2017			4th Most Recent Occupancy (As of):	93.3% (12/31/2013)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	93.8% (12/31/2014)
Maturity Date:	January 1, 2028			2nd Most Recent Occupancy (As of):	95.7% (12/31/2015)
IO Period:	120 months			Most Recent Occupancy (As of):	95.0% (12/31/2016)
Loan Term (Original):	120 months			Current Occupancy (As of):	93.3% (11/11/2017)
Seasoning:	1 month
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon			4th Most Recent NOI (As of):	$6,147,939 (12/31/2014)
Interest Accrual Method:	Actual/360			3rd Most Recent NOI (As of):	$6,659,855 (12/31/2015)
Call Protection:	L(25),D(88),O(7)			2nd Most Recent NOI (As of):	$7,235,799 (12/31/2016)
Lockbox Type:	Springing			Most Recent NOI (As of):	$7,658,099 (TTM 9/30/2017)
Additional Debt:	Yes
Additional Debt Type(1):	Mezzanine			U/W Revenues(3):	$13,044,379
				U/W Expenses:	$5,394,782
				U/W NOI:	$7,649,597
				U/W NCF:	$7,386,342
Escrows and Reserves(2):				U/W NOI DSCR:	1.68x
				U/W NCF DSCR:	1.62x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield :	8.5%
Taxes	$413,520	$68,920	NAP	U/W NCF Debt Yield:	8.2%
Insurance	$147,650	$0	NAP	As-Is Appraised Value:	$140,530,000
Residential Replacement Reserves	$0	$20,999	NAP	As-Is Appraisal Valuation Date:	Various
Commercial Replacement Reserves	$0	$403	NAP	Cut-off Date LTV Ratio:	64.0%
Commercial Tenant TI/LC Reserves	$0	$940	$33,840	LTV Ratio at Maturity or ARD:	64.0%
Required Repairs	$47,439	NAP	NAP

(1)	The equity interest in the borrowers has been pledged to secure mezzanine indebtedness with an original principal balance of $18,000,000 (the “LARP I Portfolio Mezzanine Loan”). All statistical information related to the balance per unit, loan-to-value ratios, debt service coverage ratios and debt yields are based solely on the LARP I Portfolio Mortgage Loan. As of the Cut-off Date, the combined U/W NOI DSCR, U/W NCF DSCR, U/W NOI Debt Yield, U/W NCF Debt Yield, Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD including the LARP I Portfolio Mezzanine Loan were 1.29x, 1.24x, 7.1%, 6.8%, 76.9% and 76.9%, respectively.

(2)	See “Escrows” section.

(3)	Four properties contain ground floor retail that accounts for approximately 8.3% of the aggregate underwritten gross potential rent for the LARP I Portfolio Properties.

The Mortgage Loan. The mortgage loan (the “LARP I Portfolio Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in a portfolio of 18 multifamily properties totaling 979 units and 32,207 square feet of ground floor retail located in Chicago, Illinois and Kansas City, Missouri (the “LARP I Portfolio Properties”). The LARP I Portfolio Mortgage Loan had an original principal balance of $90,000,000, has an outstanding principal balance as of the Cut-off Date of $90,000,000 and accrues interest at an interest rate of 5.004% per annum. The LARP I Portfolio Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires payments of interest-only through the term of the LARP I Portfolio Mortgage Loan. The LARP I Portfolio Mortgage Loan matures on January 1, 2028.

Following the lockout period, the borrower has the right to defease the LARP I Portfolio Mortgage Loan in whole, or in part as described below under “Partial Defeasance,” on any date before September 1, 2027. In addition, the LARP I Portfolio Mortgage Loan is prepayable without penalty on or after June 1, 2027, in whole, or in part as described below under “Partial Release”. The lockout period will expire on February 1, 2020.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

15

LARP I PORTFOLIO

The following table presents certain information relating to the LARP I Portfolio Properties:

Property Name	City / State	Year Built/Renovated	Units	Retail SF	Allocated Cut-off Date Balance(2)	% of ALA	Appraised Value(3)	% of Appraised Value	UW NOI	% of UW NOI
Blackwood	Chicago, IL	1965/2009	145	N/A	17,000,000	18.9%	26,200,000	18.6%	$1,419,614	18.6%
5500 Cornell	Chicago, IL	1903/NAP	65	19,527	12,333,333	13.7%	19,000,000	13.5%	$997,112	13.0%
Clyde Manor	Kansas City, MO	1920/2010	115	N/A	8,333,333	9.3%	12,930,000	9.2%	$667,127	8.7%
Woodlawn Terrace	Chicago, IL	1926/NAP	104	N/A	6,875,000	7.6%	10,600,000	7.5%	$601,625	7.9%
Park Central	Kansas City, MO	1930/2011	106	N/A	6,416,667	7.1%	9,880,000	7.0%	$615,622	8.0%
Maple Court	Chicago, IL	1913/NAP	68	2,560	5,416,667	6.0%	8,760,000	6.2%	$443,842	5.8%
Ellis Street	Chicago, IL	1920/2015	80	N/A	5,416,667	6.0%	8,350,000	5.9%	$468,740	6.1%
Drexel Grand	Chicago, IL	1929/2005	74	N/A	5,041,667	5.6%	7,800,000	5.6%	$476,882	6.2%
Ellis Court	Chicago, IL	1924/2009	43	6,000	4,562,500	5.1%	7,040,000	5.0%	$383,766	5.0%
Kenwood Court	Chicago, IL	1911/2008	25	4,100	4,541,667	5.0%	7,000,000	5.0%	$387,998	5.1%
Woodlawn Court	Chicago, IL	1923/2005	30	N/A	4,000,000	4.4%	6,200,000	4.4%	$320,203	4.2%
Harper Court	Chicago, IL	1910/NAP	18	N/A	2,020,833	2.2%	3,380,000	2.4%	$163,909	2.1%
925 E 46th Street	Chicago, IL	1930/2016	24	N/A	1,791,667	2.0%	2,760,000	2.0%	$163,485	2.1%
Yankee Hill	Kansas City, MO	1913/2008	16	N/A	1,583,333	1.8%	2,420,000	1.7%	$128,680	1.7%
Drexel Terrace	Chicago, IL	1913/NAP	25	N/A	1,416,667	1.6%	2,810,000	2.0%	$117,315	1.5%
Gillham House	Kansas City, MO	1910/2008	24	N/A	1,395,833	1.6%	2,200,000	1.6%	$143,185	1.9%
Cornell Terrace	Chicago, IL	1924/NAP	14	N/A	1,229,167	1.4%	2,000,000	1.4%	$100,269	1.3%
5508 Cornell	Chicago, IL	1920/2002	3	N/A	624,999	0.7%	1,200,000	0.9%	$50,224	0.7%
Total/Weighted Average			979	32,187	$90,000,000	100.0%	$140,530,000	100.0%	$7,649,597	100.0%

Sources and Uses

Sources			Uses
Original loan amount	$[90,000,000]	[76.0]%	Loan Payoff	$[114,550,784]	[96.7]%
Mezzanine loan	[18,000,000]	[15.2]	Closing costs	[3,275,767]	[2.8]
Equity	[10,435,410]	[8.8]	Reserves	[608,859]	[0.5]
Total Sources	[$118,435,410]	100.0%	Total Uses	[$118,435,410]	100.0%

The Properties. The LARP I Portfolio Properties comprise a mix of low-rise, garden, mid-rise and high-rise multifamily buildings totaling 979 multifamily units (comprising 91.7% of underwritten gross potential rent) and 32,187 square feet of ground floor retail space (comprising 8.3% of underwritten gross potential rent) located in Chicago, Illinois and Kansas City, Missouri. The multifamily units were 93.3% occupied and the retail space was 98.2% occupied as of the November 11, 2017 rent rolls. There are 14 multifamily properties totaling 718 units located in the Hyde Park and Kenwood neighborhoods of Chicago, Illinois, ranging in size from 3 to 145 units, accounting for 78.7% of total multifamily base rent. Four of the Chicago properties contain a total of 32,187 square feet of ground-level retail space, which accounts for 8.3% of total underwritten base rent. There are four multifamily properties totaling 261 units located in Kansas City, Missouri, ranging in size from 16 to 115 units, accounting for 21.3% of total multifamily gross potential rent. The largest property, Blackwood, has 145 units and comprises 19.5% of total gross potential rent, with no other property accounting for more than 10% of total gross potential rent. Only two properties individually account for more than 10% of underwritten net cash flow and include Blackwood (18.7% of underwritten NCF) and 5500 Cornell (13.1% of underwritten NCF).

The LARP I Portfolio Properties were constructed between 1903 and 1965 and acquired by the borrower between 2003 and 2006. Approximately $63.3 million was subsequently spent on renovations and capital improvements. The majority of the properties located in Chicago were substantially renovated at an aggregate cost of $27.4 million ($38,155 per unit) and the properties located in Kansas City underwent full historic rehabilitations at an aggregate cost of $36.0 million ($137,752 per unit). The Chicago Properties are located within approximately 2 miles of the University of Chicago and the Kansas City Properties are located within approximately 2.5 miles from the University of Missouri-Kansas City. Approximately 27.9% of the Chicago units and approximately 23.8% of the Kansas City units are leased to students.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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LARP I PORTFOLIO

The following table presents certain information relating to the multifamily unit mix of the LARP I Portfolio Properties:

Multifamily Unit Mix Summary(1)

Property Name	Neighborhood	Specific Property Type	Units	SF(2)	Average Unit Size(3)	Studio	1 BR	2 BR	3 BR	4 BR	Occupancy

Blackwood	Hyde Park	High Rise	145	90,485	624	0	48	97	0	0	91.0%
5500 Cornell	Hyde Park	Garden	65	53,387	521	41	2	9	7	6	96.9%
Clyde Manor	Kansas City	Mid Rise	115	61,111	532	17	63	35	0	0	90.0%
Woodlawn Terrace	Kenwood	Garden	104	47,322	455	78	12	14	0	0	97.0%
Park Central	Kansas City	Mid Rise	106	46,708	441	60	46	0	0	0	88.0%
Maple Court	Kenwood	Garden	68	41,151	568	2	62	4	0	0	97.0%
Ellis Street	Kenwood	Garden	80	36,666	458	36	21	23	0	0	95.0%
Drexel Grand	Hyde Park	Garden	74	30,970	419	42	30	2	0	0	97.3%
Ellis Court	Hyde Park	Garden	43	27,050	490	23	19	1	0	0	95.0%
Kenwood Court	Hyde Park	Garden	25	21,585	699	0	4	21	0	0	88.0%
Woodlawn Court	Hyde Park	Garden	30	24,030	801	0	0	24	6	0	87.0%
Harper Court	Hyde Park	Garden	18	14,955	831	1	10	7	0	0	100.0%
925 E 46th Street	North Kenwood	Garden	24	22,918	955	0	5	12	7	0	100.0%
Yankee Hill	Kansas City	Mid Rise	16	15,021	939	0	0	16	0	0	87.5%
Drexel Terrace	Kenwood	Garden	25	17,825	713	0	12	12	1	0	96.0%
Gillham House	Kansas City	Mid Rise	24	10,056	419	12	12	0	0	0	92.0%
Cornell Terrace	Hyde Park	Garden	14	9,619	687	3	4	5	1	1	100.0%
5508 Cornell	Hyde Park	Garden	3	5,760	1,920	0	0	0	0	3	66.7%
Total/Weighted Average			979	576,619(2)		315	350	282	22	10	93.3%

(1)	Information obtained from the appraisal and underwritten rent roll.

(2)	SF includes 32,187 square feet of retail space located at the 5500 Cornell, Maple Court, Ellis Court and Kenwood Court properties.

(3)	Average Unit Size reflects average square feet per multifamily unit only.

The following table presents historical occupancy percentages at the LARP I Portfolio Properties:

Historical Occupancy(1)

12/31/2013	12/31/2014	12/31/2015	12/31/2016	11/11/2017(2)
93.3%	93.8%	95.7%	95.0%	93.3%

(1)	Information obtained from the borrower.

(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

17

LARP I PORTFOLIO

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the LARP I Portfolio Properties:

Cash Flow Analysis

	2014	2015	2016	TTM 9/30/2017	U/W	% of U/W Effective Gross Income	U/W $ per Bed
Gross Potential Rent	$12,000,426	$12,312,956	$13,046,371	$13,433,958	$13,656,676(1)	104.7%	$13,950
Discounts/Concessions	(266,594)	(276,269)	(502,635)	(351,836)	(345,136)	(2.6)	(353)
Other Income(2)	688,570	717,621	846,823	804,026	804,026	6.2	821
Less Vacancy & Credit Loss	(826,638)	(710,245)	(952,861)	(1,011,726)	(1,071,187)(3)	(7.8)	(1,094)

Effective Gross Income	$11,595,763	$12,044,063	$12,437,698	$12,874,422	$13,044,379	100.0%	$13,324

Total Operating Expenses(4)	$5,447,825	$5,384,208	$5,201,898	$5,216,323	$5,394,782	41.4%	$5,511

Net Operating Income	$6,147,939	$6,659,855	$7,235,799	$7,658,099	$7,649,597	58.6%	$7,814
Capital Expenditures	0	0	0	0	251,983	1.9	257
Other	0	0	0	0	11,272	0.1	12
Net Cash Flow	$6,147,939	$6,659,855	$7,235,799	$7,658,099	$7,386,342	56.6%	$7,545

NOI DSCR	1.35xx	1.46x	1.58x	1.68x	1.68x
NCF DSCR	1.35xx	1.46x	1.58x	1.68x	1.62x
NOI DY	6.8%	7.4%	8.0%	8.5%	8.5%
NCF DY	6.8%	7.4%	8.0%	8.5%	8.2%

(1)	U/W Gross Potential Rent is comprised of $12,526,188 of residential income (91.7% of U/W Base Rent) and $1,130,488 of retail income (8.3% of U/W Gross Potential Rent).

(2)	Other income includes move-in and application fees, late fees, laundry income, lease termination fees, parking income and pet fees.

(3)	The underwritten economic vacancy is 7.8%. The LARP I Portfolio Properties were 93.3% physically occupied as of November 11, 2017. Underwritten Vacancy reflects an 8.1% vacancy rate on the multifamily component of Base Rent and a 5% vacancy rate on the commercial component of Base Rent.

(4)	The four LARP I Portfolio Properties located in Kansas City, Missouri are subject to a tax abatement under Chapter 353 of the Missouri Urban Redevelopment Corporations law that provides for a tax abatement in connection with the redevelopment of real property that has been found to be a “blighted area” by the city in which they are located. The tax abatement is in place until 2028. Underwritten taxes for such four LARP I Portfolio Properties are based on the abatement and total $2,988. The appraiser’s estimated stabilized taxes for such LARP I Portfolio Properties assuming no abatement are $128,834.

Appraisal. As of the appraisal valuation dates of November 3, 2017 and November 10, 2017 the LARP I Portfolio Properties had an aggregate “as-is” appraised value of $140,530,000.

Environmental Matters. According to the Phase I environmental assessments dated November 13, 2017 and November 16th, 2017 there was no evidence of any recognized environmental conditions at the LARP I Portfolio Properties.

Market Overview and Competition. The LARP I Portfolio Properties are concentrated in the Bronzeville/Hyde Park/South Shore submarket of Chicago, Illinois and the Central Kansas City submarket of Kansas City, Missouri. There are 14 properties (718 units, 79.8% of underwritten net cash flow) located in the Chicago apartment market, which are concentrated in the Bronzeville/Hyde Park/South Shore submarket. According to the appraisal, the Chicago apartment market contained 708,408 apartment units with an occupancy rate of 95.3% as of the third quarter of 2017, a decline of 5 basis points over the previous quarter, and an average occupancy rate of 95.3% since 2012. The Bronzeville/Hyde Park/South Shore submarket contained 58,916 apartment units with an occupancy rate of 94.3% as of the third quarter of 2017, an increase of 9 basis points over the prior quarter, and an average occupancy rate of 94.3% since 2012. According to the appraisals, there are currently five multifamily properties under construction in the Bronzeville/Hyde Park/South Shore submarket expected to comprise of 501 units. Four of the LARP I Portfolio Properties located in Chicago contain ground-floor retail space. The Chicago retail market had a vacancy rate of 6.7% as of the third quarter of 2017, remaining unchanged over the previous quarter. As of the third quarter of 2017, the South Chicago retail submarket had a total inventory of 45,989,385 square feet with a vacancy rate of 6.1%. The LARP I Portfolio Properties located in Chicago are generally located within approximately 2 miles of the University of Chicago. Approximately 27.9% of the units at the Chicago properties are leased to students.

There are four properties (261 units, 20.2% of underwritten net cash flow) located in the Kansas City apartment market, which are concentrated in the Central Kansas City submarket. According to the appraisals, the Kansas City apartment market contained 152,182 apartment units with an occupancy rate of 94.5% as of the third quarter of 2017, a decline of 3 basis points over the previous quarter, and an average occupancy rate of 94.4% since 2012. The Central Kansas City submarket contained 23,018 apartment units with an occupancy rate of 93.3% as of the third quarter of 2017, a decline of 4 basis points over the prior quarter, and an average occupancy rate of 94.3% since 2012. According to the appraisals, there are 26 properties that have been completed or are under construction in the submarket comprising 3,734 units, of which three properties comprised of 517 units currently under construction in the midtown Kansas City are expected to be competitive with LARP I Portfolio properties located in Kansas City. The LARP I Portfolio Properties located in Kansas City are generally located within 2.5 miles of the University of Missouri-Kansas City. Approximately 23.8% of the units at the Kansas City properties are leased to students.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

18

LARP I PORTFOLIO

The following table presents certain information relating to some comparable multifamily properties for the LARP I Portfolio Properties:

Competitive Set(1)

Property Name	City/State	Market	Building Type	Units	Appraised Value	Appraised Value/Unit	Sales Comparables Value/Unit Range (Unadjusted)

Blackwood	Chicago, IL	Chicago	High Rise	145	$26,200,000	$180,690	$118,145 - $197,500
5500 Cornell	Chicago, IL	Chicago	Garden	65	$19,000,000	$292,308	$174,074 - $303,960
Clyde Manor	Kansas City, MO	Kansas City	Mid Rise	115	$12,930,000	$112,435	$86,806 - $132,692
Woodlawn Terrace	Chicago, IL	Chicago	Garden	104	$10,600,000	$101,923	$79,592 - $150,926
Park Central	Kansas City, MO	Kansas City	Mid Rise	106	$9,880,000	$93,208	$86,806 - $132,692
Maple Court	Chicago, IL	Chicago	Garden	68	$8,760,000	$128,824	$116,692 - $174,074
Ellis Street	Chicago, IL	Chicago	Garden	80	$8,350,000	$104,375	$83,824 - $118,145
Drexel Grand	Chicago, IL	Chicago	Garden	74	$7,800,000	$105,405	$79,592 - $118,145
Ellis Court	Chicago, IL	Chicago	Garden	43	$7,040,000	$163,721	$118,145 - $258,333
Kenwood Court	Chicago, IL	Chicago	Garden	25	$7,000,000	$280,000	$208,333 - $320,000
Woodlawn Court	Chicago, IL	Chicago	Garden	30	$6,200,000	$206,667	$150,926 - $281,250
Harper Court	Chicago, IL	Chicago	Garden	18	$3,380,000	$187,778	$118,145 - $197,500
925 E 46th Street	Chicago, IL	Chicago	Garden	24	$2,760,000	$115,000	$79,592 - $150,926
Yankee Hill	Kansas City, MO	Kansas City	Mid Rise	16	$2,420,000	$151,250	$84,167 - $132,692
Drexel Terrace	Chicago, IL	Chicago	Garden	25	$2,810,000	$112,400	$79,592 - $118,145
Gillham House	Kansas City, MO	Kansas City	Mid Rise	24	$2,200,000	$91,667	$84,167 - $132,692
Cornell Terrace	Chicago, IL	Chicago	Garden	14	$2,000,000	$142,857	$86,667 - $197,500
5508 Cornell	Chicago, IL	Chicago	Garden	3	$1,200,000	$400,000	$330,000 - $460,000
(1)	Information obtained from the appraisal and underwritten rent roll.

The following table presents certain information relating to the units and rent at the LARP I Portfolio Properties located in Chicago:

Unit Type	# of Units	Avg SF per Unit	Monthly Market Rent per Unit(2)	Monthly Actual Rent per Unit(2)	Underwritten Monthly Rent per Unit(2)

Studio	226	355	$861	$858	$858
1 Bedroom	229	524	$1,089	$1,094	$1,094
2 Bedroom	231	763	$1,342	$1,381	$1,381
3 Bedroom	22	970	$1,548	$1,458	$1,458
4 Bedroom	10	1,383	$2,369	$2,444	$2,444
Commercial(2)	26	1,238	$16.54	$35.22	$35.22
Total/Weighted Average(3)	718	3,994	$1,130	$1,221	$1,221
(1)	Information obtained from the appraisal and underwritten rent roll.

(2)	Commercial Monthly Market Rent per Unit is based on square footage (SF).

(3)	Total/Weighted Averages only reflect multifamily units and excludes the Commercial Units.

The following table presents certain information relating to the units and rent at the LARP I Portfolio Properties located in Kansas City:

Unit Type	# of Units	Avg SF per Unit	Monthly Market Rent per Unit	Monthly Actual Rent per Unit	Underwritten Monthly Rent per Unit

Studio	89	396	$734	$722	$722
1 Bedroom	121	489	$862	$850	$850
2 Bedroom	51	754	$1,090	$1,081	$1,081
Total/Weighted Average	261	1,639	$863	$854	$854

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

19

LARP I PORTFOLIO

The Borrower. The borrowers are 18 separate Delaware limited liability companies, which are single purpose entities with two independent directors. Legal counsel to the borrower provided a non-consolidation opinion in connection with the origination of the LARP I Portfolio Mortgage Loan. LARP Holdings, LLC, a Delaware limited liability company, is 100% owner of the borrowers. David Gefsky, Eli Ungar (together, the “Individual LARP I Portfolio Guarantors”) and LARP Holdings, LLC are the guarantors of certain nonrecourse carveouts under the LARP I Portfolio Mortgage Loan; however, only LARP Holdings, LLC (and not the Individual LARP I Portfolio Guarantors) is liable under the environmental indemnity. The Individual LARP I Portfolio Guarantors are liable under the non-recourse carveout guaranty only for certain voluntary and collusive bankruptcy events, failure to comply with single purpose entity covenants (which is loss recourse only, unless substantive consolidation of the LARP I Portfolio Borrowers with another entity results) and prohibited transfers of the LARP I Portfolio Properties and are not liable for other non-recourse carveouts, such as intentional misrepresentation, misappropriation of rents, casualty and condemnation proceeds and security deposits, waste, breaches of environmental provisions in the loan documents and prohibited transfers of interest in the borrowers. Further, at such time as LARP Holdings, LLC’s financial statements evidence a net worth of not less than $50,000,000 and liquidity of not less than $2,000,000 (in each case excluding the LARP I Portfolio Properties), the Individual LARP I Portfolio Guarantors will be released from all obligations and liabilities under the non-recourse carveout guaranty for events occurring after such date.

The Borrower Sponsors. The borrower sponsor is Antheus Capital, a Delaware limited partnership, which serves as the managing member of LARP Holdings Manager, LLC, the manager of LARP Holdings, LLC. Antheus Capital (“Antheus”) is a private real estate company focused on the acquisition, development and redevelopment of apartment properties located in submarkets throughout the United States. Antheus was founded in 2002 by Eli Ungar and David Gefsky. Today the portfolio consists of approximately 7,200 multifamily units and 400,000 square feet of commercial space with 4,851 units owned/managed in Chicago, 1,481 units owned/managed in Kansas City and 867 units owned/managed in St. Louis.

Escrows. The loan documents provide for upfront reserves of $413,520 for taxes, $147,650 for insurance premiums and $47,439 for required repairs. The loan documents also provide for ongoing monthly reserves of 1/12 of annual real estate taxes (currently $68,920) for taxes, 1/12 of annual insurance premiums (currently $14,765) (provided that such insurance reserve deposits will be waived so long as acceptable blanket insurance policies are in place) for insurance reserves (provided that such insurance reserve deposits will be waived so long as acceptable blanket insurance policies are in place), $20,999 for replacement reserves for residential units, $403 for replacement reserves for commercial units and $940 for rollover reserves for commercial units, subject to a cap of 36 times the then-current monthly deposit..

Lockbox and Cash Management.

Upon the first occurrence of a Cash Sweep Event Period (as defined below), the borrowers are required to establish a lockbox account into which the borrowers will be required to deposit or cause to be deposited all rents and revenues received from the LARP I Portfolio Properties within two business days of receipt, and will be required to direct all commercial tenants to deposit rents directly into such lockbox account. In addition, upon the first occurrence of a Cash Sweep Event Period, the lender will have the right to establish, and the borrowers will be required to cooperate to establish, a lender controlled cash management account. During the continuance of a Cash Sweep Event Period, all funds in the lockbox account are required to be swept into such cash management account for payment (unless an event of default is continuing) of debt service, monthly escrows, operating expenses set forth in the approved annual budget or otherwise approved by the lender, extraordinary expenses approved by the lender, and debt service under the LARP I Portfolio Mezzanine Loan, with all excess cash to be deposited (i) during any Cash Sweep Event Period caused solely by an event of default under the LARP I Portfolio Mezzanine Loan, to be paid to the mezzanine lender, and (ii) otherwise to an excess cash reserve to be held as additional security for the LARP I Portfolio Mortgage Loan for so long as a Cash Sweep Period exists.

A “Cash Sweep Event Period” will commence upon the earliest of (i) the occurrence and continuance of an event of default; (ii) the occurrence of an event of default under the LARP I Portfolio Mezzanine Loan and (iii) the debt service coverage ratio (based on the aggregate interest only payments under the LARP I Portfolio Mortgage Loan and the LARP I Portfolio Mezzanine Loan) falling below 1.10x for six consecutive calendar months. A Cash Sweep Event Period will end, with respect to clause (i), upon the cure of such event of default; with respect to clause (ii), upon the lender receiving notice from the mezzanine lender that no event of default exists under the LARP I Portfolio Mezzanine Loan; and with respect to clause (iii), upon the date that the debt service coverage ratio (based on the aggregate interest only payments under the LARP I Portfolio Mortgage Loan and the LARP I Portfolio Mezzanine Loan) is equal to or greater than 1.15x for six consecutive calendar months.

Property Management. The LARP I Portfolio Properties are managed by MAC Property Management, L.L.C., an affiliate of the borrowers.

Assumption. The borrower has the right to transfer the LARP I Portfolio Properties, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) the execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, a rating agency confirmation from each rating agency assigned to the Series 2018-BNK10 Certificates that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2018-BNK10 Certificates.

Partial Release. Following the expiration of the lockout period, the borrower is permitted to obtain the release of any individual LARP I Portfolio Property upon defeasance of a principal amount equal to 115% of the allocated loan amount for such individual LARP I Portfolio Property and satisfaction of certain conditions, including among others (i) the aggregate debt yield of the LARP I Portfolio Mortgage Loan and LARP I Portfolio Mezzanine Loan based on the remaining LARP I Portfolio Properties immediately following the release will be not less than the greater of (x) the aggregate debt yield immediately preceding the release and (y) 6.84%, (ii) the aggregate debt service coverage ratio of the LARP I Portfolio Mortgage Loan and LARP I Portfolio Mezzanine Loan based on the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

20

LARP I PORTFOLIO

remaining LARP I Portfolio Properties immediately following the release will be not less than the greater of (x) the aggregate debt service coverage ratio immediately preceding the release and (y) 1.24x, and (iii) the aggregate loan-to-value ratio of the LARP I Portfolio Mortgage Loan and LARP I Portfolio Mezzanine Loan based on the remaining LARP I Portfolio Properties immediately following the release will be not greater than the lesser of (x) the aggregate loan-to-value ratio immediately preceding the release and (y) 76.85%, and (iv) compliance with REMIC requirements.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Morgan Stanley Mortgage Capital Holdings LLC funded the $18,000,0000 LARP I Portfolio Mezzanine Loan to LARP Holdings Mezzanine Borrower, LLC, a Delaware limited liability company owning 100.0% of the borrowers under the LARP I Portfolio Mortgage Loan (collectively, the “LARP I Portfolio Mezzanine Borrower”). The LARP I Portfolio Mezzanine Loan is secured by a pledge of the LARP I Portfolio Borrower’s interest in the borrowers under the Mortgage Loan. The LARP I Portfolio Mezzanine Loan accrues interest at a rate of 7.50% per annum and requires interest-only payments through the maturity date of January 1, 2028. The rights of the LARP I Portfolio Mezzanine Loan lender are further described under “Description of the Mortgage Pool–Additional Indebtedness-Mezzanine Indebtedness” in the Preliminary Prospectus.

Ground Lease. None

Terrorism Insurance. The LARP I Portfolio Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provide coverage for acts of terrorism in an amount equal to the full replacement cost of the LARP I Portfolio Properties and 18 months of business interruption insurance; provided that so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (TRIPRA) is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA), and covers both domestic and foreign acts of terrorism, the lender will be required to accept insurance which covers against “covered acts” as defined by TRIPRA or such other program. If TRIPRA is no longer in effect, the borrowers will not be required to pay terrorism insurance premiums in excess of an annual terrorism premium cap of two times the cost of the annual premiums for property and business interruption insurance required under the related LARP I Portfolio Mortgage Loan documents (excluding the cost of terrorism, flood, earthquake and windstorm components of such insurance) at the time terrorism coverage is excluded from the applicable policy.

Earthquake Insurance. The LARP I Portfolio Mortgage Loan documents do not require earthquake insurance unless any portion of the LARP I Portfolio Properties are located in an area with a high degree of seismic activity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

21

IRON GUARD STORAGE PORTFOLIO

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

22

IRON GUARD STORAGE PORTFOLIO

CHATTANOOGA
HUNTSVILLE
Decatur
MISSISSIPPI
BIRMINGHAM
Hoover
Tuscaloosa
ATLANTA
Marietta
Roswell
Meridian
MONTGOMERY
ALABAMA
COLUMBUS
GEORGIA
Macon
Auburn
Hattiesburg
Dothan
MOBILE
Biloxi
Gulfport
Pensacola
FLORIDA
TALLAHASSEE
Gulf of Mexico

Danville
VIRGINIA
Winston-Salem
Greensboro
Durham
RALEIGH
High Point
Cary
Kannapolis
Concord
CHARLOTTE
NORTH CAROLINA
Fayetteville
Jacksonville
SOUTH CAROLINA
Columbia
Florence
Wilmington

VANCOUVER
BRITISH COLUMBIA
ALBERTA
CANADA
U.S.
Victoria
Bellingham
SEATTLE
WASHINGTON
Spokane
MONTANA
Tacoma
Olympia
Vancouver
Camas
Kennewick
PORTLAND
Salem
Eugene
OREGON
IDAHO
Boise
Pacific Ocean
Medford
Redding
CALIFORNIA
Reno
Sparks
NEVADA
Elko
Salt Lake City
UTAH
Sacramento
SAN FRANCISCO
Oakland
SAN JOSE

Iron Guard Storage Portfolio

#	Property	Location	#	Property	Location
1	Camas	Camas, WA	12	Conroe	Conroe, TX
2	Webster	Webster, TX	13	Del Valle	Del Valle, TX
3	Gum Branch	Jacksonville, NC	14	Tomball	Tomball, TX
4	6th Avenue	Birmingham, AL	15	Canyon Lake	Canyon Lake, TX
5	Katy	Katy, TX	16	Riverside	Danville, VA
6	La Porte	La Porte, TX	17	Bertram	Augusta, GA
7	Denton	Denton, TX	18	Center	Jacksonville, NC
8	Prater Way	Sparks, NV	19	Key	Macon, GA
9	Shurling	Macon, GA	20	Wylds	Augusta, GA
10	Adamsville	Birmingham, AL	21	Marine	Jacksonville, NC
11	Troy	Montgomery, AL	22	Donna	Donna, TX

COLO.
KANSAS
Wichita
TULSA
OKLAHOMA CITY
Santa Fe
Amarillo
ALBUQUERQUE
NEW MEXICO
OKLAHOMA
Lubbock
Denton
FT. WORTH
DALLAS
EL PASO
CIUDAD JUAREZ
TEXAS
AUSTIN
Tomball
Conroe
HOUSTON
SAN ANTONIO
Katy
Webster
La Porte
CHIHUAHUA
MEXICO
Laredo
Corpus Christi
Gulf of Mexico
McAllen
Donna
Brownsville
MONTERREY

CHATTANOOGA
CHARLOTTE
Greenville
Rock Hill
Dalton
Rome
Roswell
Athens
Decatur
ATLANTA
COLUMBIA
AUGUSTA
SOUTH CAROLINA
LaGrange
AL
Auburn
COLUMBUS
MACON
GEORGIA
SAVANNAH
Albany
Valdosta
FLORIDA
TALLAHASSEE
JACKSONVILLE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

23

No. 3 – Iron Guard Storage Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	Bank of America, N.A.			Single Asset/Portfolio:	Portfolio
Credit Assessment (DBRS/Fitch/Moody’s):	NR/NR/NR			Property Type:	Self Storage
Original Principal Balance:	$86,000,000			Specific Property Type:	Self Storage
Cut-off Date Balance:	$86,000,000			Location:	Various
% of Initial Pool Balance:	6.7%			Size(4):	1,352,239 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF(2):	$63.60
Borrower Names(1):	Various			Year Built/Renovated:	Various
Borrower Sponsor:	David Ross			Title Vesting:	Fee
Mortgage Rate:	4.5665%			Property Manager:	Iron Guard Storage, LLC
Note Date:	January 9, 2018			4th Most Recent Occupancy (As of)(5)(6):	75.3% (12/31/2013)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of)(5)(6):	72.9% (12/31/2014)
Maturity Date:	February 1, 2028			2nd Most Recent Occupancy (As of)(5):	74.4% (12/31/2015)
IO Period:	120 months			Most Recent Occupancy (As of)(5):	80.1% (12/31/2016)
Loan Term (Original):	120 months			Current Occupancy (As of):	82.0% (Various)
Seasoning:	0 months
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest Only, balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of)(6):	NAV
Call Protection:	L(24),D(92),O(4)			3rd Most Recent NOI (As of)(6):	$6,491,037 (12/31/2015)
Lockbox Type:	Springing			2nd Most Recent NOI (As of):	$6,613,972 (12/31/2016)
Additional Debt(2):	Yes			Most Recent NOI (As of):	$7,181,001 (TTM 11/30/2017)
Additional Debt Type(2):	Mezzanine
				U/W Revenues:	$11,565,016
				U/W Expenses:	$3,874,101
				U/W NOI:	$7,690,915
				U/W NCF:	$7,487,915
				U/W NOI DSCR(2):	1.93x
Escrows and Reserves(3):				U/W NCF DSCR(2):	1.88x
				U/W NOI Debt Yield(2):	8.9%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield(2):	8.7%
Taxes	$170,242	$96,239	NAP	Appraised Value(7):	$138,060,000
Insurance	$158,395	$17,599	NAP	Appraisal Valuation Date(7):	November 22, 2017
Replacement Reserves	$0	$11,278	$406,000	Cut-off Date LTV Ratio(2)(7):	62.3%
Deferred Maintenance	$212,900	$0	NAP	LTV Ratio at Maturity(2)(7):	62.3%

(1)	The Borrowers are Lucky 7 Equity LLC, Lucky 7 Equity II LLC, Lucky 7 Equity IV, LLC, Lucky 7 Equity V, LLC, Troy Mini Storage, LLC, Tomball Storage, LLC, Donna Mini Storage, LLC, Del Valle Storage, LLC, Conroe Mini Storage, LLC, Canyon Lake Storage, LLC, Denton Mini Storage, LLC, Adamsville Storage, LLC, 6th Avenue Storage, LLC, LaPorte Storage, LLC, Wylds Storage, LLC, Webster Storage, LLC, Shurling Storage, LLC, Riverside Storage, LLC, Prater Way Storage, LLC, Marine Self-Storage, LLC, Key Self-Storage, LLC, Katy Self Storage, LLC, Gum Branch Storage, LLC, Center Storage, LLC, Camas Mini-Storage Annex, L.L.C. and Bertram Storage, LLC.

(2)	See “Subordinate and Mezzanine Indebtedness” section. The Cut-off Date Balance Per Unit, U/W NOI DSCR, U/W NCF DSCR, U/W NOI Debt Yield, U/W NCF Debt Yield, Cut-off Date LTV Ratio and LTV Ratio at Maturity including the Iron Guard Storage Portfolio Mezzanine Loan (as defined below) are $72.58, 1.46x, 1.42x, 7.8%, 7.6%, 71.1% and 71.1%, respectively.

(3)	See “Escrows” section.

(4)	SF excludes parking and apartment square footage.

(5)	Historical occupancy figures are based on unit count.

(6)	The Iron Guard Storage Portfolio Properties were acquired by Iron Guard Storage Portfolio Borrowers (as defined below) between 2010 and 2015. 2014 and 2015 figures do not represent full year performance of the complete portfolio. In 2010, 56.4% of the portfolio (by allocated loan amount) was acquired, throughout 2015, 43.6% of the portfolio (by allocated loan amount) was acquired.

(7)	The Appraised Value represents the “As Portfolio” bulk appraised value of the Iron Guard Storage Portfolio Properties (as defined below) as of November 22, 2017, which is inclusive of a $16,480,000 portfolio premium. The Cut-off Date LTV Ratio and LTV Ratio at Maturity are calculated based upon the Iron Guard Portfolio Mortgage Loan and the portfolio Appraised Value of $138,060,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity based on the Iron Guard Portfolio Mortgage Loan and the sum of the individual “as-is” appraised values of $121,580,000, which excludes the portfolio premium, are 70.7%. The Cut-off Date LTV Ratio and LTV Ratio at Maturity based on the combined balance of the Iron Guard Portfolio Mortgage Loan and the Iron Guard Storage Portfolio Mezzanine Loan and the sum of the individual “as-is” appraised values of $121,580,000, which excludes the portfolio premium, are 80.7%.

The Mortgage Loan. The mortgage loan (the “Iron Guard Storage Portfolio Mortgage Loan”) is evidenced by a promissory note secured by the fee interests in a portfolio of 22 self storage properties located across 7 states and totaling 1,352,239 square feet of traditional storage space plus parking spaces (the “Iron Guard Storage Portfolio Properties”). The Iron Guard Storage Portfolio Mortgage Loan had an original principal balance of $86,000,000, has an outstanding principal balance as of the Cut-off Date of $86,000,000 and accrues interest at an interest rate of 4.5665% per annum. The Iron Guard Storage Portfolio Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires payments of interest only through the loan term. The Iron Guard Storage Portfolio Mortgage Loan matures on February 1, 2028.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

24

IRON GUARD STORAGE PORTFOLIO

Following the REMIC lockout period, the borrower has the right to defease the Iron Guard Storage Portfolio Mortgage Loan in whole on any date before November 1, 2027.

Sources and Uses

Sources			Uses
Original loan amount	$86,000,000	87.6%	Loan payoff	$72,062,464	73.4%
Mezzanine loan amount	12,150,000	12.4	Return of equity	23,285,710	23.7
			Closing costs	2,260,289	2.3
			Reserves	541,537	0.6
Total Sources	$98,150,000	100.0%	Total Uses	$98,150,000	100.0%

The Properties. The Iron Guard Storage Portfolio Properties are comprised of 22 self storage properties containing a total of 9,976 traditional storage units (of which 2,233 (22.4%) are climate controlled) and 468 parking spaces. Each of the properties features on-site management, an on-site supply store and perimeter fencing with secured gate entry. Additionally, ten of the properties offer truck rental, the Camas and Webster properties each include one apartment unit, and the Adamsville property receives additional income via a commercial cell tower lease. The Iron Guard Storage Portfolio Properties range in size from approximately 37,830 square feet to 135,150 square feet. All 22 properties are self-managed by an affiliate.

The Iron Guard Storage Portfolio Properties are located across 7 states, with the largest presence in Texas (9 properties, 42.6% of SF, 41.6% of UW NCF), Alabama (3 properties, 18.3% of SF, 14.4% of UW NCF), Georgia (4 properties, 15.2% of SF, 13.2% of UW NCF), and North Carolina (3 properties, 13.1% of SF, 13.8% of UW NCF) with the remaining properties (10.8% of SF, 17.0% of UW NCF) located in Washington, Nevada and Virginia. The Iron Guard Storage Portfolio Properties were built between 1978 and 2011 with a weighted average year built of 1996. The Iron Guard Storage Portfolio sponsor acquired twelve of the properties in 2010 and ten of the properties throughout 2015 across three separate transactions. Since acquisition, the sponsor has invested approximately $1.29 million in immediate repairs, rebranded the facilities, implemented its management platform and tenant insurance protection plan programs, increased rental rates and streamlined expenses. The weighted average occupancy for the Iron Guard Storage Portfolio Properties was 82.0% by square footage, as of the most recent November 2017 borrower rent rolls.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

25

IRON GUARD STORAGE PORTFOLIO

The following table presents certain information relating to the Iron Guard Storage Portfolio Properties:

Iron Guard Storage Portfolio Property Summary

Property Name, Address	City, State	Total Units Storage / Parking	Allocated Loan Amount	% of Portfolio Cut-off Date Balance	Net Rentable Area (SF) (1)	% of Net Rentable Area(1)	Appraised Value(2)	% of Appraised Value
Camas 2327 Northeast 3rd Loop	Camas, WA	390 / 15	$8,255,000	9.6%	51,755	3.8%	$11,670,000	9.6%
Webster 410 Old Galveston Road	Webster, TX	526 / 111	$6,890,000	8.0%	96,097	7.1%	$9,740,000	8.0%
Gum Branch 1230 Gum Branch Road	Jacksonville, NC	606 / 0	$5,447,000	6.3%	80,700	6.0%	$7,700,000	6.3%
6th Avenue 320 6th Avenue Southwest	Birmingham, AL	493 / 0	$4,548,000	5.3%	57,310	4.2%	$6,430,000	5.3%
Katy 24620 Franz Road	Katy, TX	386 / 26	$4,463,000	5.2%	56,099	4.1%	$6,310,000	5.2%
La Porte 2915 North 23rd Street	La Porte, TX	481 / 57	$4,435,000	5.2%	61,730	4.6%	$6,270,000	5.2%
Denton 550 Fort Worth Drive	Denton, TX	373 / 32	$4,244,000	4.9%	49,450	3.7%	$6,000,000	4.9%
Prater Way 275 East Prater Way	Sparks, NV	306 / 0	$4,060,000	4.7%	44,214	3.3%	$5,740,000	4.7%
Shurling 1300 Shurling Drive	Macon, GA	570 / 0	$4,032,000	4.7%	67,600	5.0%	$5,700,000	4.7%
Adamsville 500 Foust Court	Birmingham, AL	462 / 13	$3,975,000	4.6%	55,475	4.1%	$5,620,000	4.6%
Troy 4176 Troy Highway	Montgomery, AL	945 / 1	$3,961,000	4.6%	135,150	10.0%	$5,600,000	4.6%
Conroe 4205 North Frazier Street	Conroe, TX	425 / 14	$3,947,000	4.6%	59,147	4.4%	$5,580,000	4.6%
Del Valle 4405 East Highway 71	Del Valle, TX	511 / 39	$3,763,000	4.4%	67,228	5.0%	$5,320,000	4.4%
Tomball 16920 FM 2920 Road	Tomball, TX	444 / 29	$3,636,000	4.2%	72,261	5.3%	$5,140,000	4.2%
Canyon Lake 5622 FM 2673	Canyon Lake, TX	378 / 19	$3,325,000	3.9%	57,765	4.3%	$4,700,000	3.9%
Riverside 2405 Riverside Drive	Danville, VA	404 / 4	$3,049,000	3.5%	49,636	3.7%	$4,310,000	3.5%
Bertram 1045 Bertram Road	Augusta, GA	352 / 21	$2,653,000	3.1%	45,725	3.4%	$3,750,000	3.1%
Center 135 Center Street	Jacksonville, NC	450 / 18	$2,617,000	3.0%	58,562	4.3%	$3,700,000	3.0%
Key 915 Key Street	Macon, GA	342 / 2	$2,476,000	2.9%	40,700	3.0%	$3,500,000	2.9%
Wylds 1805A Wylds Roads	Augusta, GA	393 / 0	$2,440,000	2.8%	51,750	3.8%	$3,450,000	2.8%
Marine 108 North Marine Boulevard	Jacksonville, NC	347 / 43	$2,108,000	2.5%	37,830	2.8%	$2,980,000	2.5%
Donna 1015 West Expressway 83	Donna, TX	392 / 24	$1,676,000	1.9%	56,055	4.1%	$2,370,000	1.9%
Total		9,976 / 468	$86,000,000	100.0%	1,352,239	100.0%	$121,580,000	100.0%

(1)	Net Rentable Area excludes parking square footage.

(2)	The Total Appraised Value of $121,580,000 represents the sum of the individual appraised values of the Iron Guard Storage Portfolio Properties. The appraiser also provided a bulk portfolio value for the Iron Guard Storage Portfolio Properties of $138,060,000, which includes a portfolio premium of $16,480,000

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

26

IRON GUARD STORAGE PORTFOLIO

The Iron Guard Storage Portfolio Properties’ revenue is generated from 22 different properties, with limited concentration from any single property. Only five properties individually represent greater than 5.0% of the underwritten net cash flow, with the greatest individual percentage being 8.4%. The following table presents detailed information with respect to the individual performance of the Iron Guard Storage Portfolio Properties.

Iron Guard Storage Portfolio Property Performance

Property Name	Total Units Storage / Parking	Climate Controlled Units	Year Built/ Renovated	Date Acquired	11/2017 TTM SF Occupancy	11/2017 TTM EGI	% of Total 11/2017 TTM EGI	UW NCF	% of Total UW NCF
Camas	390 / 15	101	1978/1994	Jun-10	86.0%	$785,845	7.1%	$631,617	8.4%
Webster	526 / 111	201	1999/NAP	May-10	96.1%	$862,629	7.7%	$580,620	7.8%
Gum Branch	606 / 0	112	1989/NAP	Jun-10	84.6%	$738,042	6.6%	$566,049	7.6%
6th Avenue	493 / 0	143	2007/NAP	Apr-15	75.7%	$512,836	4.6%	$351,674	4.7%
Katy	386 / 26	201	2001/NAP	Dec-10	93.0%	$563,712	5.1%	$397,543	5.3%
La Porte	481 / 57	216	1999/NAP	Mar-15	95.1%	$650,189	5.8%	$420,103	5.6%
Denton	373 / 32	110	2001/NAP	Jun-15	78.4%	$501,015	4.5%	$298,237	4.0%
Prater Way	306 / 0	0	1990/NAP	Feb-10	90.5%	$450,946	4.0%	$334,365	4.5%
Shurling	570 / 0	0	1988/NAP	May-10	79.7%	$524,815	4.7%	$376,129	5.0%
Adamsville	462 / 13	157	2006/NAP	Apr-15	83.3%	$490,810	4.4%	$362,761	4.8%
Troy	945 / 1	0	1995/NAP	Oct-15	72.6%	$541,211	4.9%	$361,775	4.8%
Conroe	425 / 14	216	2011/NAP	Oct-15	88.9%	$518,113	4.7%	$361,684	4.8%
Del Valle	511 / 39	192	2005/NAP	Oct-15	72.3%	$548,370	4.9%	$312,875	4.2%
Tomball	444 / 29	207	2004/NAP	Oct-15	75.6%	$492,989	4.4%	$312,217	4.2%
Canyon Lake	378 / 19	171	2008/NAP	Oct-15	72.8%	$448,777	4.0%	$300,083	4.0%
Riverside	404 / 4	0	1988/NAP	Jun-10	85.6%	$454,734	4.1%	$309,965	4.1%
Bertram	352 / 21	0	1986/NAP	Jun-10	80.7%	$342,876	3.1%	$217,130	2.9%
Center	450 / 18	73	1995/NAP	Jun-10	83.6%	$400,327	3.6%	$265,607	3.5%
Key	342 / 2	0	1988/NAP	May-10	85.4%	$331,095	3.0%	$208,410	2.8%
Wylds	393 / 0	0	1988/NAP	Jun-10	77.8%	$318,930	2.9%	$184,945	2.5%
Marine	347 / 43	0	1985/NAP	Jun-10	80.1%	$359,595	3.2%	$201,343	2.7%
Donna	392 / 24	133	2002/NAP	Oct-15	73.7%	$299,178	2.7%	$132,783	1.8%
Total/Weighted Average	9,976 / 468	2,233	1996/NAP		82.0%	$11,137,034	100.0%	$7,487,915	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

27

IRON GUARD STORAGE PORTFOLIO

The following table presents historical occupancy percentages at the Iron Guard Storage Portfolio Properties:

Historical Occupancy(1)

Property Name	12/31/2013	12/31/2014	12/31/2015	12/31/2016	11/2017 In-Place	2015- 11/2017 In Place Average
Camas	89.8%	92.3%	93.9%	92.5%	86.0%	90.8%
Webster	88.3%	91.5%	87.7%	87.2%	92.9%	89.3%
Gum Branch	75.8%	74.1%	80.1%	83.6%	83.3%	82.3%
6th Avenue(2)	N/A	N/A	86.3%	84.6%	78.3%	83.1%
Katy	76.7%	82.8%	78.6%	81.9%	93.0%	84.5%
La Porte(2)	N/A	N/A	82.0%	86.4%	93.3%	87.2%
Denton(2)	N/A	N/A	84.2%	87.4%	77.8%	83.1%
Prater Way	84.5%	80.8%	87.4%	92.4%	88.9%	89.6%
Shurling	75.5%	73.6%	74.4%	80.5%	80.0%	78.3%
Adamsville(2)	N/A	N/A	79.3%	81.7%	79.2%	80.1%
Troy(2)	N/A	66.7%	69.3%	70.8%	70.5%	70.2%
Conroe(2)	68.1%	71.3%	79.8%	80.2%	90.0%	83.3%
Del Valle(2)	64.4%	51.4%	66.1%	71.0%	68.2%	68.4%
Tomball(2)	74.3%	76.2%	60.9%	87.4%	73.6%	73.9%
Canyon Lake(2)	48.6%	61.1%	62.9%	78.5%	76.1%	72.5%
Riverside	81.9%	83.1%	89.2%	91.2%	84.1%	88.2%
Bertram	65.3%	66.7%	66.4%	77.9%	79.4%	74.6%
Center	65.4%	60.8%	59.3%	71.3%	85.3%	72.0%
Key	77.8%	77.9%	81.0%	80.2%	86.3%	82.5%
Wylds	55.5%	56.4%	56.7%	62.4%	80.9%	66.7%
Marine	64.9%	59.7%	68.6%	81.1%	80.5%	76.7%
Donna(2)	54.9%	56.6%	45.5%	62.9%	72.8%	60.4%
Total/Weighted Average	75.3%	72.9%	74.4%	80.1%	81.6%	78.7%

(1)	Historical information obtained from the borrower and based on unit count. In-Place information obtained from the borrower rent rolls and based on square footage.

(2)	The Iron Guard Storage Portfolio Properties were acquired by Iron Guard Storage Portfolio Borrowers between 2010 and 2015. 2013 and 2014 occupancy where available does not represent occupancy under the Iron Guard Storage Portfolio ownership.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

28

IRON GUARD STORAGE PORTFOLIO

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Iron Guard Storage Portfolio Properties:

Cash Flow Analysis

	2015(1)	2016	11/30/2017 T-12	11/30/2017 T-6	11/30/2017 T-3	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$9,092,047	$9,562,082	$10,364,754	$10,694,039	$10,816,014	$13,184,283	114.0%	$9.75
Less Concessions	(262,046)	(297,550)	(499,135)	(513,224)	(539,092)	(539,092)	(4.7)	(0.40)
Other Income(2)	1,074,932	1,234,919	1,271,415	1,304,901	1,288,085	1,288,085	11.1	0.95
Less Vacancy & Credit Loss	(10,776)	0	0	0	0	(2,368,260)	(20.5)	(1.75)
Effective Gross Income	$9,894,157	$10,499,451	$11,137,034	$11,485,716	$11,565,007	$11,565,016	100.0%	$8.55

Total Operating Expenses	$3,403,120	$3,885,479	$3,956,033	$4,124,229	$4,037,312	$3,874,101	33.5%	$2.86
Net Operating Income	$6,491,037	$6,613,972	$7,181,001	$7,361,487	$7,527,695	$7,690,915	66.5%	$5.69

Capital Expenditures	$0	$0	$0	$0	$0	$203,000	1.8%	$0.15
Net Cash Flow	$6,491,037	$6,613,972	$7,181,001	$7,361,487	$7,527,695	$7,487,915	64.7%	$5.54

NOI DSCR(3)	1.63x	1.66x	1.80x	1.85x	1.89x	1.93x
NCF DSCR(3)	1.63x	1.66x	1.80x	1.85x	1.89x	1.88x
NOI DY(3)	7.5%	7.7%	8.4%	8.6%	8.8%	8.9%
NCF DY(3)	7.5%	7.7%	8.4%	8.6%	8.8%	8.7%

(1)	The Iron Guard Storage Portfolio Properties were acquired by Iron Guard Storage Portfolio Borrowers between 2010 and 2015. 2015 figures do not represent full year performance of the complete portfolio. In 2010, 56.4% of the portfolio (by allocated loan amount) was acquired, throughout 2015, 43.6% of the portfolio (by allocated loan amount) was acquired.

(2)	Other Income includes administrative and late fees, insurance protection plans, truck rental/U-Haul commissions, merchandise and other miscellaneous income.

(3)	The NOI DSCR, NCF DSCR, NOI DY and NCF DY as presented are calculated based on the Iron Guard Storage Portfolio Mortgage Loan, excluding the Iron Guard Storage Portfolio Mezzanine Loan. The U/W NOI DSCR, U/W NCF DSCR, U/W NOI DY and U/W NCF DY based on the combined balance of the Iron Guard Storage Portfolio Mortgage Loan and the Iron Guard Storage Portfolio Mezzanine Loan are 1.46x, 1.42x, 7.8% and 7.6%, respectively.

Appraisal. As of the appraisal valuation date of November 22, 2017, the Iron Guard Storage Portfolio Properties had an “as-portfolio” bulk appraised value of $138,060,000, which includes a portfolio premium of $16,480,000. The sum of the individual “as-is” appraised values of the Iron Guard Storage Portfolio Properties is $121,580,000.

Environmental Matters. According to the Phase I environmental site assessments dated between November 13, 2017 and November 15, 2017, there are no recognized environmental conditions at the Iron Guard Storage Portfolio Properties.

Market Overview. The Iron Guard Storage Portfolio Properties are geographically diverse, located in 17 different cities across 7 states. The greatest concentration of Iron Guard Storage Portfolio Properties is located in Texas (9 properties, 42.6% of SF), Alabama (3 properties, 18.3% of SF), Georgia (4 properties, 15.2% of SF) and North Carolina (3 properties, 13.1% of SF), with the remaining three properties (10.8% of SF) located across three different states.

The following table presents detailed information for the Iron Guard Storage Portfolio Properties by market.

Market Summary

Property State	Property Count	Net Rentable Area (SF)(1)	% of Net Rentable Area (SF) (1)	Total Units Storage / Parking	% Climate Control	Wtd. Avg. TTM SF Occupancy	Wtd. Avg. Year Built	Wtd. Avg. Rent PSF	Total UW NCF	% of Total UW NCF
TX	9	575,832	42.6%	3916 / 351	38.6%	83.6%	2003	$0.78	$3,116,145	41.6%
AL	3	247,935	18.3%	1900 / 14	15.7%	75.7%	2003	$0.62	$1,076,210	14.4%
GA	4	205,775	15.2%	1657 / 23	0.0%	80.6%	1988	$0.69	$986,614	13.2%
NC	3	177,092	13.1%	1403 / 61	12.6%	83.3%	1990	$0.75	$1,032,999	13.8%
WA	1	51,755	3.8%	390 / 15	24.9%	86.0%	1978	$1.37	$631,617	8.4%
NV	1	44,214	3.3%	306 / 0	0.0%	90.5%	1990	$0.97	$334,365	4.5%
VA	1	49,636	3.7%	404 / 4	0.0%	90.5%	1988	$0.83	$309,965	4.1%
Total/Weighted Average	22	1,352,239	100.0%	9,976 / 468	22.4%	82.0%	1996	$0.83	$7,487,915	100.0%

(1)	Excludes square footage attributable to parking spaces.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

29

IRON GUARD STORAGE PORTFOLIO

Demographic Summary

Property Name	Avg. Rent PSF(1)	Appraiser’s Market Rent PSF	MSA	1-mile Population	3-mile Population	5-mile Population	1-mile Median Household Income	3-mile Median Household Income	5-mile Median Household Income
Camas	$1.37	$1.37	Portland – Vancouver - Hillsboro	6,054	32,371	84,921	$66,481	$74,365	$70,187
Webster	$0.69	$0.73	Houston-The Woodlands-Sugar Land, TX	8,488	74,503	204,357	$50,598	$61,042	$82,028
Gum Branch	$0.83	$0.84	Jacksonville, NC	8,440	42,268	75,127	$45,505	$46,423	$45,320
6th Avenue	$0.85	$0.87	Birmingham-Hoover, AL	10,720	87,468	181,280	$20,474	$28,392	$33,683
Katy	$0.84	$0.92	Houston-The Woodlands-Sugar Land, TX	12,572	67,134	186,771	$80,420	$79,169	$84,709
La Porte	$0.86	$0.92	Houston-The Woodlands-Sugar Land, TX	1,866	29,782	68,422	$75,283	$75,308	$75,846
Denton	$0.98	$1.00	Dallas-Fort Worth-Arlington, TX	18,089	80,063	139,037	$25,353	$37,520	$51,088
Prater Way	$0.97	$0.99	Reno-Sparks, NV	19,405	84,516	204,120	$43,003	$44,877	$39,708
Shurling	$0.71	$0.68	Macon, GA	5,757	25,128	58,522	$23,241	$28,430	$27,928
Adamsville	$0.84	$0.82	Birmingham-Hoover, AL	2,460	15,525	34,050	$41,480	$44,888	$38,855
Troy	$0.43	$0.37	Montgomery, AL	10,870	54,313	114,702	$24,891	$43,459	$45,368
Conroe	$0.80	$0.84	Houston-The Woodlands-Sugar Land, TX	2,314	23,581	65,641	$47,049	$49,250	$44,253
Del Valle	$0.92	$0.89	Austin-Round Rock, TX	1,763	15,465	34,067	$57,280	$55,905	$51,198
Tomball	$0.60	$0.79	Houston-The Woodlands-Sugar Land, TX	489	8,501	43,032	$84,134	$93,058	$75,046
Canyon Lake	$0.81	$0.84	San Antonio–New Braunfels, TX	472	5,558	14,835	$48,928	$57,954	$55,094
Riverside	$0.83	$0.83	Danville, VA	4,215	34,395	50,510	$29,132	$31,828	$34,575
Bertram	$0.73	$0.73	Augusta-Richmond County, GA-SC	8,092	47,419	131,077	$39,183	$53,917	$45,350
Center	$0.64	$0.67	Jacksonville, NC	7,252	40,120	78,535	$36,827	$39,598	$42,879
Key	$0.75	$0.72	Macon, GA	6,687	58,577	86,694	$20,716	$22,341	$26,590
Wylds	$0.57	$0.59	Augusta-Richmond County, GA-SC	8,092	47,419	131,077	$39,183	$53,917	$45,350
Marine	$0.76	$0.80	Jacksonville, NC	6,477	39,406	78,753	$31,791	$42,876	$44,603
Donna	$0.58	$0.59	McAllen-Edinburg-Mission, TX	3,205	50,132	126,526	$33,295	$31,544	$31,199
Total/Weighted Average	$0.83	$0.85		7,290	44,948	103,919	$46,503	$52,559	$53,116

(1)	Avg. Rent PSF excludes square footage attributable to parking spaces.

Source: Third Party Research Report.

The Borrowers. The borrowers are Lucky 7 Equity LLC, Lucky 7 Equity II LLC, Lucky 7 Equity IV, LLC and Lucky 7 Equity V, LLC and 22 single purpose limited liability companies (individually and collectively, the “Iron Guard Storage Portfolio Borrowers”) each with at least two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Iron Guard Storage Portfolio Mortgage Loan. Equity ownership in the Iron Guard Storage Portfolio Borrowers is held by Tyrrell & Barbara Ross, Kurt Ross Prime Trust, Chad & Denise Ross, David & Brena Ross and Jim & Kim Michael. Tyrrell Ross, Kurtus Ross, Chad Ross, David Ross, Kim Michael and Kurt Ross Prime Trust are the guarantors of certain nonrecourse carveouts under the Iron Guard Storage Portfolio Mortgage Loan. The guarantors are required pursuant to the Iron Guard Storage Portfolio Mortgage Loan documents to collectively maintain a minimum net worth of not less than $50 million and a minimum liquidity of not less than $2.5 million.

The Borrower Sponsor. The borrower sponsor is David Ross, the owner, CEO and President of Iron Guard Storage. Iron Guard Storage is a self storage owner and operator founded in 2010.

Escrows. The Iron Guard Storage Portfolio Borrowers deposited at closing (i) $212,900 for immediate repairs (125% of estimated costs), (ii) $170,242 for real estate taxes and (iii) $158,395 for insurance premiums. The Iron Guard Storage Portfolio Borrowers are also required to deposit monthly (i) $11,278 for replacement reserves, capped at $406,000, (ii) 1/12th of the estimated property taxes (currently $96,239), and (iii) 1/12th of the estimated insurance premiums due (currently $17,599) unless the Iron Guard Storage Portfolio Properties are covered by a blanket policy.

Lockbox and Cash Management. Upon a Cash Sweep Period (as defined below) the Iron Guard Storage Portfolio Borrowers are required to establish a lockbox account into which all rents are required to be deposited, which funds are then required to be swept on each business day to a lender-controlled cash management account for payment of among other things debt service, monthly escrows and operating expenses with all excess cash to be deposited to an excess cash reserve to be held as additional security for the Iron Guard Storage Portfolio Mortgage Loan for so long as a Cash Sweep Period exists.

A “Cash Sweep Period” will occur either (i) during the period when the debt service coverage ratio (inclusive of the Iron Guard Storage Portfolio Mezzanine Loan debt service) is below 1.05x for the trailing six month period, tested quarterly until the debt service coverage ratio equals or exceeds 1.05x for the trailing six month period for two consecutive quarters or (ii) upon an event of default under the mortgage loan or mezzanine loan until the cure of such event of default.

Property Management. The Iron Guard Storage Portfolio Properties are currently managed by Iron Guard Storage, LLC.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

30

IRON GUARD STORAGE PORTFOLIO

Assumption. After July 9, 2018, the borrowers have the right to transfer the Iron Guard Storage Portfolio Properties in their entirety, provided that certain other conditions are satisfied, including, but not limited to: (i) no event of default has occurred and is continuing; (ii) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (iii) the mezzanine borrower has complied with all terms set forth in the mezzanine loan documents with respect to the assumption or the mezzanine loan is simultaneously prepaid in full; (iv) if requested by the lender, a REMIC opinion and new non-consolidation opinion are provided; and (v) if requested by the lender, rating agency confirmation from Fitch, DBRS and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the BANK 2018-BNK10 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. The “Iron Guard Storage Portfolio Mezzanine Loan” refers to a loan in the original principal amount of $12,150,000 to IGM Owner LLC, a Delaware limited liability company, by Bank of America, National Association, secured by 100% of the indirect equity interests in the Iron Guard Storage Portfolio Borrowers and put in place simultaneously with the origination of the Iron Guard Storage Portfolio Mortgage Loan. The Iron Guard Storage Portfolio Mezzanine Loan is expected to be sold to a third party prior to the closing of the BNK10 transaction.

The Iron Guard Storage Portfolio Mortgage Loan and the Iron Guard Storage Portfolio Mezzanine Loan are subject to an intercreditor agreement. The Iron Guard Storage Portfolio Mezzanine Loan accrues interest at an interest rate of 10.5% per annum and requires payments of interest only through the loan maturity date of February 1, 2028. The Iron Guard Storage Portfolio Mezzanine Loan may not be prepaid, refinanced or defeased in whole or in part while any portion of the Iron Guard Storage Portfolio Mortgage Loan remains outstanding without a pro rata prepayment or pro rata defeasance of the Iron Guard Storage Portfolio Mortgage Loan.

Ground Lease. Each of the Iron Guard Storage Portfolio Properties is subject to a ground lease between one of the four fee borrowers (Lucky 7 Equity LLC, Lucky 7 Equity II LLC, Lucky 7 Equity IV, LLC and Lucky 7 Equity V, LLC) and one of 22 leasehold borrowers. The Iron Guard Storage Portfolio Mortgage Loan is secured by both the fee and leasehold interests in each of the 22 Iron Guard Storage Portfolio Properties.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provide coverage for terrorism and acts of terrorism in an amount equal to the full replacement cost of the Iron Guard Storage Portfolio Properties, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with an up to six-month extended period of indemnity.

Earthquake Insurance. The loan documents do not require earthquake insurance. The seismic reports dated November 14, 2017 indicated a probable maximum loss of 6.0% for the Camas property and 9.0% for the Prater Way property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

31

WISCONSIN HOTEL PORTFOLIO

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

32

WISCONSIN HOTEL PORTFOLIO

Windsor
DeForest
Waunakee
Sun Prairie
DANE COUNTY
Lake Mendota
Cross Plains
Middleton
Shorewood Hills
MADISON
Downtown
Monona
Lake Monona
McFarland
Lake Waubesa
Verona
Fitchburg
Lake Kegonsa

Wauwatosa
Downtown
West Milwaukee
West Allis
MILWAUKEE
Lake Michigan
MILWAUKEE COUNTY
St. Francis
Greenfield
Hales Corners
Greendale
Cudahy
South Milwaukee
Franklin
Oak Creek

Lake Winnebago
North Fond du Lac
Taycheedah
FOND DU LAC COUNTY
FOND DU LAC
Lake De Neveu

WISCONSIN
Eau Claire
Green Bay
Appleton
Oshkosh
Fond du Lac
Madison
Milwaukee
Racine

Wisconsin Hotel Portfolio

1	Holiday Inn - Madison West	Madison, WI
2	Fairfield Inn - Oak Creek	Oak Creek, WI
3	Holiday Inn - Fond Du Lac	Fond Du Lac, WI
4	Holiday Inn Express - Fond Du Lac	Fond Du Lac, WI
5	Baymont Inn - Madison	Madison, WI
6	Comfort Inn & Suites - Appleton Airport	Grand Chute, WI
7	Holiday Inn Express - Oshkosh	Oshkosh, WI
8	Comfort Inn & Suites - Milwaukee Airport	Oak Creek, WI
9	Comfort Inn & Suites - Madison West	Madison, WI
10	Holiday Inn Express - Milwaukee Airport	Milwaukee, WI
11	Comfort Inn & Suites - Fond Du Lac	Fond Du Lac, WI

OUTAGAMIE COUNTY
Grand Chute
Little Chute
APPLETON
Kimberly
WINNEBAGO COUNTY
CALUMET COUNTY
Menasha
Neenah
Lake Winnebago

Lake Butte des Morts
Winnebago
WINNEBAGO COUNTY
OSHKOSH
Lake Winnebago

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

33

No. 4 – Wisconsin Hotel Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	Morgan Stanley Mortgage Capital Holdings LLC			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/DBRS/Moody’s):	NR/NR/NR			Property Type:	Hospitality
Original Principal Balance:	$74,600,000			Specific Property Type:	Various
Cut-off Date Balance:	$74,600,000			Location:	Various, WI
% of Initial Pool Balance:	5.8%			Size:	1,255 Rooms
Loan Purpose:	Refinance			Cut-off Date Balance Per Room:	$59,442.23
Borrower Name(1):	Various			Year Built/Renovated:	Various
Borrower Sponsor:	William Zanetis			Title Vesting:	Fee
Mortgage Rate:	5.330%			Property Manager:	William Zanetis Management Co., Inc.
Note Date:	January 4, 2018			4th Most Recent Occupancy (As of):	63.3% (12/31/2013)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	63.8% (12/31/2014)
Maturity Date:	February 1, 2028			2nd Most Recent Occupancy (As of):	67.4% (12/31/2015)
IO Period:	NAP			Most Recent Occupancy (As of):	67.1% (12/31/2016)
Loan Term (Original):	120 months			Current Occupancy (As of):	66.3% (10/31/2017)
Seasoning:	0 months
Amortization Term (Original):	300 months			Underwriting and Financial Information:
Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$8,055,897 (12/31/2014)
Call Protection:	L(24),D(92),O(4)			3rd Most Recent NOI (As of):	$8,895,028 (12/31/2015)
Lockbox Type:	Springing			2nd Most Recent NOI (As of):	$9,019,184 (12/31/2016)
Additional Debt:	None			Most Recent NOI (As of):	$9,515,686 (TTM 10/31/2017)
Additional Debt Type:	NAP
				U/W Revenues:	$35,445,688
				U/W Expenses:	$25,842,488
				U/W NOI:	$9,603,200
				U/W NCF:	$8,185,373
				U/W NOI DSCR:	1.78x
Escrows and Reserves(2):				U/W NCF DSCR:	1.51x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	12.9%
Taxes	$176,010	1/12	NAP	U/W NCF Debt Yield:	11.0%
Insurance	$0	Springing	NAP	As-Is Appraised Value:	$118,010,000
FF&E Reserve	$0	$118,152	NAP	As-Is Appraisal Valuation Date:	Various (November 2017)
Deferred Maintenance	$223,475	$0	NAP	Cut-off Date LTV Ratio:	63.2%
PIP Reserve	$5,200,000	$0	NAP	LTV Ratio at Maturity or ARD:	47.8%

(1)	The borrowers are Wisco Partners, LLC, WZ Wisco, INC., App Pro of Appleton, INC., Osh Pro Partners, LLC, Wes Pro II, LLC, Mad Pro of Madison, INC., Oak Pro Partners LLC, Wes Pro Partners, LLC, Mil Pro, LLC, Oak Pro II, LLC, FDL Pro LLC.
(2)	See “Escrows” section.

The Mortgage Loan. The mortgage loan (the “Wisconsin Hotel Portfolio Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the fee interests in a portfolio of 11 hospitality properties located throughout Wisconsin (the “Wisconsin Hotel Portfolio Properties”). The Wisconsin Hotel Portfolio Mortgage Loan was originated on January 4, 2018 by Morgan Stanley Bank, N.A. The Wisconsin Hotel Portfolio Mortgage Loan had an original principal balance of $74,600,000, has an outstanding principal balance as of the Cut-off Date of $74,600,000 and accrues interest at an interest rate of 5.330% per annum. The Wisconsin Hotel Portfolio Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires payments of principal and interest based on a 25-year amortization schedule. The Wisconsin Hotel Portfolio Mortgage Loan matures on February 1, 2028.

Following the lockout period, the borrower has the right to defease the Wisconsin Hotel Portfolio Mortgage Loan in whole, or in part as described below under “Partial Release,” on any date before November 1, 2027. In addition, the Wisconsin Hotel Portfolio Mortgage Loan is prepayable without penalty on or after November 1, 2027, in whole.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

34

WISCONSIN HOTEL PORTFOLIO

Sources and Uses

Sources			Uses
Original loan amount	$74,600,000	96.1%	Loan payoff	$70,014,363	90.2%
Borrower Equity	3,005,816	3.9	Reserves	5,599,485	7.2
			Closing costs	1,991,968	2.6
Total Sources	$77,605,816	100.0%	Total Uses	$77,605,816	100.0%

The Properties. The Wisconsin Hotel Portfolio Properties are comprised of eleven hospitality properties, nine of which are limited service hotels (76.4% of rooms) and two of which are full service hotels (23.6% of rooms). Built between 1974 and 2015, the Wisconsin Hotel Portfolio Properties have undergone approximately $12.1 million in improvements since 2013. These improvements include capital expenditures to keep the hotels up to date with brand standards (which includes converting the three. Holiday Inn Express branded properties to their latest blue format and converting the three Comfort Suites branded properties to their latest Move 2 Modern format). The Wisconsin Hotel Portfolio Properties are slated to undergo $10,890,000 of property improvement plans (“PIPs”) between 2018 and 2021, of which $5,200,000 was reserved upfront.

The following table presents certain information relating to the Wisconsin Hotel Portfolio Properties:

Property Schedule

Property Name	City	Year Built/ Renovated	Specific Property Type	Rooms	10/31/2017 Occupancy	Allocated Cut-off Date Balance	% of Allocated Cut-off Date Balance	Appraised Value	Underwritten NOI	Franchise Expiration Date
Holiday Inn – Madison West	Madison	2000 / 2015	Full Service	157	62.0%	$13,550,000	18.2%	$18,160,000	$1,637,934	7/21/2020
Fairfield Inn – Oak Creek	Oak Creek	2008 / 2016	Limited Service	119	69.0%	$9,436,000	12.6%	$13,480,000	$1,149,428	6/22/2029
Holiday Inn – Fond Du Lac(1)	Fond Du Lac	1974 / 2015	Full Service	139	64.6%	$8,350,000	11.2%	$16,200,000	$1,087,332	1/10/2019(1)
Holiday Inn Express – Fond Du Lac	Fond Du Lac	2015 / NAP	Limited Service	86	60.8%	$7,225,000	9.7%	$11,670,000	$825,213	6/1/2035
Baymont Inn – Madison	Madison	1988 / 2017	Limited Service	129	58.2%	$6,020,000	8.1%	$10,160,000	$706,151	1/31/2036
Comfort Inn & Suites - Appleton Airport	Grand Chute	1989 / 2014	Limited Service	130	71.3%	$5,900,000	7.9%	$8,430,000	$937,561	7/30/2024
Holiday Inn Express - Oshkosh	Oshkosh	1997 / NAP	Limited Service	69	71.8%	$5,876,000	7.9%	$8,170,000	$690,125	12/28/2027
Comfort Inn & Suites - Milwaukee Airport	Oak Creek	1998 / 2013	Limited Service	138	65.9%	$5,820,000	7.8%	$8,490,000	$715,913	6/1/2019
Comfort Inn & Suites - Madison West	Madison	1994 / 2014	Limited Service	95	63.6%	$5,067,000	6.8%	$7,240,000	$822,960	5/22/2025
Holiday Inn Express - Milwaukee Airport	Milwaukee	2005 / 2017	Limited Service	115	66.7%	$4,710,000	6.3%	$12,230,000	$591,873	6/22/2030
Comfort Inn & Suites – Fond Du Lac	Fond Du Lac	1989 / 2014	Limited Service	78	83.9%	$2,646,000	3.5%	$3,780,000	$438,710	12/23/2025
Total/Weighted Average				1,255	66.3%	74,600,000		118,010,000	$9,603,200

(1)	The Holiday Inn – Fond Du Lac Property is expected to be converted to a Radisson flag under a franchise agreement that expires 1/11/2039; however there is no assurance such franchise agreement will be entered into.

Holiday Inn - Madison West. The Holiday Inn - Madison West property is a four-story, full service hotel that was built in 2000, renovated in 2015 and contains 157 guestrooms. The Holiday Inn - Madison West property also features an on-site, 160-seat restaurant, meeting space totaling 6,800 square feet, an indoor waterpark feature, a fitness center and a business center.

The Holiday Inn - Madison West property has undergone approximately $633,246 in capital expenditures since 2013 and as part of its franchise agreement is slated to undergo a $3,500,000 PIP or $22,293 per room. Of the $5,200,000 upfront PIP reserve, $1,100,000 was allocated towards the Holiday Inn - Madison West property. There are 220 surface parking spaces at the Holiday Inn - Madison West property.

The demand segmentation for the Holiday Inn - Madison West property is 34% commercial, 31% leisure, 25% group and 10% extended stay.

The Holiday Inn - Madison West property is subject to a franchise agreement with Holiday Inns Franchising, Inc. expiring July 21, 2020.

Fairfield Inn - Oak Creek. The Fairfield Inn - Oak Creek property is a three-story, limited service hotel that was built in 2008, renovated in 2016 and contains 119 guestrooms. The Fairfield Inn - Oak Creek property also features an indoor pool, a fitness center, a business center, a sundries shop, and a meeting room.

The Fairfield Inn - Oak Creek property has undergone approximately $848,840 in capital expenditures since 2013 and as part of its franchise agreement is slated to undergo a $1,500,000 PIP or $12,605 per room. Of the $5,200,000 upfront PIP reserve, $0 was allocated towards the Fairfield Inn – Oak Creek property. There are 115 surface parking spaces at the Fairfield Inn - Oak Creek property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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WISCONSIN HOTEL PORTFOLIO

The demand segmentation for the Fairfield Inn - Oak Creek property is 50% leisure, 37% commercial, 10% extended stay and 3% group.

The Fairfield Inn - Oak Creek property is subject to a franchise agreement with Marriott International, Inc. expiring June 22, 2029.

Holiday Inn - Fond Du Lac. The Holiday Inn - Fond Du Lac property is a two-story, full service hotel that was built in 1974, renovated in 2015 and contains 139 guestrooms. The Holiday Inn - Fond Du Lac property also features an on-site, 213-seat restaurant and bar, meeting space totaling 14,000 square feet, an indoor pool, a fitness center and a business center.

The Holiday Inn - Fond Du Lac property has undergone $3,128,727 in capital expenditures since 2013. There are 427 surface parking spaces at the Holiday Inn - Fond Du Lac property.

The demand segmentation for the Holiday Inn - Fond Du Lac property is 36% group, 30% leisure, 29% commercial and 5% extended stay.

The Holiday Inn - Fond Du Lac property is currently subject to a franchise agreement with Holiday Hospitality Franchising, LLC expiring January 1, 2019. The borrower expects to then convert the hotel to a Radisson. As part of this change, the hotel is required to undergo renovations estimated to total $2,000,000, or $14,388 per room, including renovation of finishes, FF&E and public areas. Of the $5,200,000 upfront PIP reserve, $2,000,000 was allocated towards the Holiday Inn/Radisson - Fond Du Lac property.

The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Wisconsin Hotel Portfolio Properties:

Cash Flow Analysis

	2014	2015	2016	TTM 10/31/2017	U/W	% of U/W Total Rev.	U/W $ per Room
Occupancy	63.8%(1)	67.4%	67.1%	66.3%	66.3%
ADR	$93.43(1)	$102.10	$103.44	$104.60	$104.60
RevPAR	$64.35(1)	$67.37	$67.42	$68.41	$68.41

Room Revenue	26,572,612	28,593,016	29,603,123	30,092,909	30,092,910	84.9%	23,978
F&B Revenue	4,406,910	4,442,612	4,539,101	4,505,876	4,505,876	12.7%	3,590
Other Income(2)	589,098	610,402	666,805	846,903	846,902	2.4%	675
Total Revenue	$31,568,620	$33,646,030	$34,809,029	$35,445,688	$35,445,688	100.0%	28,244

Total Departmental Expenses	10,158,342	10,365,816	10,797,240	10,952,869	10,986,195	31.0%	8,754
Gross Operating Profit	$21,410,278	$23,280,215	$24,011,789	$24,492,819	$24,459,493	69.0%	19,490

Total Undistributed Expenses	10,853,472	11,596,320	11,998,342	12,015,501	12,015,502	33.9%	9,574
Profit Before Fixed Charges	$10,556,806	$11,683,895	$12,013,447	$12,477,318	$12,443,991	35.1%	9,916

Total Fixed Charges	2,500,909	2,788,866	2,994,262	2,961,633	2,840,791	8.0%	2,264
Net Operating Income	$8,055,897	$8,895,028	$9,019,184	$9,515,686	$9,603,200	27.1%	7,652

FF&E	1,262,744	1,345,842	1,392,361	1,417,826	1,417,827	4.0%	1,130
Net Cash Flow	$6,793,153	$7,549,187	$7,626,823	$8,097,859	$8,185,373	23.1%	6,522

NOI DSCR	1.49x	1.650x	1.67x	1.76x	1.78x
NCF DSCR	1.26x	1.40x	1.41x	1.5x	1.51x
NOI DY	10.8%	11.9%	12.1%	12.8%	12.9%
NCF DY	9.1%	10.1%	10.2%	10.9%	11.0%

(1)	2014 Occupancy, ADR and RevPAR do not include the Holiday Inn Express - Fond Du Lac property, which was built in 2014.
(2)	Other Income includes revenue from other operating departments and other miscellaneous income.

Appraisal. As of the appraisal valuation dates ranging from November 17, 2017 to November 22, 2017, the Wisconsin Hotel Portfolio Properties had an aggregate “as-is” appraised value of $118,010,000.

Environmental Matters. According to Phase I environmental assessments dated November 30, 2017, there are no recognized environmental conditions at the Wisconsin Hotel Portfolio Properties. The related Phase I identified a controlled recognized environmental condition at the Fairfield Inn & Suites Milwaukee Airport Property relating to polynuclear aromatic hydrocarbons (PAH) concentrations in shallow soil and fill materials. The Wisconsin Department of Natural Resources (WIDNR) issued “Final Case Closure with Continuing Obligations” on December 19, 2014, which continuing obligations include (1) residual soil contamination exists that must be properly managed if excavated or removed; (2) a soil cover must be maintained over contaminated soil, and the WIDNR must be notified and approve any changes to this barrier; (3) a prohibition on residential development and (4) the site is also required to be continuously registered as on the WIDNR GIS Registry.

Market Overview and Competition. The Wisconsin Hotel Portfolio Properties are located in five markets across Wisconsin: Madison (three properties, 30.4% of rooms), Milwaukee (three properties, 29.6% of rooms), Fond Du Lac (three properties, 24.1% of rooms), Appleton (one property, 10.4% of rooms) and Oshkosh (one property, 5.5% of rooms).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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WISCONSIN HOTEL PORTFOLIO

The following table presents demographic information with respect to the Wisconsin Hotel Portfolio Properties:

Wisconsin Hotel Portfolio Demographic Summary

	2017 Population	2017 Median HH Income
Madison	656,632	$62,903
Milwaukee	1,570,482	$56,136
Fond Du Lac	102,237	$56,302
Appleton	235,138	$62,110
Oshkosh	170,078	$53,482

The following table presents certain information relating to the Occupancy, ADR and RevPAR of the Wisconsin Hotel Portfolio Properties and their competitive sets:

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			Holiday Inn - Madison West			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
10/31/2015 TTM	61.6%	$122.48	$75.45	70.2%	$123.12	$86.48	114.0%	100.5%	114.6%
10/31/2016 TTM	63.9%	$125.62	$80.30	66.6%	$127.24	$84.70	104.1%	101.3%	105.5%
10/31/2017 TTM	60.5%	$128.03	$77.48	62.0%	$129.63	$80.31	102.4%	101.3%	103.6%

	Competitive Set			Fairfield Inn - Oak Creek			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
10/31/2015 TTM	68.8%	$81.17	$55.83	64.7%	$104.50	$67.64	94.1%	128.7%	121.1%
10/31/2016 TTM	74.0%	$80.06	$59.21	62.8%	$110.84	$69.58	84.9%	138.4%	117.5%
10/31/2017 TTM	78.9%	$80.85	$63.79	68.4%	$108.24	$74.02	86.7%	133.9%	116.0%

	Competitive Set			Holiday Inn/Radisson - Fond Du Lac			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
10/31/2015 TTM	45.6%	$74.96	$34.18	68.9%	$99.56	$68.59	151.1%	132.8%	200.7%
10/31/2016 TTM	50.1%	$80.60	$40.36	59.8%	$98.93	$59.21	119.5%	122.7%	146.7%
10/31/2017 TTM	51.9%	$87.68	$45.51	63.8%	$100.68	$64.26	123.0%	114.8%	141.2%

	Competitive Set			Holiday Inn Express - Fond Du Lac			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
10/31/2015 TTM	45.6%	$74.96	$34.18	56.7%	$141.04	$79.92	124.3%	188.2%	233.8%
10/31/2016 TTM	50.1%	$80.60	$40.36	57.1%	$119.17	$68.02	114.0%	147.8%	168.5%
10/31/2017 TTM	51.9%	$87.68	$45.51	60.8%	$116.82	$70.99	117.1%	133.2%	156.0%

	Competitive Set			Baymont Inn - Madison			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
10/31/2015 TTM	62.5%	$88.81	$54.21	64.0%	$72.40	$46.35	102.5%	83.4%	85.5%
10/31/2016 TTM	65.6%	$90.34	$59.22	61.1%	$77.47	$47.37	93.1%	85.8%	80.0%
10/31/2017 TTM	63.4%	$97.50	$61.82	59.6%	$80.96	$48.29	94.0%	83.0%	78.1%

	Competitive Set			Comfort Inn & Suites - Appleton Airport			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
10/31/2015 TTM	51.5%	$87.77	$45.23	68.4%	$86.77	$59.33	132.8%	98.9%	131.2%
10/31/2016 TTM	52.4%	$88.72	$46.53	69.3%	$89.27	$61.86	132.3%	100.6%	133.0%
10/31/2017 TTM	53.4%	$89.27	$47.65	69.0%	$90.06	$62.18	129.2%	100.9%	130.5%

	Competitive Set			Holiday Inn Express - Oshkosh			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
10/31/2015 TTM	56.5%	$104.35	$58.92	73.2%	$111.38	$81.51	129.6%	106.7%	138.4%
10/31/2016 TTM	60.2%	$107.75	$64.89	71.5%	$114.77	$82.02	118.7%	106.5%	126.4%
10/31/2017 TTM	58.7%	$107.05	$62.83	72.9%	$114.80	$83.70	124.2%	107.2%	133.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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WISCONSIN HOTEL PORTFOLIO

	Competitive Set			Comfort Inn & Suites - Milwaukee Airport			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
10/31/2015 TTM	62.2%	$70.52	$43.88	65.9%	$81.15	$53.45	105.9%	115.1%	121.8%
10/31/2016 TTM	63.0%	$71.65	$45.15	67.4%	$82.57	$55.69	107.0%	115.2%	123.3%
10/31/2017 TTM	56.7%	$77.72	$44.06	64.5%	$87.35	$56.32	113.8%	112.4%	127.8%

	Competitive Set			Comfort Inn & Suites - Madison West			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
10/31/2015 TTM	62.5%	$96.19	$60.11	67.7%	$94.28	$63.80	108.3%	98.0%	106.1%
10/31/2016 TTM	65.1%	$100.02	$65.10	66.9%	$103.16	$69.01	102.8%	103.1%	106.0%
10/31/2017 TTM	64.2%	$102.87	$66.04	63.7%	$104.97	$66.23	98.3%	102.0%	100.3%

	Competitive Set			Holiday Inn Express - Milwaukee Airport			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
10/31/2015 TTM	65.4%	$75.38	$49.30	66.9%	$93.06	$62.25	102.3%	123.5%	126.3%
10/31/2016 TTM	64.5%	$76.01	$49.00	63.4%	$93.65	$59.35	98.3%	123.2%	121.1%
10/31/2017 TTM	55.6%	$80.91	$44.95	66.7%	$100.55	$67.10	120.1%	124.3%	149.3%

	Competitive Set			Comfort Inn & Suites - Fond Du Lac			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
10/31/2015 TTM	43.6%	$80.96	$35.28	81.8%	$65.32	$53.46	187.6%	80.7%	151.5%
10/31/2016 TTM	47.7%	$79.91	$38.12	79.2%	$65.46	$51.88	166.0%	81.9%	136.1%
10/31/2017 TTM	48.2%	$81.76	$39.44	82.9%	$65.40	$54.20	172.0%	80.0%	137.4%

(1)	Information obtained from a third party hospitality research report.

According to the appraisal, a 112 room Towne Place Hotel by Marriott is expected to open in the first half of 2018 within two miles of the three Wisconsin Hotel Portfolio Properties located in Milwaukee, and is expected to be secondarily competitive with such hotels.

The Borrowers. The borrowers are Wisco Partners, LLC, a Wisconsin limited liability company, WZ Wisco, INC., a Delaware corporation, App Pro of Appleton, INC., a Delaware corporation, Osh Pro Partners, LLC, a Wisconsin limited liability company, Wes Pro II, LLC, a Wisconsin limited liability company, Mad Pro of Madison, INC., a Delaware corporation, Oak Pro Partners LLC, a Wisconsin limited liability company, Wes Pro Partners, LLC, a Wisconsin limited liability company, Mil Pro, LLC, a Wisconsin limited liability company, Oak Pro II, LLC, a Wisconsin limited liability company, FDL Pro LLC, a Wisconsin limited liability company (together, the “Wisconsin Hotel Portfolio Borrowers”), each with at least two independent directors. Legal counsel to the Wisconsin Hotel Portfolio Borrower delivered a non-consolidation opinion in connection with the origination of the Wisconsin Hotel Portfolio Mortgage Loan. William Zanetis owns 70.0% of each Wisconsin Hotel Portfolio Borrower and is the guarantor of certain nonrecourse carveouts under the Wisconsin Hotel Portfolio Mortgage Loan.

The Sponsor. The sponsor is William Zanetis. William Zanetis has over 40 years of experience owning and managing hotels in the midwestern United States.

Escrows. The Wisconsin Hotel Portfolio Borrowers deposited at loan origination $223,475 for required repairs, and $176,010 for real estate taxes and are required to deposit monthly 1/12th the estimated annual real estate taxes. Additionally, the Wisconsin Hotel Portfolio Borrowers are required to deposit monthly (i) 1/12th of the estimated annual insurance premiums (unless the policies covering each individual Wisconsin Hotel Portfolio Property are part of a blanket or umbrella policy approved by the lender in its reasonable discretion); and (ii) an FF&E reserve deposit ($118,152 through the end of 2018) adjusted annually to be the greater of (x) the amount required by the applicable franchisor under its respective franchise agreement and (y) 1/12th of (a) 2% of the gross operating income for the preceding calendar year commencing on the monthly payment date in March 2018 through and including the monthly payment date in February 2019, (b) 3% of the gross operating income for the preceding calendar year commencing on the monthly payment date in March 2019 through and including the monthly payment date in February 2020, and (c) 4% of the gross operating income for the preceding calendar year commencing on the monthly payment date in March 2020 and on each monthly payment date thereafter.

The Wisconsin Hotel Portfolio Borrowers are required to deposit (i) at loan origination $5,200,000 into a PIP reserve for scheduled PIPs in relation to certain identified Wisconsin Hotel Portfolio Properties, and (ii) on the date that any additional PIP is required by a franchisor pursuant to its respective franchise agreement, an amount equal to 125% of the sum required to pay for such additional PIP.

Lockbox and Cash Management. Upon the first occurrence of a Cash Sweep Event Period (as defined below), the Wisconsin Hotel Portfolio Borrowers are required to establish a lockbox account into which the Wisconsin Hotel Portfolio Borrowers will be required to direct all credit card banks and persons with whom they do business on an accounts receivable basis to make deposits of payments with respect to the Wisconsin Hotel Portfolio Properties directly into such lockbox account, and will also be required to deposit any rents received by the Wisconsin Hotel Portfolio Borrowers or the property manager into such lockbox account within three business days of receipt. In addition, upon the first occurrence of a Cash Sweep Event Period, the lenders will have the right to establish, and the Wisconsin Hotel Portfolio Borrowers will be required to cooperate to establish, a lender controlled cash management account.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

38

WISCONSIN HOTEL PORTFOLIO

During the continuance of a Cash Sweep Event Period, all funds in the lockbox account are required to be swept into such cash management account for payment of debt service, monthly escrows, operating expenses set forth in the annual budget, and extraordinary expenses approved by the lender, with all excess cash to be deposited (i) during any Franchise Expiration Cash Sweep Period or FDL Termination Cash Sweep Period (each as defined below), if the amount in the FF&E reserve for the related individual Wisconsin Hotel Portfolio Property is less than $10,000 per key (the “FF&E Cap”), to the FF&E reserve until the FF&E Cap is satisfied, and (ii) otherwise to an excess cash reserve to be held as additional security for the Wisconsin Hotel Portfolio Mortgage Loan for so long as a Cash Sweep Period exists.

A “Cash Sweep Event Period” means a period commencing upon the earliest of the occurrence of (i) an event of default under the Wisconsin Hotel Portfolio Mortgage Loan agreement, (ii) a Debt Service Coverage Ratio Cash Sweep Event Period, (iii) a Franchise Default Cash Sweep Period, (iv) a Franchise Expiration Cash Sweep Period, (v) a Franchise Termination Cash Sweep Period; and (vi) an FDL Termination Cash Sweep Period (each as defined below). A Cash Sweep Event Period will terminate, (i) in the case of an event of default, the cure of such event of default, and (ii) in the case of a Cash Sweep Event Period under clauses (ii) through (vi) of the preceding sentence, when such Cash Sweep Event Period has ended in accordance with its terms.

A “Debt Service Coverage Ratio Cash Sweep Event Period” means a period (A) commencing upon the debt service coverage ratio being less than 1.20x for the immediately preceding 12 consecutive calendar months, and (B) expiring upon the date that the debt service coverage ratio has been greater than or equal to 1.20x for the immediately preceding twelve 12 consecutive calendar months.

A “Franchise Default Cash Sweep Period” means a period (A) commencing upon (x) any franchisor delivering notice that (i) the applicable Wisconsin Hotel Portfolio Borrower is in default under the applicable franchise agreement beyond applicable notice and cure periods or (ii) the hotel at any individual Wisconsin Hotel Portfolio Property is not being operated and maintained in accordance with such franchisor’s standards resulting in the related Wisconsin Hotel Portfolio Borrower no longer being in good standing with such franchisor and (y) such default not being cured within 30 days of such notice, and (B) expiring upon the lender’s receipt of evidence reasonably acceptable to the lender (which evidence may include, without limitation, a duly executed confirmation letter or estoppel certificate from the applicable franchisor in form and substance reasonably acceptable to the lender) that (a) the applicable Wisconsin Hotel Portfolio Borrower has cured all defaults under such franchise agreement, and (b) there has been no default by such Wisconsin Hotel Portfolio Borrower or by the franchisor under such franchise agreement for a period of 60 consecutive days.

A “Franchise Expiration Cash Sweep Period” means a period (A) commencing upon the date that is 12 months prior to the expiration of the applicable franchise agreement (unless the applicable Wisconsin Hotel Portfolio Borrower has extended or renewed the expiring franchise agreement as of such date in accordance with the terms of the Wisconsin Hotel Portfolio Mortgage Loan documents) and (B) expiring upon the applicable Wisconsin Hotel Portfolio Borrower entering into an extension or renewal of the applicable franchise agreement acceptable to the lender in accordance with the terms of the Wisconsin Hotel Portfolio Mortgage Loan documents, or (ii) (x) the applicable Wisconsin Hotel Portfolio Borrower entering into a replacement franchise agreement with a Qualified Franchisor (as defined below) in accordance with the terms of the Wisconsin Hotel Portfolio Mortgage Loan documents, and (y) there has been no default by the applicable Wisconsin Hotel Portfolio Borrower or the franchisor under such replacement franchise agreement for a period of 60 consecutive days.

A “Franchise Termination Cash Sweep Period” means a period (A) commencing upon any expiration, termination or cancellation of any franchise agreement (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding), and (B) expiring upon satisfaction of the following conditions: (i) the applicable Wisconsin Hotel Portfolio Borrower entering into a replacement franchise agreement with a Qualified Franchisor in accordance with the terms of the Wisconsin Hotel Portfolio Mortgage Loan documents, (ii) the applicable Wisconsin Hotel Portfolio Borrower being in actual physical possession of the applicable hotel under such replacement franchise agreement, and (iii) there having been no default by the applicable Wisconsin Hotel Portfolio Borrower or the franchisor under such replacement franchise agreement for a period of 60 consecutive days.

An ”FDL Termination Cash Sweep Period” means a period (A) commencing upon WZ Wisco, Inc. or FDL franchisor giving notice that it is terminating the FDL franchise agreement and (B) expiring upon satisfaction of the following conditions: (i) WZ Wisco, Inc. entering into a replacement franchise agreement with a qualified franchisor in accordance with the terms of the Wisconsin Hotel Portfolio Mortgage Loan documents, (ii) WZ Wisco, Inc. being in actual physical possession of the applicable hotel under such replacement franchise agreement, and (iii) there having been no default by WZ Wisco, Inc. or the franchisor under such replacement franchise agreement for a period of 60 consecutive days.

Qualified Franchisor” means a reputable and experienced franchisor possessing experience in flagging hotel properties similar in size, scope, use and value as the applicable individual Wisconsin Hotel Portfolio Property and reasonably approved by the lender in writing (which approval may be conditioned upon receipt of a rating agency confirmation).

Property Management. The Wisconsin Hotel Portfolio Properties are currently managed by William Zanetis Management Co., Inc., an affiliate of the Wisconsin Hotel Portfolio Borrowers.

Assumption. The Wisconsin Hotel Portfolio Borrower has the right to transfer the Wisconsin Hotel Portfolio Properties provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender reasonably determines that the proposed transferee satisfies the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (iii) a replacement guarantor acceptable to the lender assumes the obligations of the Wisconsin Hotel Portfolio guarantor under the non-recourse carveout guaranty and environmental indemnity; and (iv) if required by the lender, the lender receives confirmation from Fitch, Moody’s and DBRS that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2018-BNK10 certificates.

Partial Release. Following the expiration of the lockout period, the borrower is permitted to obtain the release of any individual Wisconsin Hotel Portfolio Property upon defeasance of a principal amount equal to 120% of the allocated loan amount for such

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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WISCONSIN HOTEL PORTFOLIO

individual Wisconsin Hotel Portfolio Property and satisfaction of certain conditions, including among others (i) the debt yield of the remaining Wisconsin Hotel Portfolio Properties immediately following the release will be not less than the greater of (x) the debt yield immediately preceding the release and (y) 11.0%, (ii) the debt service coverage ratio yield of the remaining Wisconsin Hotel Portfolio Properties immediately following the release will be not less than the greater of (x) the debt service coverage ratio immediately preceding the release and (y) 1.52x, and (iii) compliance with REMIC requirements. In addition, the applicable Wisconsin Hotel Portfolio Borrower is permitted to obtain the release of an unimproved parcel that is part of the land upon which the Fairfield Inn_Oak Creek is located, without prepayment or defeasance, upon the satisfaction of certain conditions, including among others, separate tax lots, zoning, compliance with legal requirements, covenants prohibiting the use of the parcel for hotel or similar use, and compliance with REMIC requirements.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. In connection with the franchise agreements executed with Choice Hotels International, Inc., the applicable Wisconsin Hotel Portfolio Borrowers have incurred unsecured indebtedness in the aggregate amount of $531,083 in the form of forgivable loans from the franchisor (each a “Franchisor Loan”). Each Franchisor Loan is required to be repaid to the franchisor only if (i) the hotel leaves the franchisor’s system prior to the full duration of the note term, (ii) the applicable Wisconsin Hotel Portfolio Borrower defaults on the franchise agreement or the note during the note term or (iii) the applicable Wisconsin Hotel Portfolio Borrower transfers the hotel during the note term.

Terrorism Insurance. The Wisconsin Hotel Portfolio Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the Wisconsin Hotel Portfolio Borrowers provide coverage for acts of terrorism in an amount equal to the full replacement cost of the Wisconsin Hotel Portfolio Properties, provided that so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (TRIPRA) is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA), and covers both domestic and foreign acts of terrorism, the lender will be required to accept insurance which covers against “covered acts” as defined by TRIPRA or such other program. If TRIPRA is no longer in effect, the Wisconsin Hotel Portfolio Borrowers will not be required to pay terrorism insurance premiums in excess of an annual terrorism premium cap of two times the cost of the annual premiums for property and business interruption insurance required under the related Wisconsin Hotel Portfolio Mortgage Loan documents (excluding the cost of terrorism and earthquake components of such insurance) at the time terrorism coverage is excluded from the applicable policy.

Earthquake Insurance. The Wisconsin Hotel Portfolio Mortgage Loan documents do not require earthquake insurance unless any portion of the Wisconsin Hotel Portfolio Properties are located in an area with a high degree of seismic activity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

40

BROOKWOOD CHASE PORTFOLIO

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

41

BROOKWOOD CHASE PORTFOLIO

Lake Pontchartrain
NEW ORLEANS
Kenner
Metairie
River Ridge
Elmwood
Harahan
Bridge City
Waggaman
Avondale
Westwego
Marrero
Harvey
Gretna
Terrytown
Belle Chasse
Estelle
Woodmere
Lakeview
Gentilly
Little Woods
Bywater
Arabi
Chalmette
Algiers
Carrollton
Uptown
Audubon
French Quarter
CBD
Garden District
Shrewsbury
JEFFERSON PARISH
ORLEANS PARISH
ST. BERNARD PARISH
PLAQUEMINES PARISH
ST. CHARLES PARISH
Jean Lafitte National Historic Park
Lake Cataouatche
Mississippi River

BATON ROUGE
Merrydale
Central
Monticello
Downtown
Westminster
Inniswold
Shenandoah
Old Jefferson
Oak Hills Place
Village St. George
Gardere
South Baton Rouge
EAST BATON ROUGE PARISH
WEST BATON ROUGE PARISH
Mississippi River

Brookwood Chase Portfolio

1	Old Hammond	Baton Rouge, LA
2	Coursey	Baton Rouge, LA
3	Siegen	Baton Rouge, LA
4	Staring	Baton Rouge, LA
5	Capital Court	Baton Rouge, LA
6	Lapalco	Harvey, LA
7	Wall	Gretna, LA
8	Willow	Lafayette, LA
9	Westminster	Marrero, LA

LOUISIANA
Shreveport
Monroe
Alexandria
Lake Charles
Lafayette
Baton Rouge
New Orleans
Marrero
Gretna
Harvey

LAFAYETTE
Ossun
Scott
Downtown
Broussard
LAFAYETTE PARISH
ST. MARTIN PARISH
Lafayette Regional Airport
AMTRAK

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

42

No. 5 – Brookwood Chase Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	Morgan Stanley Mortgage Capital Holdings LLC			Single Asset/Portfolio:	Portfolio
Credit Assessment (DBRS/Fitch/Moody’s):	NR/NR/NR			Property Type:	Self Storage
Original Principal Balance:	$65,000,000			Specific Property Type:	Self Storage
Cut-off Date Balance:	$65,000,000			Location:	Various
% of Initial Pool Balance:	5.0%			Size:	916,733 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF:	$70.90
Borrower Name:	Brookwood Capital, L.L.C.			Year Built/Renovated:	Various
Borrower Sponsors:	Craig Smith			Title Vesting(2):	Various
Mortgage Rate:	4.070%			Property Manager:	CubeSmart Asset Management, LLC
Note Date:	December 13, 2017			4th Most Recent Occupancy (As of):	50.0% (12/31/2013)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	55.5% (12/31/2014)
Maturity Date:	January 1, 2028			2nd Most Recent Occupancy (As of):	65.5% (12/31/2015)
IO Period:	120 months			Most Recent Occupancy (As of)(3):	85.3% (12/31/2016)
Loan Term (Original):	120 months			Current Occupancy (As of):	86.6% (10/31/2017)
Seasoning:	1 month
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest Only, Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$4,192,973 (12/31/2014)
Call Protection:	L(25),D(90),O(5)			3rd Most Recent NOI (As of):	$4,823,041 (12/31/2015)
Lockbox Type:	Springing			2nd Most Recent NOI (As of):	$6,136,354 (12/31/2016)
Additional Debt:	None			Most Recent NOI (As of):	$6,758,080 (TTM 10/31/2017)
Additional Debt Type:	NAP
				U/W Revenues:	$8,798,742
				U/W Expenses:	$2,357,462
				U/W NOI:	$6,441,280
				U/W NCF:	$6,349,780
				U/W NOI DSCR:	2.40x
Escrows and Reserves(1):				U/W NCF DSCR:	2.37x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	9.9%
Taxes	$27,087	$27,087	NAP	U/W NCF Debt Yield:	9.8%
Insurance	$0	Springing	NAP	As-Is Appraised Value:	$110,330,000
Replacement Reserves	$0	Springing	$413,826	As-Is Appraisal Valuation Date:	Various
Deferred Maintenance	$12,250	$0	NAP	Cut-off Date LTV Ratio:	58.9%
Ground Lease	$3,000	$3,000	NAP	LTV Ratio at Maturity:	58.9%

(1)	See “Escrows” section.

(2)	All of the Brookwood Chase Portfolio Properties are fee, except for Old Hammond, which is leasehold.

(3)	With respect to the five Brookwood Chase Portfolio Properties located in Baton Rouge, Louisiana, occupancy increase in 2016 coincided with a flood in the Baton Rouge area that led to an increased use of self-storage properties.

The Mortgage Loan. The mortgage loan (the “Brookwood Chase Portfolio Mortgage Loan”) is evidenced by a single promissory note that is secured by first fee and leasehold mortgages encumbering a portfolio of nine self-storage properties located across three markets in Louisiana (the “Brookwood Chase Portfolio Properties”). The Brookwood Chase Portfolio Mortgage Loan was originated on December 13, 2017 by Morgan Stanley Bank, N.A. The Brookwood Chase Portfolio Mortgage Loan had an original principal balance of $65,000,000, has an outstanding principal balance as of the Cut-off Date of $65,000,000 and accrues interest at an interest rate of 4.070% per annum. The Brookwood Chase Portfolio Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires payments of interest-only through the term of the Brookwood Chase Portfolio Mortgage Loan. The Brookwood Chase Portfolio Mortgage Loan matures on January 1, 2028.

Following the lockout period, the borrower has the right to defease the Brookwood Chase Portfolio Mortgage Loan in whole, or in part as described below under “Partial Release,” on any date after the expiration of the lockout period and before September 1, 2027. In addition, the Brookwood Chase Portfolio Mortgage Loan is prepayable without penalty on or after September 1, 2027.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

43

BROOKWOOD CHASE PORTFOLIO

Sources and Uses

Sources			Uses
Original Loan amount	$65,000,000	100.0%	Loan Payoff	$33,390,177	51.4%
			Closing costs	1,106,216	1.7
			Reserves	42,337	0.1
			Return of equity	30,461,270	46.9
Total Sources	$65,000,000	100.0%	Total Uses	$65,000,000	100.0%

The Properties. The Brookwood Chase Portfolio Properties are comprised of nine CubeSmart branded self-storage properties, located across three markets in Louisiana, with the largest presence in Baton Rouge (five properties, 61.7% of square feet). The Brookwood Chase Portfolio Properties total 7,024 units (916,733 square feet), of which 2,884 units are traditional, non-climate controlled and 4,140 units are climate controlled. The Brookwood Chase Portfolio Properties were built by the sponsor between 1994 and 2007, with a weighted average year built of 2001. Since 2014, the sponsor began to transition management responsibilities of the portfolio to CubeSmart with the New Orleans properties transitioned in January 2014, the Lafayette property in October 2016, and the Baton Rouge properties in March 2017. Typical amenities across the Brookwood Chase Portfolio Properties include an electronic gate, keypad entry, video cameras, on-site managers and exterior lighting.

The following table presents certain information relating to the Brookwood Chase Portfolio Properties:

Brookwood Chase Portfolio Properties

Property Name	City / State	Market	Year Built	Net Rentable Area (SF)	Units	Allocated Cut-off Date Balance(1)	% of ALA	Appraised Value	% of Appraised Value
Old Hammond	Baton Rouge, LA	Baton Rouge	1998	143,305	876	$12,520,000	19.3%	$21,250,000	19.3%
Coursey	Baton Rouge, LA	Baton Rouge	1994	129,475	932	$9,660,000	14.9%	$16,410,000	14.9%
Seigen	Baton Rouge, LA	Baton Rouge	2001	90,395	649	$7,880,000	12.1%	$13,370,000	12.1%
Staring	Baton Rouge, LA	Baton Rouge	1995	121,763	946	$7,620,000	11.7%	$12,930,000	11.7%
Capital Court	Baton Rouge, LA	Baton Rouge	2006	80,710	790	$6,575,000	10.1%	$11,160,000	10.1%
Lapalco	Harvey, LA	New Orleans - Metairie	2007	110,450	970	$6,510,000	10.0%	$11,050,000	10.0%
Wall	Gretna, LA	New Orleans - Metairie	1999	84,150	641	$5,970,000	9.2%	$10,130,000	9.2%
Willow	Lafayette, LA	Lafayette	2005	84,185	679	$4,375,000	6.7%	$7,430,000	6.7%
Westminster	Marrero, LA	New Orleans - Metairie	2007	72,300	541	$3,890,000	6.0%	$6,600,000	6.0%
Total/Weighted Average				916,733	7,024	$65,000,000	100.0%	$110,330,000	100.0%

(1)	Allocated Cut-off Date Balances are based on the Appraised Values of the individual Brookwood Chase Portfolio Properties.

The following table presents detailed information with respect to the unit mix and net operating income of the Brookwood Chase Portfolio Properties.

Brookwood Chase Portfolio Properties Unit Mix and NOI Summary(1)

Property Name	City / State	Number of Floors	Non-Climate Controlled Units	Climate Controlled Units	% of Climate Controlled Units	10/31/2017 TTM NOI	% of Total 10/31/2017 TTM NOI
Old Hammond	Baton Rouge, LA	1	494	382	43.6%	$1,349,423	20.0%
Coursey	Baton Rouge, LA	1	630	302	32.4%	$1,035,690	15.3%
Seigen	Baton Rouge, LA	1	230	419	64.6%	$837,958	12.4%
Staring	Baton Rouge, LA	1-3	686	260	27.5%	$844,743	12.5%
Capital Court	Baton Rouge, LA	3	0	790	100.0%	$725,883	10.7%
Lapalco	Harvey, LA	2	20	950	97.9%	$570,725	8.4%
Wall	Gretna, LA	1	272	369	57.6%	$625,425	9.3%
Willow	Lafayette, LA	1	506	173	25.5%	$410,766	6.1%
Westminster	Marrero, LA	2	46	495	91.5%	$357,467	5.3%
Total/Weighted Average			2,884	4,140		$6,758,080	100.0%

(1)	Based on information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

44

BROOKWOOD CHASE PORTFOLIO

The following table presents historical occupancy percentages at the Brookwood Chase Portfolio Properties:

Historical Occupancy

12/31/2013	12/31/2014	12/31/2015	12/31/2016	10/31/2017
50.0%	55.5%	65.5%	85.3%	86.6%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Brookwood Chase Portfolio Properties:

Cash Flow Analysis

	2014	2015	2016(2)	TTM 10/31/2017	U/W(1)	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$5,239,705	$5,906,837	$7,112,059	$7,756,708	$9,973,200	113.3%	$10.88
Other Income(1)	450,851	557,759	853,289	1,050,281	933,000	10.6%	1.02
Concessions and Credit Loss	0	0	0	0	(2,107,458)	(24.0)	(2.30)
Effective Gross Income	$5,690,556	$6,464,597	$7,965,348	$8,806,989	$8,798,742	100.0%	$9.60

Total Operating Expenses	$1,497,584	$1,641,555	$1,828,994	$2,048,909	$2,357,462	26.8%	$2.57

Net Operating Income	$4,192,973	$4,823,041	$6,136,354	$6,758,080	$6,441,280	73.2%	$7.03
Capital Expenditures	0	0	0	0	91,500	1.0	0.10
Net Cash Flow	$4,192,973	$4,823,041	$6,136,354	$6,758,080	$6,349,780	72.2%	$6.93

NOI DSCR	1.56x	1.80x	2.29x	2.52x	2.40x
NCF DSCR	1.56x	1.80x	2.29x	2.52x	2.37x
NOI DY	6.5%	7.4%	9.4%	10.4%	9.9%
NCF DY	6.5%	7.4%	9.4%	10.4%	9.8%

(1)	Other Income is comprised of insurance fees, administrative fees, box sales income, lock sales income, miscellaneous income, late fees and other charges.

(2)	With respect to the five Brookwood Chase Portfolio Properties located in Baton Rouge, Louisiana, occupancy increase in 2016 coincided with a flood in the Baton Rouge area that led to an increased use of self-storage properties.

Appraisal. As of the appraisal valuation dates ranging from October 25, 2017 to October 30, 2017, the Brookwood Chase Portfolio Properties had an aggregate “as-is” appraised value of $110,330,000.

Environmental Matters. According to the Phase I environmental site assessments dated November 1, 2017, there are no recognized environmental conditions at the Brookwood Chase Portfolio Properties.

Market Overview and Competition. The Brookwood Chase Portfolio Properties consist of nine self storage facilities which are all part of the Southwest Sector as defined by a third party publication regarding self-storage properties. The Southwest Sector has a total of 6,384 facilities which comprise a total of 331,968,000 SF. The second quarter 2016 vacancy for the Southwest Sector was 9.1%. The second quarter 2016 average rental rate for 10 x 10 Non-Climate Controlled Units and 10 x 10 Climate Controlled Units in the Southwest Sector were $98.94 and $138.20, respectively.

The following table presents local demographic information with respect to the Brookwood Chase Portfolio Properties:

Local Demographics Summary(1)

Property Name	City / State	2016 Population (Within 1-mi. / 3-mi. /5-mi. Radius)	2016 Average Household Income (Within 1-mi. / 3-mi. /5-mi. Radius)
Old Hammond	Baton Rouge, LA	3,650 / 38,734 / 128,868	$68,196 / $65,398 / $75,403
Coursey	Baton Rouge, LA	11,085 / 73,403 / 155,204	$92,116 / $84,306 / $84,261
Seigen	Baton Rouge, LA	9,542 / 53,840 / 140,394	$89,239 / $96,873 / $92,219
Staring	Baton Rouge, LA	7,013 / 66,008 / 179,736	$69,414 / $89,867 / $79,692
Capital Court	Baton Rouge, LA	7,642 / 63,829 / 145,492	$84,518 / $92,112 / $89,080
Lapalco	Harvey, LA	13,945 / 69,172 / 207,065	$46,550 / $65,687 / $70,293
Wall	Gretna, LA	15,886 / 92,980 / 206,493	$71,497 / $67,508 / $67,083
Willow	Lafayette, LA	1,555 / 48,573 / 126,572	$49,202 / $54,897 / $64,909
Westminster	Marrero, LA	13,945 / 69,172 / 207,065	$46,550 / $65,687 / $70,293

(1)	Based on information obtained from the appraisal.

The Borrower. The borrower is Brookwood Capital, L.L.C., a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Brookwood Chase Portfolio Mortgage Loan. Brookwood Properties, L.L.C. (“Brookwood Properties”) is the guarantor of certain nonrecourse carveouts under the Brookwood Chase Portfolio Mortgage Loan.

Brookwood Properties is a real estate company that was founded by Robert Craig Smith in 1986 and is currently headquartered in Baton Rouge, Louisiana. Brookwood Properties develops, acquires, and manages self-storage properties in Louisiana, Mississippi, and Texas. Brookwood has developed the majority of its portfolio and maintains a long-term ownership strategy. Brookwood’s current portfolio consists of over 35 properties and 3.2 million SF of self-storage.

The Borrower Sponsor. The borrower sponsor is Robert Craig Smith. Brookwood Properties is owned 99.0% by Silverline Capital Holdings LLC (“Silverline”), with the remaining 1% being owned equally by the members of Silverline. The members of Silverline are

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

45

BROOKWOOD CHASE PORTFOLIO

Robert Craig Smith (4.6%), Lynne St. Clair Smith (4.6%), Leigh Ellen Smith Puckett (30.3%), Patrick Craig Smith (30.3%), and Erin Elizabeth Smith Piper (30.3%). The borrower, Brookwood Properties, and Silverline are each managed by Robert Craig Smith.

Escrows. On the origination date of the Brookwood Chase Portfolio Mortgage Loan, the borrower funded a reserve of (i) $27,087 for real estate taxes, (ii) $3,000 for the monthly Ground Lease (as defined below) payment, and (iii) $12,250 for immediate repairs.

On each monthly due date, the Brookwood Chase Portfolio Borrower is required to fund (i) an amount equal to the payment that will be payable under the Ground Lease (as defined below) for the month in which such due date occurs, (ii) one-twelfth of the taxes that the lender estimates will be payable over the then-succeeding 12-month period, initially estimated to be approximately $27,087, (iii) at the option of lender, at any time the required insurance is not a blanket policy approved under the Brookwood Chase Portfolio Mortgage Loan (which it is as of the origination date of the Brookwood Chase Portfolio Mortgage Loan), one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then-succeeding 12-month period, and (iv) approximately $11,459 for replacement reserves, provided, however, that such replacement reserve deposits are conditionally waived so long as the debt yield of the Brookwood Chase Portfolio Properties is at least 7.0%, and at any time monthly deposits are not waived pursuant to the foregoing, the replacement reserve is capped at an amount equal to 36 months’ worth of deposits (which based on the current monthly deposit amount is approximately $412,530).

Lockbox and Cash Management. The Brookwood Chase Portfolio Mortgage Loan documents require a springing lockbox with springing cash management, provided that, upon a Brookwood Chase Portfolio Trigger Period occurring after the termination of the first Brookwood Chase Portfolio Trigger Period following origination, the lockbox remains in place after the termination of such period. Upon the first occurrence of a Brookwood Chase Portfolio Trigger Period (as defined below), the borrower is required to establish a lockbox account and the lender will have the right to establish a lender controlled cash management account. During the continuance of a Brookwood Chase Portfolio Trigger Period, all revenue derived from the Brookwood Chase Properties is required to be deposited by the borrower (or the property manager) into the lockbox account. In addition, during the continuance of a Brookwood Chase Portfolio Trigger Period, all amounts in the lockbox account are required to be swept into the lender-controlled cash management account on each business day and, provided no event of default under the Brookwood Chase Portfolio Mortgage Loan documents is continuing, applied to payment of debt service, payment of operating expenses set forth in the annual budget (which during a Brookwood Chase Portfolio Trigger Period, is required to be approved by the lender) and approved extraordinary expenses, and funding of required reserves, with the remainder being deposited into an excess cash flow reserve. Provided no event of default under the Brookwood Chase Portfolio Mortgage Loan documents is continuing, funds in the excess cash flow reserve are required (i) to the extent a Brookwood Chase Portfolio Trigger Period is continuing, to be held by the lender as additional collateral for the Brookwood Chase Portfolio Mortgage Loan and (ii) to the extent no Brookwood Chase Portfolio Trigger Period is continuing, to be swept into the borrowers’ operating account.

A “Brookwood Chase Portfolio Trigger Period” means a period (A) commencing upon the earliest to occur of (i) an event of default under the Brookwood Chase Portfolio Mortgage Loan documents and (ii) the debt yield being less than 6.50% for six consecutive calendar months, and (B) expiring upon (x) with regard to any Brookwood Chase Portfolio Trigger Period commenced in connection with clause (i) above, the cure (if applicable) of such event of default, and (y) with regard to any Brookwood Chase Portfolio Trigger Period commenced in connection with clause (ii) above, the date that the debt yield has been equal to or greater than 6.50% for the immediately preceding six consecutive calendar months.

Property Management. The Brookwood Chase Portfolio Properties are currently managed by CubeSmart Asset Management, LLC.

Assumption. The borrower has the right to transfer the Brookwood Chase Portfolio Properties in their entirety, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including, but not limited to: (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) the execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee and (iii) if requested by the lender, rating agency confirmation from Fitch, DBRS and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2018-BNK10 Certificates.

Partial Release. Following the expiration of the lockout period and prior to September 1, 2027, provided no event of default has occurred and is continuing, the Brookwood Chase Portfolio Borrower may obtain a release of any of the individual properties comprising the Brookwood Chase Portfolio Properties upon defeasance of an amount equal to 115% of the allocated loan amount of such individual Brookwood Chase Portfolio property; provided that the following conditions, among others, are satisfied: (i) after giving effect to the release, the loan-to-value atio with respect to the remaining Brookwood Chase Portfolio properties is no greater than the lesser of (x) the LTV Ratio of all of the properties immediately prior to the related release; and (y) 58.9%; (ii) after giving effect to the release, the debt service coverage ratio with respect to the remaining Brookwood Chase Portfolio properties is no less than the greater of (x) the debt service coverage ratio of all of the Brookwood Chase Portfolio properties immediately prior to the related release, and (y) 1.69x; (iii) after giving effect to the release, the debt yield with respect to the remaining Brookwood Chase Portfolio properties is no less than the greater of (x) the debt yield of all of the Brookwood Chase Portfolio properties immediately prior to the related release, and (y) 9.8%;and (iv) after giving effect to such release, the Old Hammond property does not exceed 25% of the outstanding principal balance of the Brookwood Chase Portfolio Mortgage Loan and (v) compliance with REMIC requirements.

In addition, in the event the lender does not make net proceeds from an individual Brookwood Chase Portfolio property available to the borrowers for restoration and such proceeds are applied to the debt in accordance with the Brookwood Chase Portfolio Mortgage Loan documents at any time prior to the maturity date of the Brookwood Chase Portfolio Mortgage Loan, the borrower may prepay the debt for such individual Brookwood Chase Portfolio property (and obtain a release of such individual Brookwood Chase Portfolio property upon the satisfaction of certain conditions, including, among others: (i) no event of default has occurred and is continuing under the Brookwood Chase Portfolio Mortgage Loan documents, (ii) payment of a release price equal to 115% of the allocated loan

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

46

BROOKWOOD CHASE PORTFOLIO

amount for such Brookwood Chase Portfolio property (without payment of any prepayment consideration) to the lender, and (iii) if required by the lender, delivery of a rating agency confirmation that such release will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2018-BNK10 Certificates.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. The Brookwood Chase Portfolio is secured in part by the Brookwood Chase Portfolio Borrower’s interest as a lessee under a ground lease (the “Ground Lease”) of the Old Hammond property. The Ground Lease encompasses a total of 143,305 square feet and requires monthly ground rent payments of $3,000 and expires December 31, 2020 with three 15-year extension options. Monthly ground rent will increase to payments of $3,750 upon the ground lease extension on January 1, 2021.

Terrorism Insurance. The borrowers are required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Brookwood Chase Portfolio Properties (plus eighteen months of rental loss and/or business interruption. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

47

EXTRA SPACE SELF STORAGE PORTFOLIO

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

48

EXTRA SPACE SELF STORAGE PORTFOLIO

WISCONSIN
MICHIGAN
MILWAUKEE
CHICAGO
DETROIT
CLEVELAND
IOWA
ILLINOIS
INDIANA
OHIO
COLUMBUS
INDIANAPOLIS
CINCINNATI
ST. LOUIS
LOUISVILLE
KENTUCKY
MISSOURI
TENNESSEE

VERMONT
NEW HAMPSHIRE
Manchester
BOSTON
NEW YORK
MASS.
WORCESTER
SPRINGFIELD
Hartford
PROVIDENCE
CONN.
Albany
Bridgeport
YONKERS
NEWARK
NEW YORK
Allentown
Trenton
PHILADELPHIA
NEW JERSEY
Atlantic Ocean

OREGON
IDAHO
WYOMING
NEVADA
Salt Lake City
UTAH
DENVER
SAN FRANCISCO
SAN JOSE
COLORADO
CALIFORNIA
LAS VEGAS
ARIZONA
ALBUQUERQUE
NEW MEXICO
LOS ANGELES
PHOENIX
MESA
SAN DIEGO
TIJUANA
TUCSON
EL PASO
Pacific Ocean
MEXICO

ExtraSpace Self Storage Portfolio

1	Henderson - Stephanie Place	Henderson, NV	19	Bensalem - Knights Road	Bensalem, PA
2	Brookfield - Federal Road	Brookfield, CT	20	Albuquerque - Ellison Road Northwest	Albuquerque, NM
3	Kingston - Sawkill Road	Kingston, NY	21	Modesto - Crows Landing	Modesto, CA
4	Lake Elsinore - Central Avenue	Lake Elsinore, CA	22	Auburndale - US Highway 92 West	Auburndale, FL
5	Doylestown - North Broad Street	Doylestown, PA	23	San Bernardino - West Club Center Drive	San Bernardino, CA
6	Pennsauken - South Crescent Boulevard	Pennsauken, NJ	24	Memphis - Mount Moriah Terrace	Memphis, TN
7	New Paltz - South Putt Corners Road	New Paltz, NY	25	Hesperia - Mariposa Road	Hesperia, CA
8	Tyngsborough - Industrial Way	Tyngsborough, MA	26	Memphis - Covington Way	Memphis, TN
9	Hemet - South Sanderson	Hemet, CA	27	St. Louis - Halls Ferry Road	St. Louis, MO
10	Bensalem - 1525 Bristol Pike	Bensalem, PA	28	Killeen - Jasper Drive	Killeen, TX
11	Eastpoint - Lakewood Ave	Atlanta, GA	29	Albuquerque - Airport Drive Northwest	Albuquerque, NM
12	Howell - Route 9 South	Howell, NJ	30	Memphis - Gateway Drive	Memphis, TN
13	Lawrenceville - Hurricane Shoals Road	Lawrenceville, GA	31	Victorville - Yates Road	Victorville, CA
14	Lawnside - White Horse Pike	Lawnside, NJ	32	Las Vegas - North Lamont Street	Las Vegas, NV
15	Phoenix - West Peoria	Phoenix, AZ	33	Columbus - East Main Street	Columbus, OH
16	Mount Laurel - Ark Road	Mount Laurel, NJ	34	Memphis - Raleigh-LaGrange	Memphis, TN
17	Burlington - Cadillac Road	Burlington, NJ	35	Memphis - 5675 Summer Avenue	Memphis, TN
18	Cherry Hill - Marlton Pike	Cherry Hill, NJ	36	Memphis - Madison Avenue	Memphis, TN

MISSOURI
OKLAHOMA CITY
ARKANSAS
MEMPHIS
OKLAHOMA
Little Rock
MISSISSIPPI
FORT WORTH
DALLAS
TEXAS
LOUISIANA
Jackson
AUSTIN
HOUSTON
NEW ORLEANS
SAN ANTONIO
Gulf of Mexico

ATLANTA
AUGUSTA
SOUTH CAROLINA
MACON
COLUMBUS
MONTGOMERY
GEORGIA
ALABAMA
Savannah
TALLAHASSEE
JACKSONVILLE
FLORIDA
Atlantic Ocean
Gulf of Mexico
ORLANDO
TAMPA
ST. PETERSBURG

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

49

No. 6 – Extra Space Self Storage Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	Morgan Stanley Mortgage Capital Holdings LLC			Single Asset/Portfolio:	Portfolio
Credit Assessment (DBRS/Fitch/Moody’s):	NR/NR/NR			Property Type:	Self Storage
Original Principal Balance(1):	$60,000,000			Specific Property Type:	Self Storage
Cut-off Date Balance(1):	$60,000,000			Location:	Various
% of Initial Pool Balance:	4.7%			Size:	2,668,218 SF
Loan Purpose:	Recapitalization			Cut-off Date Balance Per SF(1):	$72.86
Borrower Name:	Storage Portfolio II Subsidiary LLC			Year Built/Renovated:	Various/NAP
Borrower Sponsors:	ExtraSpace Storage Inc.; TH Real Estate			Title Vesting:	Fee
				Property Manager:	Extra Space Management, Inc.
Mortgage Rate:	4.175%			4th Most Recent Occupancy (As of):	86.5% (12/31/2013)
Note Date:	November 30, 2017			3rd Most Recent Occupancy (As of):	88.7% (12/31/2014)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	93.0% (12/31/2015)
Maturity Date:	December 1, 2027			Most Recent Occupancy (As of):	93.6% (12/31/2016)
IO Period:	120 months			Current Occupancy (As of):	95.1% (9/30/2017)
Loan Term (Original):	120 months
Seasoning:	2 months			Underwriting and Financial Information:
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, Balloon			4th Most Recent NOI (As of):	$12,785,487 (12/31/2014)
Interest Accrual Method:	Actual/360			3rd Most Recent NOI (As of):	$14,649,039 (12/31/2015)
Call Protection:	L(26),D(87),O(7)			2nd Most Recent NOI (As of):	$16,099,324 (12/31/2016)
Lockbox Type:	Springing			Most Recent NOI (As of):	$17,053,307 (TTM 9/30/2017)
Additional Debt(1):	Yes
Additional Debt Type(1):	Pari Passu			U/W Revenues:	$27,645,157
				U/W Expenses:	$10,672,978
				U/W NOI:	$16,972,179
				U/W NCF:	$16,559,528
				U/W NOI DSCR(1):	2.06x
				U/W NCF DSCR(1):	2.01x
Escrows and Reserves(3):				U/W NOI Debt Yield(1):	8.7%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield(1):	8.5%
Taxes	$0	Springing	NAP	As-Is Appraised Value(4):	$299,250,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	November 1, 2017
Replacement Reserves	$0	$0	NAP	Cut-off Date LTV Ratio(1):	65.0%
Deferred Maintenance	$0	$0	NAP	LTV Ratio at Maturity(1):	65.0%

(1)	See “The Mortgage Loan” section. All statistical financial information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Extra Space Self Storage Portfolio Whole Loan (as defined below).

(2)	The defeasance lockout period will be at least 26 payment dates beginning with and including the first payment date of January 1, 2018. Defeasance of the Extra Space Self Storage Portfolio Whole Loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized, and (ii) January 1, 2021. The assumed lockout period of 26 payments is based on the expected BANK 2018-BNK10 securitization trust closing date in February 2018.

(3)	See “Escrows” section.

(4)	The “As-Is” Appraised Value represents the “As Portfolio” bulk appraised value of the Extra Space Self Storage Portfolio Properties (as defined below) as November 1, 2017, which is inclusive of a $16,600,000 portfolio premium. The Cut-off Date LTV Ratio and LTV Ratio at Maturity are calculated based upon the portfolio “As-Is” Appraised Value of $299,250,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity based on the sum of the individual “as-is” appraised values of $282,650,000, which excludes the portfolio premium, are 68.8% and 68.8%, respectively.

The Mortgage Loan. The mortgage loan (the “Extra Space Self Storage Portfolio Mortgage Loan”) is part of a whole loan (the “Extra Space Self Storage Portfolio Whole Loan”) that is evidenced by three pari passu promissory notes (Notes A-1, A-2 and A-3) secured by a first mortgage encumbering 36 self-storage properties (the “Extra Space Self Storage Portfolio Properties”). The Extra Space Self Storage Portfolio Whole Loan was originated on November 30, 2017 by Morgan Stanley Bank, N.A. The Extra Space Self Storage Portfolio Whole Loan had an original principal balance of $194,400,000, has an outstanding principal balance as of the Cut-off Date of $194,400,000 and accrues interest at an interest rate of 4.175% per annum. The Extra Space Self Storage Portfolio Whole Loan had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires payments of interest-only through the term of the Extra Space Self Storage Portfolio Whole Loan. The Extra Space Self Storage Portfolio Whole Loan matures on December 1, 2027.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

50

EXTRA SPACE SELF STORAGE PORTFOLIO

The Extra Space Self Storage Portfolio Mortgage Loan, evidenced by the non-controlling Note A-2, which will be contributed to the BANK 2018-BNK10 trust, had an original principal balance of $60,000,000 and has an outstanding principal balance as of the Cut-off Date of $60,000,000. The controlling Note A-1, with an original principal balance of $92,000,000, was contributed to the MSC 2017-HR2 trust. The non-controlling Note A-3, with an original principal balance of $42,400,000, is currently held by Morgan Stanley Bank, N.A. and is expected to be contributed to a future trust or trusts. The lender provides no assurances that the non-securitized pari passu note will not be split further. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Note Summary

Notes	Original Balance	Note Holder	Controlling Interest
A-1	$92,000,000	MSC 2017-HR2	Yes
A-2	$60,000,000	BANK 2018-BNK10	No
A-3	$42,400,000	Morgan Stanley Bank, N.A.	No
Total	$194,400,000

Following the lockout period, the borrower has the right to defease the Extra Space Self Storage Portfolio Whole Loan in whole, or in part as described below under “Partial Release,” on any date before July 1, 2027. In addition, the Extra Space Self Storage Portfolio Whole Loan is prepayable without penalty on or after June 1, 2027, in whole. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) January 1, 2021.

Sources and Uses

Sources			Uses
Original whole loan amount	$194,400,000	65.7%	Purchase price(1)	$295,000,000	99.7%
Sponsor’s new cash contribution	101,415,237	34.3	Closing costs	815,237	0.3
Total Sources	$295,815,237	100.0%	Total Uses	$295,815,237	100.0%

The Properties. The Extra Space Self Storage Portfolio Properties are comprised of 36 Extra Space branded self-storage properties containing a total of 20,890 units, comprised of approximately 77% non-climate controlled units, 17% climate controlled units and 6% recreational vehicle (“RV”) storage units. Average unit size, excluding RV storage, office, and warehouse SF, is 112 SF. The Extra Space Self Storage Portfolio Properties range in size from approximately 27,400 SF to 292,316 SF, inclusive of parking SF. The total portfolio SF is comprised of approximately 86% storage SF and 14% parking SF. While the percentage of parking SF accounts for less than 15% of total SF for 32 of the properties in the Extra Space Self Storage Portfolio, four properties including Henderson - Stephanie Place, Lake Elsinore – Central Avenue, Memphis – Covington Way and Killeen – Jasper Drive, have parking SF that accounts for greater than 15% of the individual property SF, the largest of which, Henderson – Stephanie Place, accounts for 61% of the individual property’s total SF.

The Extra Space Self Storage Portfolio Properties are located across fifteen states, with the largest presence in California (six properties, 17.8% of SF), New Jersey (six properties, 14.5% of SF), Nevada (two properties, 13.1% of SF) and Tennessee (six properties, 12.3% of SF) with the remaining 16 properties (42.3% of SF) located across 11 different states. The largest property accounts for only 6.6% of underwritten net cash flow and only two properties account for more than 5.0% of underwritten net cash flow. The five largest properties by underwritten net cash flow account for 25.0% of the portfolio’s underwritten net cash flow while the ten largest properties account for 44.5% of the portfolio’s underwritten net cash flow. The Extra Space Self Storage Portfolio Properties were built between 1940 and 2013 with a weighted average year built of 1988 and were acquired by Extra Space Storage or its affiliates between 1940 and 2013. According to the Extra Space Self Storage Portfolio Borrower, approximately $8.5 million in capital expenditures has been spent across the portfolio between 2010 and 2016. The weighted average occupancy for the Extra Space Self Storage Portfolio Properties was 95.1% by SF and 94.7% by unit, as of September 30, 2017.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

51

EXTRA SPACE SELF STORAGE PORTFOLIO

The following table presents certain information relating to the Extra Space Self Storage Portfolio Properties:

Extra Space Self Storage Portfolio Properties

Property Name	City / State	Year Built	Net Rentable Area (SF)(1)	Units	Allocated Cut-off Date Balance(2)	% of ALA	Appraised Value(3)	% of Appraised Value
Henderson - Stephanie Place	Henderson, NV	1996	292,316	1136	$13,010,000	6.7%	$18,700,000	6.6%
Brookfield - Federal Road	Brookfield, CT	1988, 2001	80,250	699	$9,710,000	5.0%	$13,800,000	4.9%
Kingston - Sawkill Road	Kingston, NY	1986, 2001	85,675	753	$9,330,000	4.8%	$12,400,000	4.4%
Lake Elsinore - Central Avenue	Lake Elsinore, CA	2000, 2013	105,785	654	$8,310,000	4.3%	$12,300,000	4.4%
Doylestown - North Broad Street	Doylestown, PA	1988	71,355	557	$8,130,000	4.2%	$11,400,000	4.0%
Pennsauken - South Crescent Boulevard	Pennsauken, NJ	1990	82,810	738	$7,910,000	4.1%	$12,300,000	4.4%
New Paltz - South Putt Corners Road	New Paltz, NY	1989, 2001	76,226	736	$7,720,000	4.0%	$10,900,000	3.9%
Tyngsborough - Industrial Way	Tyngsborough, MA	1990	79,200	575	$7,640,000	3.9%	$10,300,000	3.6%
Hemet - South Sanderson	Hemet, CA	1985, 2002	90,193	732	$7,280,000	3.7%	$11,000,000	3.9%
Bensalem - 1525 Bristol Pike	Bensalem, PA	2000	71,070	637	$7,160,000	3.7%	$10,800,000	3.8%
Eastpoint - Lakewood Avenue	Atlanta, GA	1962, 1989, 2005	90,200	806	$6,830,000	3.5%	$11,150,000	3.9%
Howell - Route 9 South	Howell, NJ	1987	69,765	702	$6,650,000	3.4%	$10,000,000	3.5%
Lawrenceville - Hurricane Shoals Road	Lawrenceville, GA	1995	103,830	751	$6,600,000	3.4%	$9,150,000	3.2%
Lawnside - White Horse Pike	Lawnside, NJ	1977	64,565	665	$6,400,000	3.3%	$10,300,000	3.6%
Phoenix - West Peoria	Phoenix, AZ	1980, 1998	63,214	631	$5,750,000	3.0%	$9,300,000	3.3%
Mount Laurel - Ark Road	Mount Laurel, NJ	1987	46,145	409	$5,200,000	2.7%	$7,700,000	2.7%
Burlington - Cadillac Road	Burlington, NJ	1940	62,160	672	$5,160,000	2.7%	$7,700,000	2.7%
Cherry Hill - Marlton Pike	Cherry Hill, NJ	1990	61,140	492	$5,150,000	2.6%	$7,500,000	2.7%
Bensalem - Knights Road	Bensalem, PA	2004	48,546	442	$4,980,000	2.6%	$7,600,000	2.7%
Albuquerque - Ellison Road Northwest	Albuquerque, NM	1995	54,860	514	$4,890,000	2.5%	$6,900,000	2.4%
Modesto - Crows Landing	Modesto, CA	2002	76,350	570	$4,650,000	2.4%	$6,000,000	2.1%
Auburndale - US Highway 92 West	Auburndale, FL	2000	63,675	525	$4,600,000	2.4%	$5,700,000	2.0%
San Bernardino - West Club Center Drive	San Bernardino, CA	1989	63,578	513	$4,360,000	2.2%	$6,300,000	2.2%
Memphis - Mount Moriah Terrace	Memphis, TN	1982, 1997	84,610	676	$4,200,000	2.2%	$5,650,000	2.0%
Hesperia - Mariposa Road	Hesperia, CA	1999	77,600	536	$3,870,000	2.0%	$5,600,000	2.0%
Memphis - Covington Way	Memphis, TN	1984, 1997	78,040	523	$3,820,000	2.0%	$5,300,000	1.9%
St Louis - Halls Ferry Road	St. Louis, MO	1998	58,200	465	$3,510,000	1.8%	$5,100,000	1.8%
Killeen - Jasper Drive	Killeen, TX	1974, 1979, 2004	94,970	717	$3,470,000	1.8%	$6,000,000	2.1%
Albuquerque - Airport Drive Northwest	Albuquerque, NM	1987	53,240	400	$2,970,000	1.5%	$4,500,000	1.6%
Memphis - Gateway Drive	Memphis, TN	1987	50,300	387	$2,820,000	1.5%	$3,650,000	1.3%
Victorville - Yates Road	Victorville, CA	1977	62,125	519	$2,790,000	1.4%	$3,800,000	1.3%
Las Vegas - North Lamont Street	Las Vegas, NV	1988	56,985	463	$2,190,000	1.1%	$3,800,000	1.3%
Columbus - East Main Street	Columbus, OH	1988	33,500	295	$2,130,000	1.1%	$2,750,000	1.0%
Memphis - Raleigh-LaGrange	Memphis, TN	1984	40,395	349	$1,930,000	1.0%	$2,700,000	1.0%
Memphis - 5675 Summer Avenue	Memphis, TN	1985	47,945	365	$1,760,000	0.9%	$2,350,000	0.8%
Memphis - Madison Avenue	Memphis, TN	1982	27,400	286	$1,520,000	0.8%	$2,250,000	0.8%
Total/Weighted Average			2,668,218	20,890	$194,400,000	100.0%	$282,650,000	100.0%

(1)	Includes 3,850 SF associated with commercial space across all of the Extra Space Self Storage Portfolio Properties.

(2)	Allocated Cut-off Date Balance is based on the Extra Space Self Storage Portfolio Whole Loan Cut-off Date balance. The allocated loan amounts are allocated based on the 9/30/2017 TTM net operating income of the individual Extra Space Self Storage Portfolio Properties.

(3)	The individual “as is” appraised values are shown. The appraiser also provided a bulk portfolio value for the Extra Space Self Storage Portfolio Properties of $299,250,000, which includes a portfolio premium of $16,600,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

52

EXTRA SPACE SELF STORAGE PORTFOLIO

The following table presents detailed information with respect to the unit mix and net operating income of the Extra Space Self Storage Portfolio Properties.

Extra Space Self Storage Portfolio Properties Unit Mix and NOI Summary(1)

Property Name	City / State	Date Acquired	Non-Climate Controlled	Climate Controlled	RV Units	Unit SF %	Parking SF %	9/30/2017 TTM NOI	% of Total 9/30/2017 TTM NOI
Henderson - Stephanie Place	Henderson, NV	7/1/2004	666	0	470	39.0%	61.0%	$1,141,429	6.7%
Brookfield - Federal Road	Brookfield, CT	7/14/2005	491	198	10	98.8%	1.2%	$851,941	5.0%
Kingston - Sawkill Road	Kingston, NY	7/14/2005	567	160	26	92.1%	7.9%	$818,310	4.8%
Lake Elsinore - Central Avenue	Lake Elsinore, CA	10/19/2011	477	21	156	59.0%	41.0%	$728,946	4.3%
Doylestown - North Broad Street	Doylestown, PA	1/1/2001	517	0	40	88.7%	11.3%	$713,051	4.2%
Pennsauken - South Crescent Boulevard	Pennsauken, NJ	12/1/2003	721	0	17	96.3%	3.7%	$693,688	4.1%
New Paltz - South Putt Corners Road	New Paltz, NY	7/14/2005	594	108	34	90.2%	9.8%	$677,043	4.0%
Tyngsborough - Industrial Way	Tyngsborough, MA	7/14/2005	575	0	0	100.0%	0.0%	$670,119	3.9%
Hemet - South Sanderson	Hemet, CA	7/14/2005	498	191	43	86.4%	13.6%	$638,388	3.7%
Bensalem - 1525 Bristol Pike	Bensalem, PA	1/1/2005	437	185	14	96.6%	3.4%	$628,304	3.7%
Eastpoint - Lakewood Avenue	Atlanta, GA	7/1/2004	693	83	30	93.0%	7.0%	$598,939	3.5%
Howell - Route 9 South	Howell, NJ	1/1/2002	691	0	10	97.1%	2.9%	$583,122	3.4%
Lawrenceville - Hurricane Shoals Road	Lawrenceville, GA	11/4/2013	438	257	56	87.1%	12.9%	$579,026	3.4%
Lawnside - White Horse Pike	Lawnside, NJ	7/1/2004	507	151	7	97.5%	2.5%	$561,739	3.3%
Phoenix - West Peoria	Phoenix, AZ	7/14/2005	408	223	0	100.0%	0.0%	$504,693	3.0%
Mount Laurel - Ark Road	Mount Laurel, NJ	7/14/2005	287	121	1	99.6%	0.4%	$455,932	2.7%
Burlington - Cadillac Road	Burlington, NJ	7/18/2012	191	476	5	97.9%	2.1%	$452,735	2.7%
Cherry Hill - Marlton Pike	Cherry Hill, NJ	7/1/2004	322	168	2	99.5%	0.5%	$451,476	2.6%
Bensalem - Knights Road	Bensalem, PA	4/1/2006	213	219	10	96.5%	3.5%	$437,175	2.6%
Albuquerque - Ellison Road Northwest	Albuquerque, NM	7/14/2005	514	0	0	100.0%	0.0%	$429,337	2.5%
Modesto - Crows Landing	Modesto, CA	6/1/2007	550	0	20	91.6%	8.4%	$407,564	2.4%
Auburndale - US Highway 92 West	Auburndale, FL	5/2/2012	313	212	0	100.0%	0.0%	$403,848	2.4%
San Bernardino - West Club Center Drive	San Bernardino, CA	11/1/2000	501	0	12	95.9%	4.1%	$382,308	2.2%
Memphis - Mount Moriah Terrace	Memphis, TN	7/14/2005	500	130	46	87.9%	12.1%	$368,422	2.2%
Hesperia - Mariposa Road	Hesperia, CA	10/19/2011	536	0	0	100.0%	0.0%	$339,722	2.0%
Memphis - Covington Way	Memphis, TN	7/14/2005	244	240	39	83.3%	16.7%	$335,021	2.0%
St Louis - Halls Ferry Road	St. Louis, MO	5/1/2001	465	0	0	100.0%	0.0%	$308,298	1.8%
Killeen - Jasper Drive	Killeen, TX	11/4/2013	291	312	114	72.3%	27.7%	$304,105	1.8%
Albuquerque - Airport Drive Northwest	Albuquerque, NM	7/1/2004	391	0	9	97.3%	2.7%	$260,948	1.5%
Memphis - Gateway Drive	Memphis, TN	7/14/2005	387	0	0	100.0%	0.0%	$246,946	1.4%
Victorville - Yates Road	Victorville, CA	10/19/2011	498	0	21	91.3%	8.7%	$244,392	1.4%
Las Vegas - North Lamont Street	Las Vegas, NV	4/1/2001	411	30	22	92.4%	7.6%	$192,375	1.1%
Columbus - East Main Street	Columbus, OH	7/14/2005	295	0	0	100.0%	0.0%	$186,696	1.1%
Memphis - Raleigh-LaGrange	Memphis, TN	7/14/2005	321	12	16	91.2%	8.8%	$169,541	1.0%
Memphis - 5675 Summer Avenue	Memphis, TN	7/14/2005	347	11	5	97.4%	2.6%	$154,416	0.9%
Memphis - Madison Avenue	Memphis, TN	7/14/2005	286	0	0	100.0%	0.0%	$133,313	0.8%
Total/Weighted Average			16,143	3,508	1,235	86.3%	13.7%	$17,053,307	100.0%

(1)	Based on information provided by the Extra Space Self Storage Portfolio Borrower.

The following table presents historical occupancy percentages at the Extra Space Self Storage Portfolio Properties:

Historical Occupancy

12/31/2013	12/31/2014	12/31/2015	12/31/2016	9/30/2017
86.5%	88.7%	93.0%	93.6%	95.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

53

EXTRA SPACE SELF STORAGE PORTFOLIO

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Extra Space Self Storage Portfolio Properties:

Cash Flow Analysis

	2014	2015	2016	TTM 6/30/2017	U/W(1)	% of U/W Effective Gross Income	U/W $ per SF
Base Rent(1)	$22,697,753	$24,564,446	$26,226,349	$27,627,825	$27,627,825	99.9%	$10.35
Other Income(2)	$1,540,947	$1,640,794	$1,714,680	$1,720,469	$1,720,469	6.2	0.64
Concessions and Credit Loss	($1,599,426)	($1,404,249)	($1,549,909)	($1,703,137)	($1,703,137)(3)	(6.2)	(0.64)
Effective Gross Income	$22,639,275	$24,800,992	$26,391,121	$27,645,157	$27,645,157	100.0%	$10.36

Total Operating Expenses	$9,853,788	$10,151,952	$10,291,797	$10,591,850	$10,672,978	38.6	4.00

Net Operating Income	$12,785,487	$14,649,039	$16,099,324	$17,053,307	$16,972,179	61.4%	$6.36
Capital Expenditures	$0	$0	$0	$0	$412,651	1.5	0.15
Net Cash Flow	$12,785,487	$14,649,039	$16,099,324	$17,053,307	$16,559,528	59.9%	$6.21

NOI DSCR(4)	1.55x	1.78x	1.96x	2.07x	2.06x
NCF DSCR(4)	1.55x	1.78x	1.96x	2.07x	2.01x
NOI DY(4)	6.6%	7.5%	8.3%	8.8%	8.7%
NCF DY(4)	6.6%	7.5%	8.3%	8.8%	8.5%

(1)	Base Rent is net of vacancy and includes parking income, billboard income and commercial income. Parking income accounts for 4.0% of UW Base Rent. Billboard income and commercial income each account for less than 0.2% of UW Base Rent.

(2)	Other Income is comprised of administration fees, late fees, miscellaneous fees and merchandise sales.

(3)	The underwritten economic vacancy is 5.3%. As of September 30, 2017, the Extra Space Self Storage Portfolio Properties were 95.1% physically occupied.

(4)	The debt service coverage ratios and debt yields are based on the Extra Space Self Storage Portfolio Whole Loan.

Appraisal. As of the appraisal valuation date of November 1, 2017, the Extra Space Self Storage Portfolio Properties had an “as-portfolio” bulk appraised value of $299,250,000, which includes a portfolio premium of $16,000,000. The sum of the individual “as-is” appraised values of the Extra Space Self Storage Portfolio Properties is $282,650,000.

Environmental Matters. According to the Phase I environmental site assessments dated November 3, 2017, there are no recognized environmental conditions at the Extra Space Self Storage Portfolio Properties.

Market Overview and Competition. The Extra Space Self Storage Portfolio Properties are geographically diverse, located in 15 different markets across 15 states. The greatest concentration of Extra Space Self Storage Portfolio Properties is located in California (six properties, 17.8% of SF), New Jersey (six properties, 14.5% of SF), Nevada (two properties, 13.1% of SF) and Tennessee (six properties, 12.3% of SF), with the remaining sixteen properties (42.3% of SF) located across 11 different states.

The following tables present state-level information with respect to the Extra Space Self Storage Portfolio Properties:

Extra Space Self Storage Portfolio Market Summary(1)

State	Count	Total SF(2)	Total Units	Climate Controlled Units	Wtd Avg Occ. (SF)(3)	Wtd. Avg. Ann. Rest PSF	ALA	In Place Ann. Rent	% of Ann. Rent
California	6	475,631	3,524	212	95.5%	$8.92	$31,260,000	$4,243,653	15.4%
New Jersey	6	386,585	3,678	916	95.8%	$13.83	$36,470,000	$5,347,017	19.4%
Nevada	2	349,301	1,599	30	96.7%	$5.36	$15,200,000	$1,873,907	6.8%
Tennessee	6	328,690	2,586	393	93.2%	$8.32	$16,050,000	$2,735,589	9.9%
Georgia	2	194,030	1,557	340	95.5%	$10.25	$13,430,000	$1,987,912	7.2%
Pennsylvania	3	190,971	1,636	404	95.1%	$14.46	$20,270,000	$2,760,958	10.0%
New York	2	161,901	1,489	268	93.9%	$15.07	$17,050,000	$2,440,363	8.8%
New Mexico	2	108,100	914	-	96.3%	$10.04	$7,860,000	$1,085,628	3.9%
Texas	1	94,970	717	312	90.8%	$6.68	$3,470,000	$634,029	2.3%
Connecticut	1	80,250	699	198	97.7%	$15.23	$9,710,000	$1,222,484	4.4%
Massachusetts	1	79,200	575	-	94.1%	$12.14	$7,640,000	$961,654	3.5%
Florida	1	63,675	525	212	95.8%	$9.46	$4,600,000	$602,600	2.2%
Arizona	1	63,214	631	223	94.6%	$12.16	$5,750,000	$768,856	2.8%
Missouri	1	58,200	465	-	91.3%	$10.32	$3,510,000	$600,697	2.2%
Ohio	1	33,500	295	-	94.9%	$10.82	$2,130,000	$362,477	1.3%
Total / Wtd. Avg.	36	2,668,218	20,890	3,508	95.1%	$10.35	194,400,000	$27,627,825	100.0%

(1)	Based on information provided by the Extra Space Self Storage Portfolio Borrower.

(2)	Includes 3,850 SF associated with commercial space across all of the Extra Space Self Storage Portfolio Properties.

(3)	Occupancy and Ann. Rent are as of the September 30, 2017 trailing twelve month period.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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EXTRA SPACE SELF STORAGE PORTFOLIO

The following table presents demographic information with respect to the Extra Space Self Storage Portfolio Properties:

Extra Space Self Storage Portfolio Demographic Summary (1)

Market	Location	Count	Market 10x10 Non-Climate Controlled Rent	Market 10x10 Climate Controlled Rent	Market Vacancy	Population 2016 (Million)	Rentable SF per Capita	Median HH Income	Avg HH Size
Philadelphia	Northeast	8	$121.7	$141.3	8.5%	6.1	3.6	$63,168	2.6
Greater New York	Northeast	3	$267.3	$303.8	12.6%	20.1	2.7	69,651	2.7
San Bernardino-Riverside	West	5	$104.7	$145.4	8.7%	4.5	5.1	56,571	3.2
Memphis	Southeast	6	$80.4	$125.6	11.6%	1.4	7.0	48,624	2.6
Atlanta	Southeast	2	$96.2	$126.4	10.0%	5.7	6.4	58,098	2.7
Las Vegas	Southwest	2	$94.1	$103.8	9.6%	2.1	6.2	52,771	2.7
Boston	Northeast	1	$181.0	$152.0	10.7%	4.8	3.9	76,745	2.5
Albuquerque	Southwest	2	N/A	N/A	N/A	0.9	N/A	49,967	2.5
Central New Jersey	Northeast	1	$136.5	$157.7	7.5%	0.4	N/A	74,942	2.6
Phoenix	Southwest	1	$108.5	$130.3	11.7%	4.6	4.8	54,976	2.7
Central Valley	West	1	$119.3	$142.6	6.9%	2.3	7.0	60,907	2.7
Tampa-St Petersburg	Southeast	1	$114.8	$148.9	8.3%	3.0	6.2	48,529	2.4
Austin	Southeast	1	$104.9	$149.3	10.8%	2.0	7.6	65,493	2.6
St Louis	Midwest	1	$93.0	$134.5	10.3%	2.8	5.9	56,375	2.5
Columbus	Midwest	1	$120.6	$90.9	10.0%	2.0	5.8	56,725	2.5
Total / Wtd. Avg.		36	$133.7	$159.7	9.8%	62.7	4.9	$62,727	2.7

(1)	Based on 2016 demographic and market information as provided by third party research reports and the Extra Space Self Storage Portfolio Borrower.

The Borrower. The borrower is Storage Portfolio II Subsidiary LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Extra Space Self Storage Portfolio Whole Loan. Extra Space Storage Inc. is the guarantor of certain nonrecourse carveouts under the Extra Space Self Storage Portfolio Whole Loan.

The Extra Space Self Storage Portfolio Borrower is 90% indirectly owned by Teachers Insurance and Annuity Association of America (“TIAA”) for the benefit of the Separate Real Estate Account (“TIAA Real Estate”) and 10% indirectly owned by ExtraSpace Storage, Inc. (“Extra Space Storage”). A subsidiary of Extra Space Storage is the managing member of the joint venture between TIAA Real Estate and Extra Space Storage which owns the Extra Space Self Storage Portfolio Borrower.

If a buy/sell is triggered such that TIAA Real Estate becomes the sole indirect owner of the borrower, Teachers REA, LLC has been approved as replacement guarantor provided that it meets certain net worth and liquidity requirements set forth in the loan documents and there has been no material adverse change in its financial condition or status.TH Real Estate is an affiliate of Nuveen, LLC, an investment management arm of TIAA. TH Real Estate is a real estate investment services firm with over 530 real estate professionals located in more than 20 cities throughout the Unites States, Europe and Asia-Pacific. As of June 30, 2017, TH Real Estate had over $103 billion of assets under management globally. Extra Space Storage is headquartered in Salt Lake City, Utah and owned or operated over 1,400 self-storage locations across 38 states, Washington, D.C. and Puerto Rico as of June 30, 2017.

The Borrower Sponsor. The borrower sponsors are ExtraSpace Storage Inc. and TH Real Estate.

Escrows. The Extra Space Self Storage Portfolio Borrower is required to escrow monthly 1/12th of the annual estimated real estate tax payments. Notwithstanding the foregoing, so long as Extra Space Storage Inc. is the non-recourse carve-out guarantor, the Extra Space Self Storage Portfolio Borrower will not be required to make deposits to the real estate tax escrow, provided that (i) no Cash Sweep Event Period (as defined below) is continuing and (ii) the Extra Space Self Storage Portfolio Borrower provides the lender paid receipts for taxes upon written request by no later than three business days prior to the date such taxes would be delinquent. The Extra Space Self Storage Portfolio Borrower is required to escrow monthly 1/12th of the annual estimated insurance premiums. Notwithstanding the foregoing, so long as Extra Space Storage Inc. is the non-recourse carve-out guarantor, the Extra Space Self Storage Portfolio Borrower will not be required to make deposits to the insurance reserve provided (i) no event of default is continuing and (ii) the Extra Space Self Storage Portfolio Borrower maintains an acceptable blanket insurance policy.

Lockbox and Cash Management. The Extra Space Self Storage Portfolio Whole Loan provides for a springing soft lockbox and springing cash management, in each case upon the occurrence of a Cash Sweep Event Period. Upon the first occurrence of a Cash Sweep Event Period, the Extra Space Self Storage Portfolio Borrower is required to establish (i) a lockbox account, into which, during a Cash Sweep Event Period, all rents (less costs anticipated for debits for credit and chargebacks, fees, and refunded items) are required to be deposited by the Extra Space Self Storage Portfolio Borrower and/or the property manager within five business days after receipt and (ii) a lender-controlled cash management account. During the continuance of a Cash Sweep Event Period, all funds in the lockbox account are required to be swept each day to the cash management account. Provided no event of default is continuing, funds in the cash management account are required to be applied on each monthly payment date to disburse to the Extra Space Self Storage Portfolio Borrower amounts for the payment of De Minimis Revenue (as defined below), to pay debt service on the Extra Space Self Storage Portfolio Whole Loan, to fund required reserve deposits as described above under “Escrows and Reserves,” to pay operating expenses set forth in the approved annual budget, and extraordinary expenses approved by the lender, and thereafter, to the extent (i) a Cash Sweep Event Period is continuing, to deposit any remaining cash flow into an account to be held as additional security for the Extra Space Self Storage Portfolio Whole Loan during the continuance of the Cash Sweep Event Period and (ii) no Cash Sweep Event Period exists, to disburse any remaining cash flow to the Extra Space Self Storage Portfolio Borrower. If a Cash Sweep Event Period no longer exists, the Extra Space Self Storage Portfolio Borrower and property manager will no longer be obligated to deposit rents into the lockbox account.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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EXTRA SPACE SELF STORAGE PORTFOLIO

De Minimis Revenue” means sums for the payment of tenant insurance premiums, sales tax, and packing supply cash receipts. De Minimis Revenue is required to be disbursed to the Extra Space Self Storage Portfolio Borrower within five business days after delivery to the lender of a budget for such expenses.

A “Cash Sweep Event Period” will commence upon the earlier of (i) an event of default or (ii) the debt service coverage ratio being less than 1.10x for 12 consecutive months and continue until; (a) in the case of clause (i), the cure of such event of default and (b) in the case of clause (ii), the debt service coverage ratio is equal to or greater than 1.25x for the immediately preceding six consecutive calendar months.

Property Management. The Extra Space Self Storage Portfolio Properties are currently managed by Extra Space Management, Inc.

Assumption. The borrower has the right to transfer the Extra Space Self Storage Portfolio Properties in their entirety, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including, but not limited to: (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing, (ii) a guaranty and environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from each rating agency assigned to the Series 20181 BNK10 Certificates that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2018-BNK10 Certificates and similar confirmations from each rating agency rating any securities backed by the Extra Space Self Storage Portfolio companion loans with respect to the ratings of such securities.

Partial Release. After the Release Date (as defined below) and prior to June 1, 2027, provided no event of default has occurred and is continuing, the Extra Space Self Storage Portfolio Borrower may obtain a release of any of the individual properties comprising the Extra Space Self Storage Portfolio Properties upon defeasance of an amount equal to 125% of the allocated loan amount of such individual property; provided that the following conditions, among others, are satisfied: (i) after giving effect to the release, the debt yield with respect to the remaining properties is greater than the debt yield of all of the properties immediately prior to the related release; and (ii) the partial defeasance is permitted under REMIC requirements (and the lender receives an opinion of counsel that the partial defeasance will not cause a REMIC trust formed pursuant to a securitization of any portion of the Extra Space Self Storage Portfolio Whole Loan to fail to maintain its status as a REMIC).

“Release Date” means the earlier to occur of (i) the third anniversary of the first monthly payment date under the Extra Space Self Storage Portfolio Whole Loan and (ii) the date that is two years from the “startup day” of the REMIC trust established in connection with the last securitization involving any portion of the Extra Space Self Storage Portfolio Whole Loan.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The Extra Space Self Storage Portfolio Borrower is required to obtain insurance against acts of terrorism or other similar acts or events in form and substance reasonably satisfactory to the lender, including all risk insurance in an amount equal to 100% of full replacement cost and eighteen months of business interruption insurance. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 is in effect (or any extension thereof or other federal government program with substantially similar protection), the Extra Space Self Storage Portfolio Borrower is required to maintain, and the lender is required to accept, terrorism insurance which covers “covered acts” (as defined by such statute or other program), as full compliance as it relates to the risks required to be covered pursuant to the preceding sentence, so long as such statute or other program covers both domestic and foreign acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

56

BAYBROOK LIFESTYLE AND POWER CENTER

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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BAYBROOK LIFESTYLE AND POWER CENTER

Dillard's
Z GALLERIE
LUSH
ANTHROPOLOGIE
Sur La Table
Soma
DAVE AND BUSTER'S D&B
STAR CINEMAGRILL
Yard House
ZARA
FOREVER 21
ARHAUS
KONA GRILL
MAGGIANO'S
Anchor / Non-Collateral
Ground Leased Anchor
Non Anchor / In-line
Vacant

PARKING GARAGE 2ND LEVEL
LIFETIME FITNESS
BAYBROOK MALL DRIVE
GLENWEST DRIVE
GULFBROOK DRIVE
PARKING GARAGE
DICK'S
The Container Store
STAR CINEMAGRILL
jcpenney
Dillard's
SHOPS
ZARA
FOREVER 21
macy's
sears
RED ROBIN
Fidelity
sleep number
WHISKEY CAKE KITCHEN & BAR
BAY AREA BOULEVARD
GULF FREEWAY
Ground Leased Anchor
Non Anchor/Inline/Outparcel
Anchor / Non-Collateral

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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BAYBROOK LIFESTYLE AND POWER CENTER

Baybrook Lifestyle and Power Center
500 Baybrook Mall Drive
Friendswood, TX 77546
Pasadena
Deer Park
South Houston
HOUSTON
Clear Lake
Pearland
Friendswood
Webster
League City
Dickinson
Seabrook
Kemah
La Porte
HARRIS COUNTY
GALVESTON COUNTY
Downtown Houston 12 miles
Galveston 21 miles
Southbelt/ Ellington
Ellington Field
Lone Star Flight Museum
NASA Johnson Space Center
University of Houston-Clear Lake
Armand Bayou Park
Clear Lake
Lunar & Planetary Institute
Star Plaza Shopping Ctr.
Rocket Park
Independence Plaza at Space Ctr. Houston
Houston Methodist St. John Hospital
Clear Lake Regional Medical Ctr.
Baybrook Gateway
Clear Lake Camino South
Clear Lake Golf Course
Bay Oaks Country Club
Baywood Country Club
Chemlake Golf Course
Bay Area Business Park
Kemah Boardwalk
Autumn Creek Village
Magnolia Creek Golf Links
Beacon Lakes Golf Course
Friendswood Country Club
League City Towne Center
Memorial Hermann Southeast Hospital
San Jacinto College South
San Jacinto College Central
Almeda Mall
The Patients Medical Ctr.
Kindred Hospital-Bay Area
Fairway Plaza
Pasadena Convention Center
Texas Chiropractic College
Memorial Stadium
Abshire Stadium
Pasadena Town Square
Battleground Golf Course at Deer Park
Gulf Frwy
Sam Houston Pkwy
NASA Pkwy
NASA Bypass
Bay Area Blvd
Proposed Grand Pkwy
Deke Slayton Hwy
Marina Bay Dr
League City Pkwy
Main St
Red Bluff Rd
Genoa Red Bluff Rd
Fairmont Pkwy
Spencer Hwy
Crenshaw Rd
Galveston Rd
Old Galveston Rd
El Camino Real
El Dorado Blvd
Clear Lake City Blvd
Middlebrook Dr
Beamer Rd
Scarsdale Blvd
Dixie Farm Rd
Blackhawk Blvd
Hastings Friendswood Rd
Friendswood Dr
Donaldson Rd
Parkwood Ave
Egret Bay Blvd
Kirby Rd
Meyer Ave
Dickinson Ave
41st St E
Port Dr
Bay Area Blvd
Southmore Ave
Richey St
Allen Genoa Rd
Shaver St
Preston Ave
Vista Rd
Pasadena Blvd
Center St
HOUSTON
Baytown
Galveston Bay
Texas City
Galveston
Sugar Land
Missouri City
Pearland
Friendswood
League City
Pasadena
La Porte
Alvin
Humble
Atascocita

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

59

No. 7 – Baybrook Lifestyle and Power Center

Loan Information				Property Information
Mortgage Loan Seller:	Morgan Stanley Mortgage Capital Holdings LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/DBRS/Moody’s):	NR/NR/NR			Property Type:	Retail
Original Principal Balance(1):	$60,000,000			Specific Property Type:	Lifestyle Center
Cut-off Date Balance(1):	$60,000,000			Location:	Friendswood, TX
% of Initial Pool Balance:	4.7%			Size:	636,845 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF(1):	$219.83
Borrower Name:	Baybrook LPC, LLC; Baybrook LTF Owner, LLC; Gulfbrook Services, Inc.			Year Built/Renovated:	2015/NAP
Borrower Sponsor:	GGP Real Estate Holding I, Inc.			Title Vesting:	Fee
Mortgage Rate:	3.770%			Property Manager:	Self-managed
Note Date:	November 17, 2017			4th Most Recent Occupancy (As of):	NAV
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	NAV
Maturity Date:	December 1, 2027			2nd Most Recent Occupancy (As of:	NAV
IO Period:	120 months			Most Recent Occupancy (As of):	91.7% (12/31/2016)
Loan Term (Original):	120 months			Current Occupancy (As of)(4):	94.1% (11/13/2017)
Seasoning:	2 months
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	NAV
Call Protection:	L(26),D(90),O(4)			3rd Most Recent NOI (As of):	NAV
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI (As of):	$7,661,415 (12/31/2016)
Additional Debt(1):	Yes			Most Recent NOI (As of)(5):	$12,031,676 (TTM 9/30/2017)
Additional Debt Type(1):	Pari Passu
				U/W Revenues:	$20,728,426
				U/W Expenses:	$4,953,868
				U/W NOI(6):	$15,774,558
				U/W NCF:	$14,961,901
				U/W NOI DSCR(1):	2.95x
Escrows and Reserves(2):				U/W NCF DSCR(1):	2.80x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield(1):	11.3%
Taxes	$0	Springing	NAP	U/W NCF Debt Yield(1):	10.7%
Insurance	$0	Springing	NAP	As-Complete Appraised Value(7):	$241,000,000
Replacement Reserves	$0	Springing	$159,211	As-Complete Appraisal Valuation Date:	July 1, 2018
TI/LC Reserve	$0	Springing	$636,845	Cut-off Date LTV Ratio(1)(7):	58.1%
Life Time Fitness Reserve(3)	$22,000,000	$0	NAP	LTV Ratio at Maturity or ARD(1)(7):	58.1%

(1)	See “The Mortgage Loan” section. All statistical financial information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Baybrook Lifestyle and Power Center Whole Loan (as defined below).
(2)	See “Escrows” section.
(3)	In the event that the commencement date of the Life Time Fitness lease or a replacement lease does not occur by November 17, 2019, the lender may elect to apply the Life Time Fitness Reserve to prepay the Baybrook Lifestyle and Power Center Whole Loan and pay the related prepayment fee as described below under “Escrows” and “Partial Release.”
(4)	Current Occupancy includes the 120,000 square feet Life Time Fitness building, which is currently under construction. The Life Time Fitness tenant is expected to take occupancy and commence paying rent in June 2018, and to open for business in the third quarter of 2018.
(5)	The increase in Most Recent NOI is due to the majority of tenants taking occupancy in the second half of 2016. A total of 22 tenants accounting for 368,706 square feet (57.9% of NRA) and $8,213,758 base rent (52.8% of UW Base Rent), including the Life Time Fitness lease had lease commencement dates after June 1, 2016.
(6)	UW base rent includes rent steps through November 30, 2018 totaling $281,476 and $1,985,000 of base rent attributable to Life Time Fitness. The Life Time Fitness building is currently under construction and the tenant is expected to take occupancy and commence paying rent in June 2018. Life Time Fitness is expected to open for business in the third quarter of 2018. Excluding the Life Time Fitness lease, UW base rent would be $13,578,600, UW NCF DSCR would be 2.46x and UW NOI Debt Yield would be 9.9% based on the $140,000,000 Baybrook Lifestyle and Power Center Whole Loan. The increase in UW NOI over the Most Recent NOI is attributable to 12 leases accounting for approximately $4.1 million in additional base rent, including Life Time Fitness.
(7)	The Appraised Value represents the “As-Completed” Value which assumes the under construction improvements of the Life Time Fitness expansion are completed with Life Time Fitness taking occupancy. The appraiser’s “as-is” concluded value, excluding the Life Time Fitness parcel and lease, of $203,860,000 would result in a Cut-off Date LTV Ratio and LTV Ratio at and Maturity Date or ARD of approximately 58.9%, after accounting for the estimated pay-down based on certain assumptions of the Baybrook Lifestyle and Power Center Whole Loan, and payment of the prepayment consideration provided for in the loan documents, resulting from the $22,000,000 Life Time Fitness Reserve. The actual amount of the pay-down and the prepayment consideration may be different from the assumed amounts.

The Mortgage Loan. The mortgage loan (the “Baybrook Lifestyle and Power Center Mortgage Loan”) is part of a whole loan (the “Baybrook Lifestyle and Power Center Whole Loan”) evidenced by four pari passu promissory notes, secured by the fee interest in a 636,845 square foot lifestyle center in Friendswood, Texas (the “Baybrook Lifestyle and Power Center Property”). The Baybrook Lifestyle and Power Center Whole Loan was originated on November 17, 2017 by Morgan Stanley Bank N.A.. The Baybrook Lifestyle

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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BAYBROOK LIFESTYLE AND POWER CENTER

and Power Center Whole Loan had an original principal balance of $140,000,000, has an outstanding principal balance as of the Cut-off Date of $140,000,000 and accrues interest at an interest rate of 3.770% per annum. The Baybrook Lifestyle and Power Center Whole Loan had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires payments of interest-only through the term of the Baybrook Lifestyle and Power Center Whole Loan. The Baybrook Lifestyle and Power Center Whole Loan matures on December 1, 2027.

The Baybrook Lifestyle and Power Center Mortgage Loan, evidenced by Note A-2 and Note A-4, will be contributed to the BANK 2018-BNK10 securitization trust, had an aggregate original principal balance of $60,000,000, have an aggregate outstanding principal balance as of the Cut-off Date of $60,000,000 and represent a pari passu non-controlling interest in the Baybrook Lifestyle and Power Center Whole Loan. The controlling notes and noteholders are shown in the note summary table below. The lender provides no assurances that any non-securitized notes will not be split further. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Note Summary

Notes	Original Balance	Note Holder	Controlling Interest
A-1	$50,000,000	MSC 2017-HR2	Yes
A-2	$40,000,000	BANK 2018-BNK10	No
A-3	$30,000,000	MSC 2017-HR2	No
A-4	$20,000,000	BANK 2018-BNK10	No
Total	$140,000,000

Following the lockout period, the Baybrook Lifestyle and Power Center Borrower has the right to defease the Baybrook Lifestyle and Power Center Whole Loan in whole, but not in part. In addition, the Baybrook Lifestyle and Power Center Whole Loan is prepayable without penalty on or after May 1, 2027. Provided no even of default occurs, the Baybrook Lifestyle and Power Center Borrower may obtain a release of vacant, non-income producing and unimproved parcels and substitute them with a parcel of reasonably equivalent value.

Sources and Uses

Sources			Uses
Original whole loan amount	$140,000,000	100.0%	Loan Payoff	$113,458,381	81.0%
			Reserves	$22,000,000	15.7
			Return of equity	3,847,871	2.7
			Closing Costs	693,748	0.5
Total Sources	$140,000,000	100.0%	Total Uses	$140,000,000	100.0%

The Property. The Baybrook Lifestyle and Power Center Property is a 636,845 square feet lifestyle and power center comprised of 15 buildings located adjacent to the Baybrook Mall in Friendswood, Texas. Built in 2015, the Baybrook Lifestyle and Power Center Property sits on 80.9 acres and is comprised of 516,845 square feet of retail space as well as a 120,000 square foot expansion, consisting of the Life Time Fitness building that is currently under construction and contains a total of 2,948 parking spaces (4.63 spaces per 1,000 square feet of NRA). As of November 13, 2017, the Baybrook Lifestyle and Power Center Property was 94.1% leased by a mix of 50 national and local retail and restaurant tenants. A total of seven major tenant leases have been signed during 2016 and 2017, including Dick’s Sporting Goods, Recreational Equipment, Inc. (“REI”), Total Wine & More, The Container Store, Arhaus Furniture, Anthropologie and Perry’s Steakhouse & Grille. Other major tenants include Star Cinema Grill, Dave & Buster’s, Zara and Yard House Restaurant. Apart from Life Time Fitness and Dick’s Sporting Goods, no other tenant accounts for more than 6.6% of NRA or 6.2% of underwritten rent. Inline tenants include Z Gallerie, Charming Charlie, J. Jill, Soma Intimates, Kendra Scott, Sunglass Hut and a variety of dining tenants. Comparable inline sales, represented by 14 tenants with at least one full year of sales, were $505 per square foot as of the September 2017 TTM period, while six restaurant tenants with at least 12 months of operations reported sales of $503 per square foot.

The Baybrook Lifestyle and Power Center Property is located directly adjacent to the Baybrook Mall, which is anchored by Dillard’s, JCPenney and Macy’s. The Baybrook Mall, owned by borrower affiliates, is the largest shopping center in southeast Houston and has averaged approximately 99% occupancy over the last five years and reported in-line sales of $770 per square foot as of 2016. The lifestyle component of the Baybrook Lifestyle and Power Center Property has been integrated into the Baybrook Mall via direct access provided by entrance located in between the Dillard’s and Forever 21 boxes, and includes eight buildings surrounding an open courtyard referred to as The Lawn, a spacious grassy courtyard providing a gathering area for the community. The majority of the tenants surrounding the courtyard largely comprise entertainment and dining tenants, such as Star Cinema Grill, Dave & Busters, Perry’s Steakhouse & Grille, Yard House Restaurant, Kona Grill and Maggiano’s Little Italy. The power center portion of the Baybrook Lifestyle and Power Center Property is located to the north of the lifestyle component and is comprised of two big box buildings leased to Dick’s Sporting Goods in one building and The Container Store, REI and Total Wine & More in the other building. The building occupied by Dick’s Sporting Goods is a 105,000 square foot space demised into three separate suites and occupied as a Dick’s Sporting Goods, Field & Stream and Golf Galaxy. The power center component also features two other inline buildings and two freestanding restaurants.

Life Time Fitness is expected to occupy a 120,000 square foot single building that is currently under construction on a parcel adjacent to the remainder of the Baybrook Lifestyle and Power Center Property. Construction of the Life Time Fitness building is expected to be completed in June 2018, with Life Time Fitness rent commencing June 1, 2018. Life Time Fitness is expected to open for business in the third quarter of 2018. Gap rent has not been reserved. Life Time Fitness is entitled to a $27,500,000 tenant allowance in connection with construction of its building, to be disbursed monthly, which has not been reserved for. In relation to the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Life Time Fitness parcel, $22.0 million of the $140.0 million Baybrook Lifestyle and Power Center Whole Loan is held in escrow and required to be released to the Baybrook Lifestyle and Power Center Borrowers upon Life Time Fitness taking occupancy of its space. If Life Time Fitness does not take occupancy by November 17, 2019, the lender will have the right, in its sole discretion, to apply the escrow to prepay the Baybrook Lifestyle and Power Center Whole Loan, together with prepayment consideration, as described above under “The Mortgage Loan,” and the Life Time Fitness parcel is permitted to be released as described below under “Partial Release.”

The following table presents certain information relating to the tenancy at the Baybrook Lifestyle and Power Center Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	9/30/2017 TTM Sales PSF	9/30/2017 TTM Occupancy Cost(3)	Lease Expiration Date

Anchor Tenants
Life Time Fitness(4)	NR/NR/NR	120,000	18.8%	$16.54	$1,985,000	12.8%	NAV	NAV	9/1/2038
Dick’s Sporting Goods(5)	NR/NR/NR	105,000	16.5%	$16.69	$1,752,450	11.3%	NAV	NAV	1/31/2027
Total Anchor Tenants		225,000	35.3%	$16.61	$3,737,450	24.0%

Major Tenants
Star Cinema Grill(6)	NR/NR/NR	42,147	6.6%	$19.00	$800,793	5.1%	$1,085,689	10.9%	12/31/2030
Dave & Buster’s	NR/NR/NR	41,996	6.6%	$22.86	$960,000	6.2%	$223	13.1%	1/31/2031
Zara(7)	NR/NR/NR	36,982	5.8%	$5.68	$210,058	1.3%	$117	4.9%	12/31/2025
REI(8)	NR/NR/NR	25,000	3.9%	$16.00	$400,000	2.6%	NAV	NAV	2/28/2027
Total Wine & More(8)	NR/NR/NR	24,780	3.9%	$17.69	$438,358	2.8%	NAV	NAV	1/31/2028
The Container Store(9)	NR/NR/B	23,904	3.8%	$25.10	$599,990	3.9%	NAV	NAV	2/29/2032
Arhaus Furniture(10)	NR/NR/NR	13,905	2.2%	$35.00	$486,675	3.1%	$192	23.4%	4/30/2026
Anthropologie(11)	NR/NR/NR	10,111	1.6%	$28.50	$288,164	1.9%	NAV	NAV	1/31/2027
Yard House Restaurant	NR/NR/NR	10,082	1.6%	$36.00	$362,952	2.3%	$580	9.5%	12/31/2025
Perry’s Steakhouse & Grille	NR/NR/NR	10,021	1.6%	$47.78	$478,803	3.1%	$810	7.3%	1/31/2031
Major Tenants Total(12)		238,928	37.5%	$21.03	$5,025,793	32.3%	$265	10.7%

Other Tenants		135,641	21.3%	$50.13	$6,800,356	43.7%	$335	19.3%
Occupied Total(12)		599,569	94.1%	$25.96	$15,563,600	100.0%

Vacant Retail Space		37,276	5.9%
Collateral Total		636,845	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	Annual U/W Base Rent includes contractual rent steps equal to $281,476 through November 30, 2018.
(3)	Occupancy Cost is based on the underwritten rent as of the November 13, 2017 rent roll and underwritten reimbursements divided by most recently reported sales.
(4)	Life Time Fitness is expected to take occupancy upon completion of the buildout of the 120,000 square feet building, which is currently under construction, with an expected completion of June 2018, and is expected to commence paying rent in June 2018 and to open for business in fall 2018.
(5)	Dick’s Sporting Goods, which is comprised of Dick’s Sporting Goods, Field & Stream and Golf Galaxy, reports sales on an annual basis, accordingly, updated sales were not available for the September 30, 2017 TTM period. Dick’s Sporting Goods reported gross sales of $8,746,835 as of their first reporting period ending January 2017, which reflects operations at the Baybrook Lifestyle and Power Center Property between the lease start date of October 19, 2016 and January 31, 2017.
(6)	Sales PSF for Star Cinema Grill is based on 10 screens. Sales PSF is $258.
(7)	If Zara’s net sales fail to exceed $5,000,000 beginning in the 49th calendar month and ending on the 60th calendar month, it can terminate with 365 days written notice given at any time within 120 days following December 31, 2020.
(8)	Tenant is not required to report sales.
(9)	The Container Store reports sales on an annual basis, accordingly, updated sales were not available for the September 30, 2017 TTM Period. The Container Store reported gross sales of $2,135,282 as of their first reporting period ending February 2017, which reflects operations at the Baybrook Lifestyle and Power Center Property between the lease start date of November 12, 2016 and February 28, 2017.
(10)	If Arhaus Furniture’s net sales fail to exceed $4,000,000 beginning in the 49th calendar month and ending on the 60th calendar month, it can terminate with 540 days’ written notice given at any time within 60 days following April 30, 2021.
(11)	Anthropologie reports sales on an annual basis, accordingly, updated sales were not available for the September 30, 2017 TTM Period. Anthropologie reported gross sales of $783,717 as of their first reporting period ending January 2017, which reflects operations at the Baybrook Lifestyle and Power Center Property between the lease start date of September 23, 2016 and January 30, 2017. If Anthropologie’s gross sales fail to exceed $3,000,000 during the 12-month period from April 1, 2018 to March 31, 2019, Anthropologie can terminate its lease with written notice to the landlord on or before September 30, 2019.
(12)	For purposes of calculating Major Tenants SF subtotals for 9/30/2017 TTM Sales PSF and 9/30/2017 TTM Occupancy Cost, amounts exclude tenants that do not report sales. Total is based on Tenant SF for 9/30/2017 TTM Sales PSF and by 9/30/2017 TTM Sales PSF for Occ. Cost %.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to the lease rollover schedule at the Baybrook Lifestyle and Power Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(3)	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
2017	0	0	0.0%	0	0.0%	$0.00	0.0%	$0.00
2018	0	0	0.0%	0	0.0%	$0.00	0.0%	$0.00
2019	0	0	0.0%	0	0.0%	$0.00	0.0%	$0.00
2020	1	1,200	0.2%	1,200	0.2%	$91,788	0.6%	$76.49
2021	0	0	0.0%	1,200	0.2%	$0.00	0.0%	$0.00
2022	2	2,865	0.4%	4,065	0.6%	$161,159	1.0%	$56.25
2023	0	0	0.0%	4,065	0.6%	$0.00	0.0%	$0.00
2024	1	2,161	0.3%	6,226	1.0%	$95,711	0.6%	$44.29
2025	13	82,869	13.0%	89,095	14.0%	$2,432,640	15.6%	$29.36
2026	14	64,133	10.1%	153,228	24.1%	$3,053,122	19.6%	$47.61
2027	11	170,322	26.7%	323,550	50.8%	$3,915,714	25.2%	$22.99
2028	2	29,280	4.6%	352,830	55.4%	$613,858	3.9%	$20.97
Thereafter	6	246,739	38.7%	599,569	94.1%	$5,199,608	33.4%	$21.07
Vacant	0	37,276	5.9%	636,845	100.0%	$0	0.0%	$0.00
Total/Wtd. Avg.	50	636,845	100.0%			$15,563,600	100.0%	$25.96(4)

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination or contraction options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Annual U/W Base Rent includes contractual rent steps equal to $281,476 through November 30, 2018.
(4)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Baybrook Lifestyle and Power Center Property:

Historical Occupancy(1)

12/31/2014	12/31/2015	12/31/2016	11/13/2017(2)
NAV	NAV	91.7%	94.1%

(1)	The Baybrook Lifestyle and Power Center Property was built in 2015; therefore, historical operating statistics are limited.
(2)	Information obtained from the underwritten rent roll and includes the 120,000 SF Life Time Fitness building, which is currently under construction. The Life Time Fitness tenant is expected to take occupancy and commence paying rent in June 2018, and to open for business in the third quarter of 2018.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Baybrook Lifestyle and Power Center Property:

Cash Flow Analysis

	2016(1)	TTM 9/30/2017(1)	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$7,110,062	$11,726,097	$15,563,600(2)	75.1%	$24.44
Other Rental Income(3)	1,549,101	1,292,264	1,284,520	6.2	2.02
Total Recoveries	1,934,021	2,902,745	3,730,306	18.0	5.86
Other Income(4)	152,693	116,582	150,000	0.7	0.24
Less Vacancy & Credit Loss	$0	0	0	0.0	0.00
Effective Gross Income	$10,745,878	$16,037,688	$20,728,426	100.0%	$32.55

Total Operating Expenses	3,084,463	4,006,012	4,953,868	23.9	32.55
Net Operating Income	$7,661,415	$12,031,676	$15,774,558	76.1%	$24.77

Capital Expenditures	0	0	95,527	0.5	0.15
TI/LC	0	0	717,130	3.5	1.13
Net Cash Flow	$7,661,415	$12,031,676	$14,961,901	72.2%	$23.49

NOI DSCR(5)	1.43x	2.25x	2.95x
NCF DSCR(5)	1.43x	2.25x	2.80x
NOI DY(5)	5.5%	8.6%	11.3%
NCF DY(5)	5.5%	8.6%	10.7%

(1)	The increase in Net Operating Income and Net Cash Flow in the September 30, 2017 TTM from 2016 is due to the majority of tenants taking occupancy in the second half of 2016. A total of 22 tenants accounting for 368,706 square feet (57.9% of NRA) and $8,213,758 base rent (52.8% of UW Base Rent) had lease commencement dates after June 1, 2016.
(2)	UW Base Rent is based on the rent roll dated November 13, 2017 and includes rent steps through November 30, 2018 totaling $281,476. The increase in Base Rent over the September 30, 2017 TTM is attributable to 12 leases accounting for approximately $4.1 million in additional base rent, including Life Time Fitness, which accounts for $1,985,000 of base rent, which rent is expected to commence June 1, 2018. Gap rent for Life Time Fitness has not been reserved. Excluding the Life Time Fitness lease, UW base rent would be $13,578,600, UW NCF DSCR would be 2.46x and UW NOI Debt Yield would be 9.9% based on the $140,000,000 Baybrook Lifestyle and Power Center Whole Loan.
(3)	Other Rental Income is comprised of overage rent, specialty leasing, and trash pad rental.
(4)	Other Income includes parking revenue and other miscellaneous non-rental income.
(5)	Debt service coverage ratios and debt yields are based on the Baybrook Lifestyle and Power Center Whole Loan.

Appraisal. As of the appraisal valuation date of October 31, 2017, the Baybrook Lifestyle and Power Center Property had an “as-is” appraised value of $212,590,000. The Appraised also concluded to an “As-Completed” Value of $241,000,000 as of July, 1 2018, which assumes the under construction improvements of the Life Time Fitness expansion are completed with Life Time Fitness taking occupancy. The appraiser’s “as-is” concluded value, excluding the Life Time Fitness parcel and lease is $203,860,000, which would result in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of approximately 58.9%, after accounting for the estimated pay-down based on certain assumptions of the Baybrook Lifestyle and Power Center Whole Loan, and payment of the prepayment consideration provided for in the loan documents, resulting from the $22,000,000 Life Time Fitness Reserve. The actual amount of the pay-down and the prepayment consideration may be different from the assumed amounts.

Environmental Matters. According to the Phase I environmental report dated November 3, 2017, there was no evidence of any recognized environmental conditions at the Baybrook Lifestyle and Power Center Property.

Market Overview and Competition. The Baybrook Lifestyle and Power Center Property is located on the northwest corner of the Gulf Freeway and Gulfbrook Drive, directly off of Interstate-45, approximately 20 miles southeast of downtown Houston, Texas. The Baybrook Lifestyle and Power Center Property represents the open air and power center expansion of the Baybrook Mall, bringing to the submarket a diverse roster of retail, dining and entertainment tenants. The immediate surroundings of the Baybrook Lifestyle and Power Center Property include retail and residential uses, with a mix of office space.

The Baybrook Lifestyle and Power Center Property is located in the Houston, Texas metropolitan area. According to the appraisal, the third quarter of 2017 overall retail vacancy rate for the Houston market was approximately 7.9%, while the market rental rate was approximately $15.83 per square foot. According to the appraisal, there were 662,272 square feet of retail under construction during the third quarter of 2017 in the Houston metropolitan area. The Baybrook Lifestyle and Power Center Property is located in the Southeast Outlier retail submarket, which contains approximately 3.9% of the Houston metropolitan area square feet inventory. The Southeast Outlier retail submarket had a vacancy rate of 3.4% and a market rental rate of $17.44 per square foot. As of the third quarter 2017, the Southeast Outlier retail submarket had approximately 95,000 square feet under construction, representing approximately 2.4% of the square feet under-construction for the Houston metropolitan area.

The estimated 2017 population within a one-, three- and five-mile radius of the Baybrook Lifestyle and Power Center Property is 4,335, 80,693 and 205,162, respectively, according to the appraisal. The estimated 2017 average household income within a one-, three- and five-mile radius of the Baybrook Lifestyle and Power Center Property is $56,262, $64,864 and $81,926, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to comparable rentals for the Baybrook Lifestyle and Power Center Property:

Comparable Rentals(1)

Property Name	Year Built	Total GLA (SF)	Occupancy	Rent/SF	Escalations	Lease Type	Lease Area (SF)
Baybrook Lifestyle and Power Center(1)	2015	636,845(2)	94.1%(2)	$25.96(2)	Fixed Steps	Varies	516,845(2)
LaCenterra at Cinco	2007	413,593	88%	$33.00	Fixed Steps	Triple Net	2,014
Sugar Land Town Square	2008	807,000	80%	$35.00	CPI	Triple Net	2,500
Market Street – The Woodlands	2004	491,145	96%	$40.00	CPI	Triple Net	18,876
CityCentre – Town & Country	2009	617,135	91%	$45.00	CPI	Triple Net	1,179
El Dorado Plaza	2015	7,150	54%	$26.00	None	Triple Net	3,300
Webster Plaza	N/A	17,950	100%	$30.00	Fixed Steps	Triple Net	1,125

(1)	Information obtained from the appraisal.
(2)	Information is based on the underwritten rent roll as of November 13, 2017.

The Borrowers. The borrowers are Baybrook LPC, LLC, a Delaware limited liability company; Baybrook LTF Owner, LLC, a Delaware Corporation; and Gulfbrook Services, Inc., a Delaware Corporation (individually and collectively, the “Baybrook Lifestyle and Power Center Borrower”), each a single-purpose entity, with at least two independent directors. Baybrook LTF Owner, LLC owns the expansion parcel for Life Time Fitness; Baybrook LPC, LLC owns the remainder of the Baybrook Lifestyle and Power Center Property, and Gulfbrook Services, Inc. operates as a taxable REIT subsidiary. Legal counsel to the Baybrook Lifestyle and Power Center Borrower delivered a non-consolidation opinion in connection with the origination of the Baybrook Lifestyle and Power Center Whole Loan. GGP Real Estate Holding I, Inc. is the nonrecourse carveout guarantor.

The Borrowers Sponsor. The borrower sponsor is GGP Real Estate Holding I, Inc., wholly owned by General Growth Properties, Inc. (“GGP”). GGP (NYSE: GGP) is a Chicago, Illinois-based real estate company that focuses on owning, managing, leasing and the development of retail properties across the United States. GGP maintains a current portfolio of approximately 121.0 million square feet across 126 retail properties located in 40 states. The Baybrook Lifestyle and Power Center Borrower is owned by Gulfbrook Investments, Inc., a real estate investment trust, which is 53% indirectly owned by entities controlled by GGP and 47% indirectly owned by Gulfbrook Holding LLC, which is managed by CDC Houston Inc., an entity affiliated with Coventry Development Corporation. Coventry Development Corporation, established in 1962, is a privately held real estate development and asset management company based in New York.

Escrows. The Baybrook Lifestyle and Power Center Whole Loan documents require an upfront reserve of $22,000,000 in respect of Life Time Fitness. Provided no event of default is continuing under the Baybrook Lifestyle and Power Center Whole Loan, such reserve is required to be released to the Baybrook Lifestyle and Power Center Borrowers upon (i) the commencement date under the Life Time Fitness lease or (ii) the commencement date of an LTF Replacement Lease (as defined below), provided that Life Time Fitness or the tenant under the LTF Replacement Lease is occupying its leased premises, open for business and paying unabated rent, and has delivered a reasonably acceptable tenant estoppel certificate. Notwithstanding the foregoing, to the extent neither of the conditions contained in clause (i) or (ii) of the preceding sentence is satisfied as of November 17, 2019, the lender may elect, in its sole discretion, to apply the funds in such reserve to prepay the Baybrook Lifestyle and Power Center Whole Loan, together with a prepayment fee equal to the greater of 1.0% of the amount prepaid and a yield maintenance premium (the “Baybrook Prepayment Fee”). If the lender elects such partial prepayment, the reserve fund is required to be allocated to principal prepayment and the Baybrook Prepayment Fee such that the prepayment plus the Baybrook Prepayment Fee equals the entire balance of the reserve fund, but does not exceed it. Upon such a prepayment, the Baybrook Lifestyle and Power Center Borrowers are entitled to obtain the release of the Life Time Fitness parcel as described below under “Partial Release.”

A “LTF Replacement Lease” means any lease or leases entered into in accordance with the loan documents (i) (A) that, in the aggregate, demise(s) substantially all of the Life Time Fitness premises, or (B) the aggregate gross rent of which lease(s) is equal to or greater than the aggregate gross rent under the Life Time Fitness lease; and (ii) for which a rating agency confirmation has been delivered to the lender.

During a Trigger Period (as defined below), unless there are sufficient funds in the lockbox account to make the deposits, the Baybrook Lifestyle and Power Center Borrower is required to deposit monthly (i) 1/12th of the estimated annual real estate taxes and 1/12th of the estimated annual insurance premiums (unless the Baybrook Lifestyle and Power Center Property is covered by a blanket insurance policy and the premiums for the blanket policy are prepaid for at least one year in advance), (ii) $13,268 to a replacement reserve subject to a cap of $159,211, (iii) $53,070 to a tenant improvement and leasing commissions reserve subject to a cap of $636,845.

A “Trigger Period” will commence upon (i) an event of default or (ii) the net operating income debt yield being less than 7.75%. A Trigger Period will end upon (i) the cure or waiver of the event of default and (ii) the debt service coverage ratio being equal to or greater than 7.75%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Lockbox and Cash Management. A hard lockbox is in place with respect to the Baybrook Lifestyle and Power Center Whole Loan. Funds deposited to the lockbox will be swept daily to the Baybrook Lifestyle and Power Center Borrower’s operating account unless a Trigger Period exists. During a Trigger Period, funds in the lockbox are required to be transferred daily to a cash management account under the sole control of the lender for the payment of, among other things, debt service, monthly escrows and to pay any remainder (i) if no event of default or Cash Sweep Period (as defined below) is continuing, to the operating account of the Baybrook Lifestyle and Power Center Borrowers, or (ii) if no event of default is continuing for which the lender has accelerated the Baybrook Lifestyle and Power Center Whole Loan, to pay the greater of (x) operating expenses and capital expenditures set forth in the approved annual budget or (y) the actual amount of such expenses for the related calendar month (but not in excess of 110% of the budgeted amount unless reasonably approved by the lender), and following such payment, to deposit any remainder into an excess cash flow account to be held by the lender as additional security for the Baybrook Lifestyle and Power Center Whole Loan during the continuance of the Cash Sweep Period.

A “Cash Sweep Period” means a period (i) commencing upon an event of default under the Baybrook Lifestyle and Power Center Whole Loan and ending if such event of default is thereafter cured or waived or (ii) commencing upon a determination that the net operating income debt yield is less than 7.00% and ending upon the net operating income debt yield being equal to or in excess of 7.00% for two consecutive calendar quarters.

Property Management. The Baybrook Lifestyle and Power Center Property is managed by General Growth Services, Inc., an affiliate of the Baybrook Lifestyle and Power Center Borrower.

Assumption. The Baybrook Lifestyle and Power Center Borrower has the right to transfer the Baybrook Lifestyle and Power Center Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the Baybrook Lifestyle and Power Center Property will be managed by a qualifying manager (as defined in the loan documents); (iii) a replacement guarantor has assumed the obligations of the Baybrook Lifestyle and Power Center Whole Loan non-recourse carveout guarantor; (iv) the lender has received a non-consolidation opinion; and (v) the transferee is a qualified transferee under the terms of the loan documents.

Partial Release. In the event that the lender has the right to, and elects to, apply the Life Time Fitness reserve to prepay the Baybrook Lifestyle and Power Center Whole Loan, the Baybrook Lifestyle and Power Center Borrowers are permitted to obtain the release of the parcel of land on which the Life Time Fitness center building is located, as identified in the loan documents (the “LTF Parcel”); provided that, (i) no event of default exists, (ii) any required approvals of third parties holding interests in the Baybrook Lifestyle and Power Center Property are obtained, (iii) such release is in compliance with leases and other agreements affecting the Baybrook Lifestyle and Power Center Property, (iv) restrictive covenants to be recorded against the LTF Parcel to protect tenants’ exclusive use rights are delivered to the lender, (v) the lender receives an officer’s certificate from the Baybrook Lifestyle and Power Center Borrowers stating that the release will not result in a default or breach under any material lease, reciprocal easement agreement or other material agreement, (vi) after giving effect to such release, each of the LTF Parcel and the remaining property conforms to and complies in all material respects with applicable legal requirements, and the LTF Parcel is not necessary for the remaining property to comply with any zoning, building, land use or parking or other legal requirements, or to the extent that the LTF Parcel is necessary for any such purpose, a reciprocal easement or other agreement has been recorded that would allow the owner of the remaining property to continue to use the LTF Parcel to the extent necessary for such purpose and (vii) the loan to value ratio after the release (to be determined by the lender based on a commercially reasonable valuation method) is less than or equal to 125%; provided that a prepayment may be made, together with the Baybrook Prepayment Fee, in order to meet such loan to value ratio. Upon such a release the Baybrook Lifestyle and Power Center Borrower which owns the LTF Parcel will also be released from its obligations under the loan documents.

In addition, the Baybrook Lifestyle and Power Center Borrowers may obtain the release of (x) one or more parcels (which may include “air rights” parcels) or outlots, provided that such parcels are vacant, non-income producing and unimproved or improved only by landscaping, utility facilities that are not required for the use of the remaining property (or, if required for such use, will continue to serve the remaining property in place or be readily relocatable) or surface parking, and (y) previously acquired Expansion Parcels, in each case in connection with a transfer thereof to a person other than a person owned or controlled by the Baybrook Lifestyle and Power Center Borrowers, in connection with the expansion or other development of the Baybrook Lifestyle and Power Center Property, without prepayment or defeasance, provided that the following conditions, among others, are satisfied: (i) no event of default exists, (ii) the Baybrook Lifestyle and Power Center Borrowers deliver to the lender (a) evidence that would be satisfactory to a prudent lender acting reasonably that (1) the release parcel is not necessary to the use or operation of, and may be readily separated without a material diminution in the value of, the Baybrook Lifestyle and Power Center Property, (2) the release parcel has been legally subdivided from the remaining property, (3) after giving effect to the release, each of the release parcel and the remaining property conforms in all material respects with applicable legal requirements and constitutes one or more separate tax lots, or all action has been taken to have the release parcel so designated (other than recordation of the deed to the transferee), and (4) after giving effect to such release, each of the release parcel and the remaining property conforms to and complies in all material respects with applicable legal requirements, and the release parcel is not necessary for the remaining property to comply with any zoning, building, land use or parking or other legal requirements, or, to the extent that the release parcel is necessary for any such purpose, a reciprocal easement or other agreement has been recorded that would allow the owner of the remaining property to continue to use the release parcel to the extent necessary for such purpose, (b) if the release would reasonably be expected to materially adversely affect lender’s rights under its title insurance policy as to any portion of the remaining property, a title endorsement confirming no change in the priority of the mortgage on the remaining property or in the amount of the insurance or coverage, (c) any required approvals of third parties holding interests in the Baybrook Lifestyle and Power Center Property, (d) restrictive covenants to be recorded against the release parcel to protect tenants’ exclusive use right, (e) an officer’s certificate stating that the release will not result in a default or breach under any material lease, reciprocal easement agreement or other material agreement, (f) any other information, approvals and documents which would be required by a prudent lender, acting

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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reasonably, (iii) such release is in compliance with leases and other agreements affecting the Baybrook Lifestyle and Power Center Property, (iv) ingress to and egress from all portions of the remaining property is over physically open and fully dedicated public roads or over vehicle and pedestrian easements which (1) provide access to a physically open and fully dedicated public road, (2) are recorded in the chain of title to both the property encumbered thereby and the remaining property, and (3) are irrevocable and non-terminable without the consent of the owner of the remaining property, (v) except in the case of release of a previously acquired Expansion Parcel, rating agency confirmation is obtained, (vi) the Baybrook Lifestyle and Power Center Borrowers pay lender’s reasonable out of pocket costs and expenses, (vii) at lender’s request, the Baybrook Lifestyle and Power Center Borrowers provide an opinion of counsel stating that the release would not constitute a “significant modification” of the Baybrook Lifestyle and Power Center Whole Loan or otherwise cause a tax to be imposed on a “prohibited transaction” by any REMIC trust, and (viii) the loan to value ratio after the release (to be determined by the lender based on a commercially reasonable valuation method) is less than or equal to 125%; provided that a prepayment may be made, together with the Baybrook Prepayment Fee, in order to meet such loan to value ratio.

Real Estate Substitution. The Baybrook Lifestyle and Power Center Borrowers may obtain the release of one or more portions of the Baybrook Lifestyle and Power Center Property (each an “Exchange Parcel”) in exchange for the acquisition and encumbrance by the loan documents of a substitute parcel (each a “Substitute Parcel”), provided that the following conditions, among others, are satisfied: (i) the Exchange Parcel is vacant, non-income producing and unimproved or improved only by landscaping, utility facilities that are readily relocatable or surface parking, (ii) the conditions set forth in clauses (i) through (v) under “Real Estate Expansion” below are satisfied with respect to the Substitute Parcel (provided that the separate tax parcel condition will also apply to the Exchange Parcel), (iii) the Exchange Parcel is conveyed to a person other than the Baybrook Lifestyle and Power Center Borrowers, (iv) the Substitute Parcel is at or adjacent to the shopping center of which the Exchange Parcel is a part and reasonably equivalent in value to the Exchange Parcel, as established by a letter of value from the appraiser which prepared the appraisal delivered in connection with origination or an appraiser of comparable experience, (v) if the Substitute Parcel is ground leased, the ground lease and estoppel satisfies all of the then-current criteria of S&P for financeable ground leases and related estoppels, (vi) rating agency confirmation is obtained, (vii) the loan to value ratio after the substitution (to be determined by the lender based on a commercially reasonable valuation method) shall be less than or equal to 125%; provided that a prepayment may be made, together with the Baybrook Prepayment Fee, in order to meet such loan to value ratio and (viii) delivery to the lender of restrictive covenants to be recorded against the Exchange Parcel to protect tenants’ exclusive use rights.

Real Estate Expansion. The Baybrook Lifestyle and Power Center Borrowers are permitted to acquire one or more parcels of land, together with the improvements thereon, that constitute an integral part of, adjoin to, or are proximately located near, the shopping center of which the Baybrook Lifestyle and Power Center Property is a part (each an “Expansion Parcel”); provided that the following conditions, among others, are satisfied: (i) no event of default exists, (ii) the applicable Baybrook Lifestyle and Power Center Borrowers acquire fee simple or leasehold title to the Expansion Parcel and deliver evidence of the same, (iii) the Baybrook Lifestyle and Power Center Borrowers deliver (a) an officer’s certificate, stating that, to their knowledge, certain property-related representations set forth in the loan documents are true and correct as to the Expansion Parcel (subject to title exceptions and certain other exceptions that do not have a material adverse effect), (b) a mortgage, assignment of leases and UCC-1 financing statements (or amendments to the existing such documents) (“Substitute Loan Documents”) with respect to the Expansion Parcel, and a title insurance policy or endorsement insuring the lien of the Substitute Loan Documents as a first mortgage lien, free and clear of exceptions other than permitted encumbrances and standard exceptions and exclusions, (c) a survey of the Expansion Parcel reasonably acceptable to the title insurance company that issued the original title insurance, (d) evidence of authority to complete the acquisition and of the due authorization and execution of the Substitute Loan Documents, and an opinion of counsel regarding their enforceability (provided no opinion of counsel is required for Substitute Loan Documents that amend existing loan documents), (e) if the Expansion Parcel is in a flood plain, evidence of flood insurance, (f) unless the Expansion Parcel is covered by the original environmental report, environmental reports (or a supplement to the original environmental report) with respect to the Expansion Parcel, and if the report shows the presence of any hazardous substance or the risk of contamination from any offsite hazardous substance, the cost of remediation of which is reasonably likely to exceed $8,875,000 with respect to such Expansion Parcel (the “Threshold Amount”), either a deposit of 125% of the estimated cost of remediation or an Additional Indemnity (as defined below), (g) if the Expansion Parcel is improved (other than by landscaping, surface parking or utilities), a property condition report with respect to the Expansion Parcel indicating that it is in good condition and free of damage (unless the Baybrook Lifestyle and Power Center Borrowers certify that they intend to demolish the improvements within a year after acquisition), and if the property condition report recommends any repairs, and the cost of such repairs is estimated to exceed the Threshold Amount, either a deposit of 125% of the estimated cost of repairs or an Additional Indemnity, (h) evidence that the Expansion Parcel constitutes one or more separate tax lots or that all action has been taken to have the Expansion Parcel so designated (or incorporated into a tax lot that is part of the existing property), (iv) the Baybrook Lifestyle and Power Center Borrowers pay lender’s reasonable out of pocket costs and expenses as well as all recording and filing fees in connection with the acquisition, and (v) at lender’s request, the Baybrook Lifestyle and Power Center Borrowers provide an opinion of counsel stating that the addition would not constitute a “significant modification” of the Baybrook Lifestyle and Power Center Whole Loan or otherwise cause a tax to be imposed on a “prohibited transaction” by any REMIC trust.

An “Additional Indemnity” means an indemnity for the specified costs from an indemnitor that is the non-recourse carveout guarantor, an affiliate thereof, or a qualified transferee (as defined in the loan documents), provided that in each case such indemnitor either (a) has a long term unsecured debt rating of not less than “BBB” by S&P, “BBB” by Fitch, or “Baa3” by Moody’s, or (b) has (i) liquid assets (including availability under lines of credit or revolving credit facilities that may not be revoked by the lenders thereunder in the absence of such indemnitor’s default) in an aggregate amount equal to at least 120% of the aggregate amount guaranteed by such indemnitor in connection with the Baybrook Lifestyle and Power Center Whole Loan (the “Guaranteed Amount”), (ii) has (or has a 100% equityholder that has) an equity market value (determined based on market capitalization) at least equal to five times the Guaranteed Amount and (iii) has an effective net worth at least equal to five times the Guaranteed Amount.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The Baybrook Lifestyle and Power Center Borrowers are required to obtain all risk and business income insurance against acts of terrorism to the extent such insurance is available in an amount determined by the lender (but in no event more than an amount equal to the sum of 100% of the full replacement cost and 18 months of business income insurance); provided that so long as the Terrorism Risk Insurance Act of 2002 (as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015) (“TRIPRA”) is in effect (or any extension thereof or other federal government program with substantially similar protection), the lender is required to accept terrorism insurance which covers “covered acts” (as defined by such statute or other program), as full compliance with the foregoing, so long as such statute or other program covers both domestic and foreign acts of terrorism. If TRIPRA or such other program is not in effect, the Baybrook Lifestyle and Power Center Borrowers are not required to pay insurance premiums with respect to terrorism insurance in excess of the Terrorism Cap (defined below).

“Terrorism Cap” means two times the amount of the then-current annual insurance premiums payable by the Baybrook Lifestyle and Power Center Borrowers for the property and business income insurance policies required under the Baybrook Lifestyle and Power Center Whole Loan documents (excluding the earthquake and terrorism components of such insurance premiums) on a stand-alone basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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2020 Southwest 4th Avenue
2020 Southwest 4th Avenue
Portland, OR 97201
PORTLAND
Downtown
Pearl District
Old Town/ Chinatown
Goose Hollow
Southwest Hills
South Portland
Homestead
MULTNOMAH COUNTY
Willamette River
Providence Park
Portland State University
Oregon Health & Science University
Tom McCall Waterfront Park
South Waterfront Park
Duniway Park
Marquam Nature Park
Lair Hill Park
BREWERY BLOCKS
Roseland Theater
Univ. of Oregon-Portland Campus
Port of Portland 12 miles
Portland Intl. Airport 10 miles
Portland Saturday Market
Oregon Maritime Museum
US Bancorp Tower
Park Ave. West Tower
Fox Tower
Pioneer Courthouse
PIONEER PLACE
Portland Art Museum
Standard Insurance Center
US District Court
Multnomah County Courthouse
PacWest Center
World Trade Center Portland
City Hall
Wells Fargo Center
Edith Green-Wendell Wyat Federal Bldg.
KOIN Center
Keller Auditorium
Crown Plaza
Science Research & Tech. Center
PSU Library
Bureau of Development Services
Maseeh Coll. of Engineering and Computer Science
RIVERPLACE
The Strand
OMSI
University Place Hotel & Conference Center
CDK Global
Under Armour
Natl. University of Natural Medicine
Shriners Hospitals for Children
Vollum Institute
Hatfield Research Center
OHSU Doernbecher Children's Hospital
Marquam Hill Upper Tram Terminal
Portland Aerial Tram
MAX RED, BLUE LINES
MAX YELLOW, GREEN LINES
MAX ORANGE LINE
Portland Streetcar
W. Burnside St.
SW Alder St.
SW Morrison St.
SW Yamhill St.
SW Taylor St.
SW Salmon St.
SW Stark St.
SW Washington St.
SW Oak St.
SW Jefferson St.
SW Columbia St.
SW Clay St.
SW Market St.
SW Montgomery St.
SW College St.
SW Madison St.
SW Harrison
SW Sheridan St.
SW Broadway Dr.
SW Myrtle Dr.
SW Davenport St.
SW Sam Jackson Park Rd.
SW Terwilliger Blvd.
SW Barbur Blvd.
SW Hooker St.
SW Woods St.
SW Kelley Ave.
SW 1st Ave.
SW 2nd Ave.
SW 3rd Ave.
SW 4th Ave.
SW 5th Ave.
SW 6th Ave.
SW Broadway
SW Park Ave.
SW 10th Ave.
SW 12th Ave.
SW Naito Hwy.
Pacific Hwy.
SW River Pkwy/ Moody
SE Water Ave
Burnside Bridge
Morrison Bridge
Hawthorne Bridge
Marquam Bridge
405
5
26
99W
WASHINGTON
OREGON
Vancouver
PORTLAND
Downtown
Hillsboro
Beaverton
Tigard
Aloha
Bethany
Rockcreek
Cedar Mill
West Slope
Raleigh Hills
Milwaukie
Happy Valley
Hazel Dell
Walnut Grove
Orchards
Minnehaha

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 8 – 2020 Southwest 4th Avenue

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Fitch/Moody’s):	NR/NR/NR			Property Type:	Office
Original Principal Balance:	$44,250,000			Specific Property Type:	CBD
Cut-off Date Balance:	$44,250,000			Location:	Portland, OR
% of Initial Pool Balance:	3.4%			Size:	226,815 SF
Loan Purpose:	Acquisition			Cut-off Date Balance Per SF:	$195.09
Borrower Name:	2020 Portland Owner, LLC			Year Built/Renovated:	1982/2016
Borrower Sponsors:	Oaktree Pinnacle Investment Fund, L.P.; ScanlanKemperBard Companies, LLC; Todd Gooding			Title Vesting:	Fee
Mortgage Rate:	3.961%			Property Manager:	Self-managed
Note Date:	December 11, 2017			4th Most Recent Occupancy (As of):	93.9% (12/31/2013)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	92.7% (12/31/2014)
Maturity Date:	December 11, 2027			2nd Most Recent Occupancy (As of):	68.2% (12/31/2015)
IO Period:	120 months			Most Recent Occupancy (As of):	73.6% (12/31/2016)
Loan Term (Original):	120 months			Current Occupancy (As of):	87.3% (10/31/2017)
Seasoning:	2 months
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI(3):	NAV
Call Protection:	L(26),GRTR 1% or YM or D(87),O(7)			3rd Most Recent NOI (As of):	$1,200,218 (12/31/2015)
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI (As of):	$2,664,091 (12/31/2016)
Additional Debt(1):	Yes			Most Recent NOI (As of)(4):	$3,065,716 (TTM 9/30/2017)
Additional Debt Type(1):	Future Mezzanine
				U/W Revenues:	$6,264,973
				U/W Expenses:	$2,000,337
				U/W NOI(4):	$4,264,636
				U/W NCF:	$4,135,754
				U/W NOI DSCR:	2.40x
Escrows and Reserves(2):				U/W NCF DSCR:	2.33x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	9.6%
Taxes	$0	Springing	NAP	U/W NCF Debt Yield:	9.3%
Insurance	$0	Springing	NAP	As-Is Appraised Value:	$65,170,000
TI/LC Reserve	$2,000,000	Springing	NAP	As-Is Appraisal Valuation Date:	November 1, 2017
Replacement Reserve	$0	Springing	NAP	Cut-off Date LTV Ratio:	67.9%
Tenant Specific TI/LC Reserve	$913,781	$0	NAP	LTV Ratio at Maturity:	67.9%

(1)	See “Future Mezzanine Indebtedness” section.

(2)	See “Escrows” section.

(3)	Historical financials prior to 2015 are not available, as the borrower sponsor recently acquired the 2020 Southwest 4th Avenue Property and such information was not provided by the seller.

(4)	See “Cash Flow Analysis” section for detail on the increase in U/W NOI compared to Most Recent NOI.

The Mortgage Loan. The mortgage loan (the “2020 Southwest 4th Avenue Mortgage Loan”) is evidenced by a promissory note secured by a first mortgage encumbering the fee simple interest in a class A office building located in Portland, Oregon (the “2020 Southwest 4th Avenue Property”). The 2020 Southwest 4th Avenue Mortgage Loan was originated on December 11, 2017 by Wells Fargo Bank, National Association. The 2020 Southwest 4th Avenue Mortgage Loan had an original principal balance of $44,250,000, has an outstanding principal balance as of the Cut-off Date of $44,250,000 and accrues interest at an interest rate of 3.961% per annum. The 2020 Southwest 4th Avenue Mortgage Loan had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires interest-only payments through the loan term. The 2020 Southwest 4th Avenue Mortgage Loan matures on December 11, 2027.

Following the lockout period, the borrower has the right to defease on any date before June 11, 2027 or to prepay the 2020 Southwest 4th Avenue Mortgage Loan in whole, but not in part, provided that, if a prepayment is made, the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the principal amount being prepaid. In addition, the 2020 Southwest 4th Avenue Mortgage Loan is prepayable without penalty on or after June 11, 2027.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Sources and Uses

Sources			Uses
Original loan amount	$44,250,000	63.8%	Purchase price	$65,000,000	93.7%
Borrower sponsors’ new cash contribution	25,110,466	36.2	Reserves	2,913,781	4.2
			Closing costs	1,446,685	2.1
Total Sources	$69,360,466	100.0%	Total Uses	$69,360,466	100.0%

The Property. The 2020 Southwest 4th Avenue Property consists of a 226,815 square foot, LEED Gold, 10-story class A office building located in the central business district of Portland, Oregon. Built in 1982 and renovated multiple times since 2012, the 2020 Southwest 4th Avenue Property is situated on a 1.1-acre site and features varying floor plates ranging from 18,200 square feet to 32,000 square feet. A $3.3 million renovation was completed at the 2020 Southwest 4th Avenue Property in 2016, which included mechanical system updates, lobby renovations, upgraded elevators cabs, and exterior improvements. The 2020 Southwest 4th Avenue Property also features a newly renovated bicycle storage room and a two-level below-grade parking garage with 228 parking spaces, resulting in a parking ratio of 1.0 space per 1,000 square feet of rentable area.

From 2007 to 2014, the 2020 Southwest 4th Avenue Property reported an average occupancy rate of 95.9%, never dropping below 92.7%. In 2015, the occupancy rate at the 2020 Southwest 4th Avenue Property dropped to 68.2%; however, following the renovations completed in 2016, six tenants signed new leases totaling 47,669 square feet (21.0% of net rentable area, 25.2% of underwritten base rent). As of October 31, 2017, the 2020 Southwest 4th Avenue Property was 87.3% occupied by nine tenants.

CH2M Hill (“CH2M”) is the largest tenant at the 2020 Southwest 4th Avenue Property, occupying 120,407 square feet of office space (53.1% of net rentable area, 60.0% of underwritten base rent). CH2M has been a tenant at the 2020 Southwest 4th Avenue Property since 1992 and executed a 10-year lease in 2015 through March 2025. Founded in 1946, CH2M is a global professional engineering services firm providing consulting, design, construction, and operations services for government agencies and private industries. As of September 2017, CH2M reported $2.7 billion in total assets with approximately 20,000 employees worldwide. CH2M was acquired by Jacobs Engineering Group Inc. (“Jacobs”; NYSE:JEC) in December 2017 for a purchase price of approximately $2.9 billion. Founded in 1947, Jacobs is one of the largest technical professional services firms in the world providing services including scientific, technical, professional, and construction- and program-management for business, industrial, commercial, government and infrastructure sectors. As of September 2017 (prior to the CH2M acquisition), Jacobs reported $7.4 billion in total assets and approximately 54,700 employees.

The second largest tenant at the 2020 Southwest 4th Avenue Property is City of Portland – Bureau of Development Services (“BDS”), which leases 13,312 square feet (5.9% of net rentable area, 7.2% of underwritten base rent) and subleases an additional 18,652 square feet from Premera Blue Cross for a total of 31,964 square feet (14.1% of net rentable area). BDS is responsible for implementing and enforcing building and development codes for the City of Portland. BDS’ primary service center is located at 1900 Southwest 4th Avenue (“1900 Building”), which is proximate to the 2020 Southwest 4th Avenue Property. BDS uses its space at the 1900 Building for direct public services, and uses its space at 2020 Southwest 4th Avenue Property for support staff.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to the tenancies at the 2020 Southwest 4th Avenue Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants

CH2M(1)	NR/NR/NR	120,407	53.1%	$28.36	$3,414,292	60.0%	3/31/2025(2)(3)

Premera Blue Cross(4)	NR/NR/NR	18,652	8.2%	$27.97	$521,696	9.2%	4/30/2020(5)

City of Portland - Bureau of Development Services	NR/NR/NR	13,312	5.9%	$30.77	$409,558	7.2%	10/31/2019(6)

Zidell Marine Corp.	NR/NR/NR	12,323	5.4%	$31.50	$388,175	6.8%	11/30/2024(7)

Acumentra Health	NR/NR/NR	11,334	5.0%	$28.70	$325,291	5.7%	5/31/2019

Total Major Tenants		176,028	77.6%	$28.74	$5,059,013	88.9%

Non-Major Tenants		22,034	9.7%	$28.78	$634,113	11.1%

Occupied Collateral Total		198,062	87.3%	$28.74	$5,693,126	100.0%

Vacant Space		28,753	12.7%

Collateral Total		226,815	100.0%

(1)	CH2M is currently not utilizing approximately 9,326 square feet of its space on the 9th floor.

(2)	CH2M has two, 5-year renewal options with 365 days’ notice with the first renewal option at 95% of fair market value.

(3)	CH2M has a lease contraction option in March 2020 to terminate 18,652 square feet on either the 7th, 8th or 9th floor. In addition, CH2M has a lease contraction option in March 2022 to terminate 18,652 square feet on either the 7th, 8th or 9th floor. In order to exercise either contraction option, CH2M must provide the borrower with one years’ notice and payment of a termination fee equal to unamortized leasing costs.

(4)	Premera Blue Cross subleases 18,652 square feet to BDS at $26.00 per square foot. The sublease is coterminous with the primary lease.

(5)	Premera Blue Cross has one, 5-year renewal option.

(6)	BDS has one, 3-year renewal option with nine months’ notice at fair market value.

(7)	Zidell Marine Corp. has one, 3-year, 4-year, or 5-year renewal option with nine months’ notice at fair market value.

The following table presents certain information relating to the lease rollover schedule at the 2020 Southwest 4th Avenue Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	2	24,646	10.9%	24,646	10.9%	$734,850	12.9%	$29.82
2020	1	18,652	8.2%	43,298	19.1%	$521,696	9.2%	$27.97
2021	1	6,889	3.0%	50,187	22.1%	$197,331	3.5%	$28.64
2022	3	15,145	6.7%	65,332	28.8%	$436,782	7.7%	$28.84
2023	0	0	0.0%	65,332	28.8%	$0	0.0%	$0.00
2024	1	12,323	5.4%	77,655	34.2%	$388,175	6.8%	$31.50
2025	5	120,407	53.1%	198,062	87.3%	$3,414,292	60.0%	$28.36
2026	0	0	0.0%	198,062	87.3%	$0	0.0%	$0.00
2027	0	0	0.0%	198,062	87.3%	$0	0.0%	$0.00
2028	0	0	0.0%	198,062	87.3%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	198,062	87.3%	$0	0.0%	$0.00
Vacant	0	28,753	12.7%	226,815	100.0%	$0	0.0%	$0.00
Total/Weighted Average	13	226,815	100.0%			$5,693,126	100.0%	$28.74

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents historical occupancy percentages at the 2020 Southwest 4th Avenue Property:

Historical Occupancy

12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	12/31/2016(1)	10/31/2017(2)
93.9%	92.7%	68.2%	73.6%	87.3%

(1)	Information obtained from the borrower.

(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the 2020 Southwest 4th Avenue Property:

Cash Flow Analysis

	2015	2016	TTM 9/30/2017	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$2,222,122	$4,143,138	$4,675,021	$5,693,126(1)	90.9%	$25.10
Grossed Up Vacant Space	0	0	0	905,748	14.5	3.99
Total Reimbursables	2,137	9,151	9,291	99,897	1.6	0.44
Other Income(2)	215,235	408,627	416,655	471,951	7.5	2.08
Less Vacancy & Credit Loss	0	0	0	(905,748)(3)	(14.5)	(3.99)
Effective Gross Income	$2,439,494	$4,560,916	$5,100,967	$6,264,973	100.0%	$27.62

Total Operating Expenses	1,239,276	1,896,825	2,035,251	2,000,337	31.9%	8.82

Net Operating Income(4)(5)	$1,200,218	$2,664,091	$3,065,716	$4,264,636	68.1%	$18.80
TI/LC	0	0	0	83,519	1.3	0.37
Capital Expenditures	0	0	0	45,363	0.7	0.20
Net Cash Flow(4)(5)	$1,200,218	$2,664,091	$3,065,716	$4,135,754	66.0%	$18.23

NOI DSCR	0.68x	1.50x	1.73x	2.40x
NCF DSCR	0.68x	1.50x	1.73x	2.33x
NOI DY	2.7%	6.0%	6.9%	9.6%
NCF DY	2.7%	6.0%	6.9%	9.3%

(1)	U/W Base Rent is based on the rent roll as of October 31, 2017, and includes rent steps through October 2018 totalling $15,215.

(2)	Other income consists of primarily parking income, storage leases, various licenses agreements, and miscellaneous fees and charges.

(3)	Vacancy is underwritten to 13.7%. The 2020 Southwest 4th Avenue Property was currently 87.3% occupied as of October 31, 2017.

(4)	2016 Base Rent and Net Operating Income are higher than 2015 due in part to a three-month rent abatement to CH2M following its March 2015 lease signing, and two tenants signing new leases in 2016 totalling 8.9% of net rentable area and 10.7% of underwritten base rent.

(5)	U/W Base Rent and Net Operating Income are higher than TTM 9/30/2017 due primarily to four new leases being signed since March 2017 totalling 12.1% of net rentable area and 14.5% of underwritten base rent.

Appraisal. As of the appraisal valuation date of November 1, 2017 the 2020 Southwest 4th Avenue Property had an “as-is” appraised value of $65,170,000.

Environmental Matters. According to the Phase I environmental site assessment dated October 30, 2017, there are no recognized environmental conditions at the 2020 Southwest 4th Avenue Property.

Market Overview and Competition. The 2020 Southwest 4th Avenue Property is located in the South Waterfront district of downtown Portland, Oregon, and is within 1.0 mile of Interstate 405, Interstate 5, and Southwest Naito Parkway. Portland is Oregon’s largest city and serves as the headquarters for two Fortune 500 companies including Nike and Precision Castparts, a leading manufacturer of cast metal parts. The largest employer in Portland is Intel with 19,500 employees, followed by Providence Health System, Oregon Health & Science University and Fred Meyer (a subsidiary of Kroger). Downtown Portland is home to City Hall, Oregon Health and Science University, CDK Global (NASDAQ: “CDK”), and Under Armour’s new 70,000 square foot campus. Portland has several transportation alternatives to the region’s highway system, including bus, light rail, commuter train and streetcar. MAX Light Rail, a light rail system serving the Portland metropolitan area, serviced over 39 million passengers in 2017. The 2020 Southwest 4th Avenue Property is situated within one block of two MAX Light Rail stations (including the Lincoln St/SW 3rd Ave station directly in front of the property), which provide access to the green, orange and yellow lines.

The 2020 Southwest 4th Avenue Property is adjacent to Portland State University, the largest and fastest growing school in the Oregon University System with a 2016 total enrollment of approximately 29,057 students. The 2020 Southwest 4th Avenue Property is also located approximately 13.5 miles southeast of Port of Portland and 13.4 miles southwest of Portland International Airport. According to the appraisal, the 2016 estimated population within a one-, three- and five-mile radius of 2020 Southwest 4th Avenue Property was 24,462, 165,681 and 424,582, respectively; and the average household income within the same radii was $67,550, $86,968 and $90,324, respectively.

According to the appraisal, the 2020 Southwest 4th Avenue Property is located within Portland’s CBD submarket. As of the third quarter of 2017, the CBD submarket comprised approximately 26.2 million square feet of office space with a vacancy rate of 9.3% and an average asking rent of $30.12 per square foot, gross. Since 2007, the CBD submarket has reported an average vacancy rate of 9.4%. The appraiser concluded to a market rent for the 2020 Southwest 4th Avenue Property of $28.00 per square foot, gross.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following tables present certain information relating to comparable leases for the 2020 Southwest 4th Avenue Property:

Comparable Office Leases(1)

Property Location	Year Built	Stories	Total Office GLA (SF)	Distance from Subject	Tenant Name	Lease Date/ Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
Power + Light Portland, Oregon	1927	16	304,298	0.6 miles	Sitka Technologies	April 2017 / 3.0 Yrs.	8,791	$27.00	Gross
Columbia Square Portland, Oregon	1980	43	253,000	0.4 miles	Office Tenant	July 2017 / 7.0 Yrs.	8,470	$15.00	NNN
200 Market Building Portland, Oregon	1973	19	363,072	0.3 miles	Office Tenant	March 2017 / 7.0 Yrs.	6,182	$29.75	Gross
Riviera Plaza Portland, Oregon	1967	5	201,053	0.3 miles	Worksystems Inc	March 2017 / 6.0 Yrs	1,059	$25.00	Gross
400 SW Sixth Portland, Oregon	1961	27	245,080	0.9 miles	Office Tenant	June 2017 / 7.0 Yrs	3,224	$30.00	Gross
1000 Broadway Building Portland, Oregon	1991	24	244,747	0.6miles	Office Tenant	February 2017 / 5.0 Yrs	1,847	$20.00	NNN

(1)	Information obtained from the appraisal.

The Borrower. The borrower is 2020 Portland Owner, LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 2020 Southwest 4th Avenue Mortgage Loan. Oaktree Pinnacle Investment Fund, L.P., ScanlanKemperBard Companies, LLC, and Todd Gooding are the guarantors of certain nonrecourse carveouts under the 2020 Southwest 4th Avenue Mortgage Loan.

The Borrower Sponsors. The borrower sponsors are Oaktree Pinnacle Investment Fund, L.P. (“Oaktree Pinnacle Fund”), ScanlanKemperBard Companies, LLC (“SKB”), and Todd Gooding. Oaktree Pinnacle Fund has a total committed capital of $615.0 million and is managed by Oaktree Capital Management. Formed in 1995, Oaktree Capital Management (NYSE:OAK) is a seasoned real estate investor and a leading global alternative investment management firm with over 900 employees and offices in 18 cities worldwide. As of September 30, 2017, Oaktree Capital Management has approximately $99.5 billion assets under management. Among Oaktree’s global clients are 75 of the 100 largest U.S. pension plans, over 400 corporations around the world, over 350 endowments and foundations globally, 16 sovereign wealth funds and 38 of the 50 primary state retirement plans in the United States. Founded in 1993, SKB is a privately held real estate merchant bank based in Portland, Oregon, and managed the 2020 Southwest 4th Avenue Property for the prior ownership since 2012. SKB has completed transactions with a portfolio valued at $4.1 billion on over 28 million square feet of commercial real estate properties. SKB currently manages 19 commercial real estate properties totaling 5.3 million square feet primarily located in the Greater Portland Area, including 11 office projects totaling 2.8 million square feet. Todd Gooding has served as SKB’s president since 2002 and has more than 25 years of commercial real estate experience. SKB was involved in seven consensual foreclosures, five deeds-in-lieu of foreclosure, a receivership sale, and a discounted payoff related to various office, industrial flex, retail and multifamily properties located in the western U.S. related to financings made from 2005 to 2008. See “Description of the Mortgage Pool— Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

Escrows. The loan documents provide for upfront escrows at origination in the amount of $2,000,000 for general tenant improvement and leasing commission costs and $913,781 for outstanding tenant improvement and leasing commissions related to the tenant Zidell Marine Corp..

The loan documents do not require ongoing monthly deposits for real estate taxes so long as (i) no Cash Trap Event Period (as defined in the “Lockbox and Cash Management” section) has occurred and is continuing and (ii) the borrower provides the lender with evidence that the 2020 Southwest 4th Avenue Property taxes have been paid. The loan documents do not require ongoing monthly escrows for insurance premiums as long as (i) no Cash Trap Event Period (as defined in the “Lockbox and Cash Management” section) and (ii) the borrower provides the lender with evidence that the 2020 Southwest 4th Avenue Property is insured (which may be via an acceptable blanket or umbrella insurance policy) and such policy is in full force and effect.

Following the occurrence and during the continuance of a Cash Trap Event Period, the borrower is required to make monthly deposits of $4,725 (approximately $0.25 per square foot annually) for replacement reserves, and $23,625 (approximately $1.25 per square foot annually) for tenant improvements and leasing commissions.

Lockbox and Cash Management. The 2020 Southwest 4th Avenue Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower was required at origination to deliver letters to all tenants at the 2020 Southwest 4th Avenue Property directing them to pay all rents directly into the lockbox account. Prior to the occurrence of a Cash Trap Event Period (as defined below), all funds are required to be distributed to the borrower. During a Cash Trap Event Period, all cash flow is required to be swept to a lender-controlled cash management account.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence and continuance of an event of default;

(ii)	the net cash flow debt yield being less than 6.75% at the end of any calendar quarter; provided, however, that the borrower has the right to deliver to the lender cash or a letter of credit in amount that, if applied to the outstanding principal balance of the 2020 Southwest 4th Avenue Mortgage Loan, would result in a net cash flow debt yield equal to or greater than 6.75% in order to avoid a Cash Trap Event Period; or

(iii)	the occurrence of a CH2M Sweep Event (as defined below), unless upon the occurrence of any CH2M Sweep Event, the net cash flow debt yield is equal to or greater than 9.0% without consideration for any income related to the CH2M lease.

A Cash Trap Event Period will end:

●	with regard to clause (i), upon the cure of such event of default;

●	with regard to clause (ii), upon the earlier of (a) the net cash flow debt yield being equal to or greater than 6.75% for two consecutive calendar quarters; or (b) the net cash flow debt yield being equal to or greater than 7.0% for one calendar quarter; and

●	with regard to clause (iii), upon a CH2M Sweep Cure Event (as defined below).

A “CH2M Sweep Event” will commence upon the earlier of:

(i)	the date that is 15 months prior to CH2M’s lease expiration;

(ii)	CH2M subleasing 50% or more of its space;

(iii)	the occurrence of a monetary or material non-monetary default under the CH2M lease; or

(iv)	CH2M becoming involved in a bankruptcy or other insolvency proceeding.

A “CH2M Sweep Cure Event” will occur upon:

●	with respect to clause (i), upon (a) a Qualified Re-Leasing Event (as defined below), or (b) a CH2M Renewal Event (as defined below);

●	with respect to clause (ii), upon (a) the balance in the excess cash flow reserve reaching the CH2M Sweep Cap (as defined below), (b) a Qualified Re-Leasing Event, or (c) a CH2M Renewal Event;

●	with respect to clause (iii), upon (a) the balance in the excess cash flow reserve reaching the CH2M Sweep Cap, (b) a Qualified Re-Leasing Event, (c) a CH2M Renewal Event, or (d) the date that is 6 months following the cure of such event of default and no other events of default exist; and

●	with respect to clause (iv), upon (a) the balance in the excess cash flow reserve reaching the CH2M Sweep Cap, (b) a Qualified Re-Leasing Event, (c) a CH2M Renewal Event, or (d) the applicable proceeding under any creditors rights laws having been terminated and/or the CH2M lease having been affirmed or assumed in a manner satisfactory to the lender.

A “Qualified Re-Leasing Event” will occur upon (a) all or a portion of the CH2M space being re-leased to one or more replacement tenants for at least three years on terms acceptable to the lender with such replacement tenants having taken occupancy, commenced operations and payment of full, unabated rent and all leasing commissions and tenant improvements have been paid in full (unless such rent abatements, unpaid leasing commissions and tenant improvements have been reserved with lender) and (b) the net cash flow debt yield of the 2020 Southwest 4th Avenue Property being equal to or greater than 9.0% based on such replacement leases.

A “CH2M Renewal Event” will occur upon CH2M exercising its renewal or extension option; provided, however, that if the extension or new lease is for less than all of the CH2M space, then the CH2M Sweep Event will continue until the Adjusted CH2M Sweep Cap (as defined below) is met.

The “CH2M Sweep Cap” is equal to $4,214,245; provided, however, that if CH2M enters into an extension or renewal for less than all of its space, then the CH2M Sweep Cap will be reduced to an amount equal to $35.00 per square foot for the tenant’s then-current space (“Adjusted CH2M Sweep Cap”).

Property Management. The 2020 Southwest 4th Avenue Property is managed by an affiliate of the borrower.

Assumption. The borrower has the right to transfer the 2020 Southwest 4th Avenue Property, provided that certain other conditions are satisfied, including, but not limited to: (i) no event of default has occurred and is continuing; (ii) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; and (iii) if requested by the lender, rating agency confirmation from DBRS, Fitch, and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2018-BNK10 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Future Mezzanine Indebtedness. Provided no event of default has occurred and is continuing, the borrower is permitted the one-time right to incur future mezzanine indebtedness from a Qualified Mezzanine Lender (as defined below) under the following conditions, among others: (a) the combined loan-to-value ratio of the 2020 Southwest 4th Avenue Mortgage Loan and the permitted mezzanine loan will not be greater than 68.0%, (b) the debt yield of the 2020 Southwest 4th Avenue Mortgage Loan and the permitted mezzanine loan is equal to or greater than 9.0%, (c) delivery of a satisfactory intercreditor agreement and (d) rating agency confirmation.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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A “Qualified Mezzanine Lender” is an institution that, among other requirements outlined in the loan documents, (a) has assets (in name or management) in excess of $300,000,000, and (b) except with respect to a pension advisory firm, asset manager or similar fiduciary has capital/statutory surplus or shareholder’s equity of at least $100,000,000, and (c) is regularly engaged in the business of making or owning commercial real estate loans or operating commercial mortgage properties.

Ground Lease. None.

Terrorism Insurance. The 2020 Southwest 4th Avenue Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the 2020 Southwest 4th Avenue Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity (provided that if TRIPRA or similar statute is not in effect, borrower shall not be obligated to pay terrorism insurance premiums in excess of two times the premium for the casualty and business interruption coverage on a stand-alone basis).

Earthquake Insurance. Earthquake insurance is not required by the loan documents. The seismic report indicated a probable maximum loss of 8.0% for the 2020 Southwest 4th Avenue Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

78

ROEDEL HOTEL PORTFOLIO

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

79

ROEDEL HOTEL PORTFOLIO

Bow
Hooksett
South Hooksett
Pinardville
Auburn
Massabesic Lake
MANCHESTER
Downtown
HILLSBOROUGH COUNTY
ROCKINGHAM COUNTY
MERRIMACK COUNTY
Bedford
Manchester-Boston Regional Airport

Milton
Poughkeepsie
Spackenkill
Crown Heights
Plattekill
ULSTER COUNTY
Marlboro
Wappingers Falls
Myers Corner
Hopewell Junction
DUTCHESS COUNTY
East Fishkill
Brinckerhoff
Orange Lake
ORANGE COUNTY
Gardnertown
Fishkill
Beacon
Newburgh
Stewart International Airport
New Windsor
Vails Gate
Cornwall-on-Hudson
Clarence Fahnestock State Park
PUTNAM COUNTY
Hudson Highlands State Park
Nelsonville
Cold Spring
Storm King State Park
Tompkins Corners
Putnam Valley
Carmel
Garrison
United States Military Academy

Roedel Hotel Portfolio

1 Hilton Garden Inn - Manchester	Manchester, NH
2 Hilton Garden Inn - Fishkill	Fishkill, NY
3 Holiday Inn Express - Auburn	Auburn, MA

NH
Concord
Manchester
Buffalo
NEW YORK
Albany
MASS.
Boston
Auburn
Providence
Fishkill
Hartford
New York

Paxton
Cascades Park
Shrewsbury
Worcester Regional Airport
WORCESTER
Leicester
Lake Quinsigamond
Auburn
Millbury
WORCESTER COUNTY
Oxford

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

80

No. 9 – Roedel Hotel Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	Bank of America, N.A.			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/DBRS/Moody’s):	NR/NR/NR			Property Type:	Hospitality
Original Principal Balance:	$43,000,000			Specific Property Type:	Various
Cut-off Date Balance:	$42,909,955			Location:	Various
% of Initial Pool Balance:	3.3%			Size:	349 Rooms
Loan Purpose:	Refinance			Cut-off Date Balance Per Room:	$122,951.16
Borrower Names(1):	Various			Year Built/Renovated:	Various
Sponsors:	Roedel Companies, LLC; David W. Roedel; Fred B. Roedel, III			Title Vesting:	Fee
Mortgage Rate:	5.072%			Property Manager:	RGH Hospitality, LLC
Note Date:	November 22, 2017			4th Most Recent Occupancy (As of):	74.3% (12/31/2013)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	74.5% (12/31/2014)
Maturity Date:	December 1, 2027			2nd Most Recent Occupancy (As of):	73.7% (12/31/2015)
IO Period:	NAP			Most Recent Occupancy (As of):	75.3% (12/31/2016)
Loan Term (Original):	120 months			Current Occupancy (As of):	75.4% (9/30/2017)
Seasoning:	2 months
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$4,536,936 (12/31/2014)
Call Protection:	L(26),D(90),O(4)			3rd Most Recent NOI (As of):	$5,251,381 (12/31/2015)
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI (As of):	$5,784,545 (12/31/2016)
Additional Debt:	No			Most Recent NOI (As of):	$5,466,633 (TTM 9/30/2017)
Additional Debt Type:	N/A
				U/W Revenues:	$14,654,428
				U/W Expenses:	$9,266,892
				U/W NOI:	$5,387,536
				U/W NCF:	$4,801,359
				U/W NOI DSCR:	1.93x
Escrows and Reserves(2):				U/W NCF DSCR:	1.72x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	12.6%
Taxes	$55,120	$55,120	NAP	U/W NCF Debt Yield:	11.2%
Insurance	$0	Springing	NAP	As-Is Appraised Value:	$58,800,000
FF&E Reserve	$0	$48,848	NAP	As-Is Appraisal Valuation Date:	September 28, 2017
Deferred Maintenance	$13,938	$0	NAP	Cut-off Date LTV Ratio:	73.0%
Seasonality Reserve	$400,000	Springing	NAP	LTV Ratio at Maturity or ARD:	60.3%

(1)	The borrowers are Roedel Partners of Auburn, LLC, Roedel Partners of Fishkill, LLC, Roedel Partners of Fishkill II, LLC, Roedel Partners of Manchester, LLC and Roedel Partners of Manchester II, LLC.
(2)	See “Escrows” section.

The Mortgage Loan. The mortgage loan (the “Roedel Hotel Portfolio Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the fee simple interests in one select service hotel located in Manchester, New Hampshire (the “Hilton Garden Inn Manchester Property”), one select service hotel located in Fishkill, New York (the “Hilton Garden Inn Fishkill Property”) and one limited service hotel located in Auburn, Massachusetts (the “Holiday Inn Express Auburn Property”, and together with the Hilton Garden Inn Manchester Property and the Hilton Garden Inn Fishkill Property, the “Roedel Hotel Portfolio Properties”). The Roedel Hotel Portfolio Mortgage Loan was originated on November 22, 2017 by Bank of America, N.A. The Roedel Hotel Portfolio Mortgage Loan had an original principal balance of $43,000,000, has an outstanding principal balance as of the Cut-off Date of $42,909,955 and accrues interest at an interest rate of 5.072% per annum. The Roedel Hotel Portfolio Mortgage Loan had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule. The Roedel Hotel Portfolio Mortgage Loan matures on December 1, 2027.

Following the REMIC lockout period, the Roedel Hotel Portfolio Borrower (as defined below) has the right to defease the Roedel Hotel Portfolio Mortgage Loan in whole, or in part in connection with a partial release, on any date before September 1, 2027.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Sources and Uses

Sources			Uses
Original loan amount	$43,000,000	100.0%	Loan payoff	$40,558,081	94.3%
			Return of equity	1,254,769	2.9
			Closing costs	718,093	1.7
			Reserves	469,057	1.1
Total Sources	$43,000,000	100.0%	Total Uses	$43,000,000	100.0%

The Property. The Roedel Hotel Portfolio Properties are comprised of two select service hotels and one limited service hotel totaling 349 rooms. The following table presents certain information relating to the Roedel Hotel Portfolio Properties:

Property Schedule

Property Name/Address	Allocated Cut-Off Date Balance	% of Portfolio Cut-Off Date Balance	9/30/2017 TTM Occupancy	Year Built/ Renovated	Rooms	Appraised Value	Allocated LTV
Hilton Garden Inn Manchester Property 101 South Commercial Street Manchester, NH 03101	$20,725,216	48.3%	76.0%	2006/2014	125	$28,400,000	48.3%

Hilton Garden Inn Fishkill Property 25 Westage Drive Fishkill, NY 12524	$12,041,059	28.1%	74.8%	2002/2014	111	$16,500,000	28.1%

Holiday Inn Express Auburn Property 10-12 Johnson Street Auburn, MA 01501	$10,143,680	23.6%	75.2%	2004/2015	113	$13,900,000	23.6%
Total/Weighted Average	$42,909,955	100.0%	75.4%		349	$58,800,000	100.0%

Hilton Garden Inn Manchester Property. The Hilton Garden Inn Manchester Property is a six-story, select service hotel developed by the Roedel Hotel Portfolio sponsor that opened in 2006. In 2013 and 2014, the Hilton Garden Inn Manchester Property underwent renovations to the public areas and refreshed select case goods and soft goods in the guestrooms. The Hilton Garden Inn Manchester Property contains 125 guestrooms, a 24-hour business center, 24-hour market pantry, guest laundry, indoor swimming pool, outdoor hot tub, fitness center, a 59-seat full service restaurant, 156 outdoor patio seats, and 1,728 square feet of meeting space across three meeting rooms. The guestroom configuration at the Hilton Garden Inn Manchester Property includes 67 king guestrooms, 49 queen/queen guestrooms, 5 one-bedroom suites and 4 two-bedroom suites. All rooms feature complimentary Wi-Fi internet, mini-fridges and coffee makers. There are 135 surface parking spaces.

The Hilton Garden Inn Manchester Property is located in downtown Manchester, in the historic Millyard district. The Hilton Garden Inn Manchester Property was developed as a part of the “Manchester Riverfront Redevelopment”, a $70 million private, public redevelopment project which included the Hilton Garden Inn Manchester Property, a 165-unit residential condominium and townhouse development, and the 7,500-seat Northeast Delta Dental Stadium, onto which the Hilton Garden Inn Manchester Property overlooks, and which is the baseball stadium of Manchester’s Minor League Baseball team and the AA affiliate of Major League Baseball’s Toronto Blue Jays team. The Hilton Garden Inn Manchester Property is within walking distance of the Verizon Wireless Arena and the University of New Hampshire Manchester, and within 4 miles of the Catholic Medical Center, TD Bank, Citizens Bank, Elliot Health System, St. Anselm College, Southern New Hampshire University and Manchester Veterans Affairs Medical Center.

The demand segmentation for the Hilton Garden Inn Manchester Property is 65% commercial, 20% leisure and 15% group. Top corporate accounts for 2016 included Freudenberg NOK (642 room nights), Texas Instrument (528 room nights), NEWFORMA (391 room nights), Riverstone Resources (335 room nights) and Oracle (317 room nights).

The Hilton Garden Inn Manchester Property is licensed by HLT Existing Franchise Holding LLC, as successor to Hilton Inns, Inc. pursuant to a license agreement dated April 6, 2004 and expiring April 5, 2026 with no extension options. Hilton Garden Inn properties are upscale, mid-priced, select service hotels by Hilton Worldwide. As of year-end 2016, there were 717 U.S. hotels (102,786 rooms) operating under the Hilton Garden Inn brand.

Hilton Garden Inn Fishkill Property. The Hilton Garden Inn Fishkill Property is a four-story, select-service hotel developed by the Roedel Hotel Portfolio sponsor that opened in 2002. The Hilton Garden Inn Fishkill Property’s public spaces, including the lobby, meeting room and hallways, were extensively renovated in 2014.

The Hilton Garden Inn Fishkill Property contains 111 guestrooms, a 24-hour business center, 24-hour market, guest laundry, indoor swimming pool with hot tub, fitness center, 44-seat restaurant and lounge and 16-person board room (625 square feet). The guestroom configuration at the Hilton Garden Inn Fishkill Property includes 71 king guestrooms and 40 queen/queen guestrooms. In-room amenities include flat panel TV’s, work desks, complimentary Wi-Fi internet, mini-fridges and coffee makers. There are 125 surface parking spaces.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The Hilton Garden Inn Fishkill Property is located within the Westage Business Park, approximately 5 miles from the IBM East Fishkill/Global Foundries campus, 13 miles from Vassar College and 16 miles from The Culinary Institute of America. The Hilton Garden Inn Fishkill Property is located within 4 miles of The Sports Kingdome, an approximately 350,000 square foot indoor multi-sport complex expected to open in the spring of 2018.

The demand segmentation for the Hilton Garden Inn Fishkill Property is 55% commercial, 30% leisure and 15% group. The top corporate accounts for 2016 were IBM (1,697 room nights), Laerdal Medical Corp (1,107 room nights), Entergy (946 room nights), Global Foundries (824 room nights) and Westinghouse Electric (622 room nights).

The Hilton Garden Inn Fishkill Property is licensed by HLT Existing Franchise Holding LLC, as successor to Hilton Inns, Inc. pursuant to a license agreement dated September 13, 2001 and expiring September 12, 2023 with no extension options.

Holiday Inn Express Auburn Property. The Holiday Inn Express Auburn Property is a four-story, limited service hotel developed by the Roedel Hotel Portfolio sponsor that opened in 2004. The Holiday Inn Express Auburn Property’s public spaces were renovated and guestroom case goods and soft goods replaced in 2015.

The Holiday Inn Express Auburn Property contains 113 guestrooms, a 24-hour lobby workstation, 24-hour market, guest laundry, indoor whirlpool, fitness center and a 45-seat breakfast dining area. The Holiday Inn Express Auburn Property offers complimentary baked fresh cookies, coffee and full breakfast. The guestroom configuration at the Holiday Inn Express Auburn Property includes 52 king guestrooms, 39 queen/queen guestrooms, 15 king suites and 7 queen/queen suites. In-room amenities include microwaves, refrigerators, flat panel TV’s, work desks, complimentary Wi-Fi internet and coffee makers. There are 115 surface parking spaces.

The Holiday Inn Express Auburn Property is located proximate to Interstates 290 and 395 and to the Massachusetts Turnpike. The Holiday Inn Express Auburn Property is located within 10 miles of Clark University, College of the Holy Cross, Hanover Theater, Blackstone Valley Shoppes, DCU Center, Worcester Art Museum, UMass Memorial Medical Center Memorial Campus, Worcester Polytechnic Institute, and University of Massachusetts Medical School. Additional local attractions include Old Surbridge Village and Quinsigamond State Park.

The demand segmentation for the Holiday Inn Express Auburn Property is 65% commercial, 25% leisure and 10% group. The top corporate accounts for 2016 were Corporate Lodging (888 room nights), Aerial Wireless (325 room nights), Wheelabrator Group (314 room nights), Matrix Power Supply (204 room nights) and Holy Cross (196 room nights).

The Holiday Inn Express Auburn Property operates as a Holiday Inn Express Hotel & Suites under a license agreement with Holiday Hospitality Franchising, LLC (a subsidiary of InterContinental Hotels Group PLC (“IHG”)) dated October 21, 2013 and expiring May 28, 2024 with no extension options. Holiday Inn Express properties are upper-midscale limited service hotels by IHG and IHG’s largest brand. As of year-end 2016, there were 2,514 Holiday Inn Express properties (192,371 rooms) in the Americas.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Roedel Hotel Portfolio Properties:

Cash Flow Analysis

	2013	2014	2015	2016	9/30/2017 TTM	U/W	% of U/W Total Rev.	U/W $ per Room
Occupancy	74.3%	74.5%	73.7%	75.3%	75.4%	75.4%
ADR	$124.43	$128.89	$139.42	$144.88	$137.41	$137.41
RevPAR	$92.39	$96.01	$102.71	$109.08	$103.54	$103.54

Room Revenue	$11,769,343	$12,230,277	$13,084,315	$13,933,745	$13,189,692	$13,189,692	90.0%	$37,793
F&B Revenue	$874,176	$912,521	$1,046,471	$977,426	$1,343,128	$1,343,128	9.2	3,849
Other Income(1)	$229,061	$234,333	$246,685	$248,498	$121,608	$121,608	0.8	348
Total Revenue	$12,872,580	$13,377,131	$14,377,471	$15,159,669	$14,654,428	$14,654,428	100.0%	$41,990

Total Dept Expenses	$3,708,453	$3,793,587	$3,928,044	$4,045,915	$4,254,130	$4,254,130	29.0%	$12,189
Gross Op Profit	$9,164,127	$9,583,544	$10,449,427	$11,113,754	$10,400,298	$10,400,298	71.0%	$29,800

Total Undistrib Exp	$3,979,705	$4,367,880	$4,520,133	$4,615,836	$4,231,948	$4,241,788	28.9%	$12,154
Profit Before Fixed Charges	$5,184,422	$5,215,664	$5,929,294	$6,497,918	$6,168,350	$6,158,510	42.0%	$17,646

Total Fixed Charges	$644,800	$678,728	$677,913	$713,373	$701,717	$770,974	5.3%	$2,209
Net Op Income	$4,539,622	$4,536,936	$5,251,381	$5,784,545	$5,466,633	$5,387,536	36.8%	$15,437

FF&E	$514,903	$535,085	$575,099	$606,386	$586,177	$586,177	4.0%	$1,680
Net Cash Flow	$4,024,719	$4,001,851	$4,676,282	$5,178,159	$4,880,456	$4,801,359	32.8%	$13,757

NOI DSCR	1.63x	1.62x	1.88x	2.07x	1.96x	1.93x
NCF DSCR	1.44x	1.43x	1.67x	1.85x	1.75x	1.72x
NOI DY	10.6%	10.6%	12.2%	13.5%	12.7%	12.5%
NCF DY	9.4%	9.3%	10.9%	12.0%	11.4%	11.2%
(1)	Other Income includes pantry revenue, meeting room revenue, internet upgrade revenue, vending, dry cleaning, shuttle and miscellaneous income.

Appraisal. As of the appraisal valuation date of September 28, 2017, the Roedel Hotel Portfolio Properties had an aggregate “as-is” appraised value of $58,800,000.

Environmental Matters. According to the Phase I environmental assessments dated October 13, 2017, there were no recognized environmental conditions at either the Hilton Garden Inn Fishkill Property or the Holiday Inn Express Auburn Property. The Phase I environmental assessment dated October 13, 2017 relating to the Hilton Garden Inn Manchester Property identified a recognized environmental condition due to a neighboring property having had a release of solvents from an aboveground and an underground storage tank which were removed in 1996. The release is being managed by the responsible party and the New Hampshire Department of Environmental Services; no further action or investigation is required by the owners of the Hilton Garden Inn Manchester Property.

Market Overview. The Roedel Hotel Portfolio Properties are located in Manchester, NH, Fishkill, NY and Auburn, MA.

Manchester, NH

The Hilton Garden Inn Manchester Property is located in Manchester, Hillsborough County, New Hampshire. Primary regional access through the area is provided by north/south Interstate 93 which extends to Boston, MA (54 miles) and east/west State Route 101.

Manchester serves as an entertainment, financial, political, retail, and transportation hub for New Hampshire. Additionally, demand drivers to the area include outdoor lake and mountain leisure attractions and tourist destinations including the Palace Theater, Currier Museum of Art, the New Hampshire Motor Speedway, SNHU Arena and Northeast Delta Dental Stadium. Additionally, the Manchester area is home to several colleges including Southern New Hampshire University, St. Anselm College and University of New Hampshire at Manchester, and is host to the New Hampshire presidential primary every four years.

As of 2017, the estimated population within a one-, three- and five-mile radius of the Hilton Garden Inn Manchester Property was 26,324, 102,228 and 137,552, respectively, and the average household income within the same radii was $52,330, $75,532, and $83,195, respectively.

The unemployment rate for Hillsborough County was 2.7% for 2017, which is below the national rate of 4.3% for the same period and the lowest rate for the county in the past ten years. Local development officials have noted that employment has remained strong within the education and healthcare sectors, most notably at major employers including Catholic Medical Center (2,100 employees), Elliott Health System (3,375 employees), and Southern New Hampshire University (1,000 employees). Additionally the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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local economy is supported by major employers in finance, manufacturing and defense. Top employers in the area include State of New Hampshire (6,054 employees), Fidelity Investments (6,000 employees) and BAE Systems, Inc. (4,594 employees).

According to a third party research report, the occupancy, ADR and RevPAR penetration factors for the Hilton Garden Inn Manchester Property for the September 2017 trailing twelve month period were 112.8%, 136.4% and 154.0%, respectively. The Hilton Garden Inn Manchester Property’s competitive set included only one other downtown hotel.

The appraiser identified two proposed hotels in early development (a 123-room extended-stay Residence Inn by Marriott and a 106-room limited-service Tru by Hilton) which if completed would be partially competitive with the Hilton Garden Inn Manchester Property, however, according to recent local reporting, the development of both hotels has been delayed due to environmental issues and developer delays. The appraiser did not note any new supply currently under construction.

Fishkill, NY

The Hilton Garden Inn Fishkill Property is located in Fishkill, Dutchess County, New York, approximately 70 miles north of New York City. Primary regional access through the area is provided by north/south Interstate 87 and the Taconic State Parkway. Fishkill is also located along Interstate 84 connecting Western Pennsylvania to Massachusetts.

Dutchess County is a popular tourist destination featuring the Dutchess County Fairgrounds, annual events including the Country Living Fair, Dutchess County Fair and Hudson Valley Wine & Food Fest, area wineries and several neighboring towns featuring upscale boutiques and antique districts. There are several historic sites in the region including the Vanderbilt Historic Mansion and home of Franklin Delano Roosevelt and the Bardavon 1869 Opera House.

As of 2017, the estimated population within a one-, three- and five-mile radius of the Hilton Garden Inn Fishkill Property was 10,255, 56,347 and 122,793, respectively, and the average household income within the same radii was $56,154, $54,654 and $55,457, respectively.

The unemployment rate for Dutchess County was 4.3% for July 2017, which matches the national rate of 4.3% for the same period and was the lowest rate for the county (with the exception of 2016 with a rate pf 4.2%) in the past ten years. The local economy is diversely supported by major employers in education including the United State Military Academy, Marist College, Vassar College, Bard College (1,800 employees), the Omega Institute of Holistic Studies and the Culinary Institute of America (1,500 employees), high tech including IBM Corporation (4,100 employees) and Global Foundries (1,800 employees), and healthcare including HealthQuest (5,600 employees) and Vassar Brothers Medical Center (2,100 employees), Mid-Hudson Regional Hospital (1,800 employees) and by Saint Francis Hospital. Additionally, a Gap Inc. distribution center is located approximately one mile from the Hilton Garden Inn Fishkill Property that currently employs 430 people and has planned a $96 million expansion projected to add another 1,200 jobs.

According to a third party research report, the occupancy, ADR and RevPAR penetration factors for the Hilton Garden Inn Fishkill Property for the September 2017 trailing twelve month period were 106.4%, 105.7% and 112.5%, respectively.

In December 2016, two competitive hotels entered the market (the Residence Inn by Marriott and SpringHill Suites by Marriott). The appraiser did not identify any proposed competitive new supply to the market.

Auburn, MA

The Holiday Inn Express Auburn Property is located in Auburn, Worcester County, Massachusetts. Primary regional access through the area is provided by east/west Interstate 90 and north/south Interstate 95. Worcester is located in Central Massachusetts, approximately equidistant from Boston and Springfield, and is the second most populous city in New England after Boston.

As of 2017, the estimated population within a one-, three- and five-mile radius of the Holiday Inn Express Auburn Property was 4,131, 24,027 and 107,182, respectively, and the average household income within the same radii was $90,111, $88,013 and $71,991, respectively.

The unemployment rate for Worchester County was 4.7% for July 2017, which is slightly above the national rate of 4.3% for the same period and was the lowest rate for the county (with the exception of 2016 with a rate pf 3.9%) in the past ten years. The local economy is supported by major employers in education, finance, healthcare and manufacturing. The top employers in the area are UMass Memorial Medical Center, BJ’s Wholesale Club, Inc., BNY Mellon, College of Holy Cross, and Hanover Insurance Group. Other notable local employers include Integrated Genetics, IPG Photonics, MAPFRE Insurance, New England Financial Group, and Saint-Gobain Crop. Additionally in the area, the town of Worcester is currently in the midst of a $565 million redevelopment of a portion of its downtown core which is expected to include more than 2.2 million square feet of commercial, entertainment, medical, residential and retail space.

According to a third party research report, the occupancy, ADR and RevPAR penetration factors for the Holiday Inn Express Auburn Property for the September 2017 trailing twelve month period were 99.2%, 108.1% and 107.2%, respectively.

The appraiser identified one hotel under construction six miles northeast (a 170-room upscale select-service AC Hotel by Marriott) which is expected to be partially competitive to the Holiday Inn Express Auburn Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to the Roedel Hotel Portfolio Properties’ competitive sets:

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set(2)			Hilton Garden Inn Manchester Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
9/30/2017 TTM	67.2%	$118.88	$79.86	75.8%	$162.16	$122.99	112.8%	136.4%	154.0%
12/31/2016	68.6%	$125.08	$86.70	73.1%	$174.97	$127.98	106.6%	139.9%	147.6%
12/31/2015	68.7%	$114.58	$78.73	76.3%	$163.32	$123.08	111.1%	142.5%	156.3%
12/31/2014	68.5%	$105.52	$72.27	75.6%	$148.46	$112.22	110.4%	140.7%	155.3%
	Competitive Set(3)			Hilton Garden Inn Fishkill Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
9/30/2017 TTM	70.2%	$121.86	$85.52	74.7%	$128.79	$96.21	106.4%	105.7%	112.5%
12/31/2016	77.0%	$126.36	$97.32	78.4%	$133.42	$104.62	101.8%	105.6%	107.5%
12/31/2015	76.5%	$122.30	$93.58	78.4%	127.66	$100.11	102.5%	104.4%	107.0%
12/31/2014	72.5%	$116.06	$84.13	75.4%	$118.88	$89.61	104.0%	102.4%	106.5%
	Competitive Set(4)			Holiday Inn Express Auburn Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
9/30/2017 TTM	75.8%	$109.97	$83.38	75.2%	$118.83	$89.36	99.2%	108.1%	107.2%
12/31/2016	75.5%	$111.78	$84.41	74.6%	$124.38	$92.78	98.8%	111.3%	109.9%
12/31/2015	70.9%	$110.71	$78.47	67.2%	$123.29	$82.84	94.8%	111.4%	105.6%
12/31/2014	67.4%	$105.63	$71.20	72.4%	$116.57	$84.45	107.4%	110.4%	118.6%

(1)	Information obtained from a third party hospitality research report.

(2)	The September 30, 2017 competitive set included Radisson Hotel Manchester Downtown, Quality Inn Manchester Airport, Courtyard Manchester Boston Regional Airport, Holiday Inn Express & Suites Manchester Airport, Holiday Inn Manchester Airport and Hampton Inn Suites Manchester Bedford.

(3)	The September 30, 2017 competitive set included Courtyard Fishkill, Hampton Inn Fishkill, Hyatt House Fishkill, Holiday Inn Express Fishkill Mid Hudson Valley, Springhill Suites Fishkill and Residence Inn Fishkill.

(4)	The September 30, 2017 competitive set included La Quinta Inn & Suites Auburn Worcester, Comfort Inn Auburn Worcester, Hampton Inn Auburn and Fairfield Inn & Suites Worcester Auburn.

The Borrowers. The borrowers are Roedel Partners of Auburn, LLC, Roedel Partners of Fishkill, LLC, Roedel Partners of Fishkill II, LLC, Roedel Partners of Manchester, LLC and Roedel Partners of Manchester II, LLC (individually and collectively, the “Roedel Hotel Portfolio Borrower”), each Delaware limited liability companies with at least one independent director. With respect to the Hilton Garden Inn Fishkill Property, Roedel Partners of Fishkill, LLC and Roedel Partners of Fishkill II, LLC have entered into an operating lease to facilitate compliance with local liquor laws; similarly, with respect to the Hilton Garden Inn Manchester Property, Roedel Partners of Manchester, LLC and Roedel Partners of Manchester II, LLC have entered into an operating lease to facilitate compliance with local liquor laws.  Legal counsel to the Roedel Hotel Portfolio Borrower delivered a non-consolidation opinion in connection with the origination of the Roedel Hotel Portfolio Mortgage Loan.

The Sponsor. The sponsors and nonrecourse carveout guarantors are Roedel Companies, LLC, David W. Roedel and Fred B. Roedel, III. David W. Roedel is the Business Development Officer and Fred B. Roedel, III is the Chief Financial Officer of Rodel Companies. Roedel Companies is a New Hampshire based hotel development, acquisition, management, construction and renovation company, the successor company to Chalet Susse International Inc., which was founded in 1967 by Fred B. Roedel. Roedel Companies owns and operates its own portfolio of thirteen hotels, including the Roedel Hotel Portfolio Properties, throughout New Hampshire, Massachusetts, New York, Connecticut and Florida and also provides hotel services to third party hotel owners and investors.

The sponsors are required pursuant to the Roedel Hotel Portfolio Mortgage Loan documents to maintain a minimum net worth of not less than $22 million and are personally liable to the lender for losses due to any amendment, modification or termination of any franchise agreement without the lender’s consent.

Escrows. The Roedel Hotel Portfolio Borrower deposited at loan origination $13,938 for immediate repairs and $55,120 for real estate taxes.

The Roedel Hotel Portfolio Borrower is required to deposit monthly (i) 1/12th the estimated annual real estate taxes (currently $55,120), (ii) 1/12th the estimated annual insurance premiums (unless as currently, the Roedel Hotel Portfolio Property is covered by a blanket policy), (iii) an FF&E reserve deposit (currently $48,848) equal to 4.0% of rents for the calendar month two months prior, and (iv) if applicable, a PIP monthly deposit (currently $0) reasonably estimated by the lender equal to the amount required to timely complete all work described in any property improvement plan.

Beginning 14 months prior to the expiration of a franchise agreement, if for the applicable individual property the Roedel Hotel Portfolio Borrower has not delivered (i) a Franchise Trigger Security Deposit (as defined below) or (ii) either (1) a fully executed Replacement Franchise Agreement or (2) a fully executed franchise renewal agreement, extension agreement or similar document and a comfort letter, each accompanied, in the case of (1) or (2) above, by either (x) the Franchise PIP Deposit (as defined below) or (y) notification of its intention to make monthly deposits of 1/14th of the Franchise PIP Deposit (resulting in a “Franchise Trigger Period”), the Roedel Hotel Portfolio Borrower is required to deposit monthly all excess cash for FF&E reserves until the amount collected equals or exceeds the Franchise Trigger Security Deposit for the applicable individual property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The Roedel Hotel Portfolio Borrower deposited at loan origination $400,000 to a seasonality reserve and is required to deposit monthly during the payment dates in April, May, June, July, August, September and October the Seasonality Monthly Deposit (currently $0) which amount will be adjusted annually on April 1st to equal the amount which if added to the underwritten net cash flow for the preceding twelve months would cause the debt service coverage ratio to equal 1.05x. Notwithstanding, if beginning April 1, 2021, no event of default is continuing, the Roedel Hotel Portfolio Borrower has not drawn upon the seasonality reserve during the preceding 36 months, and the Roedel Hotel Portfolio Borrower has provided the lender with evidence that Roedel Companies, LLC or an affiliate of the guarantor had at all times during such 36 month period cash or cash equivalents of not less than the Seasonality Cash Reserves Threshold (as defined below), then the requirement for the seasonality reserve will be waived until re-tested the following April.

A “Franchise PIP Deposit” means a deposit in the form of cash or a letter of credit in an amount equal to the positive difference, if any, between (a) the lesser of (i) the product of $15,000 multiplied by the number of guest rooms at the applicable individual property or (ii) the amount required to complete all work described in any property improvement plan, and (b) the sums then on deposit in the PIP reserve held by the lender.

A “Franchise Trigger Security Deposit” means a deposit in the form of cash or a letter of credit in an amount equal to the positive difference, if any, between (a) the greater of (i) the product of $15,000 multiplied by the number of guest rooms at the applicable individual property or (ii) 115% of the amount that the lender reasonably estimates would be sufficient to complete all work necessary in any property improvement plan required by a prospective franchise agreement for the applicable individual property, and (b) the sums then on deposit in the PIP reserve.

The “Seasonality Cash Reserves Threshold” means initially $400,000, which amount will be adjusted annually on April 1st to the amount when added to the underwritten net cash flow would result in a debt service coverage ratio of 1.05x for the trailing twelve months.

Lockbox and Cash Management. The Roedel Hotel Portfolio Borrower has established a lockbox account into which all revenues are required to be deposited. During a Cash Sweep Period (as defined below) all funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account for payment of among other things debt service, monthly escrows and operating expenses with all excess cash to be deposited (i) if the Cash Sweep Period is due solely to a Franchise Trigger Period, to the FF&E reserve or (ii) otherwise, to an excess cash reserve to be held as additional security for the Roedel Hotel Portfolio Mortgage Loan for so long as a Cash Sweep Period exists.

A “Cash Sweep Period” will occur either (i) during the period when the debt service coverage ratio is below 1.25x for any calendar quarter until (x) the debt service coverage ratio equals or exceeds 1.35x for two consecutive calendar quarters or (y) the Roedel Hotel Portfolio Borrower has deposited cash or a letter of credit in an amount which when added to the underwritten net cash flow would result in a debt service coverage ratio of 1.25x for the trailing twelve month period, or (ii) during a Franchise Trigger Period.

Property Management. The Roedel Hotel Portfolio Properties are managed under separate management agreements by RGH Hospitality, LLC (a borrower-affiliate) each expiring December 31, 2027 and each with two five-year extension options.

Assumption. Following six months from the loan origination date of the Roedel Hotel Portfolio Mortgage Loan, the Roedel Hotel Portfolio Borrower has a right to transfer the Roedel Hotel Portfolio Property provided that certain conditions are satisfied, including (i) no event of default is continuing, (ii) the lender reasonably determines that the proposed transferee satisfies the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing, (iii) a replacement guarantor assumes the obligations of the Roedel Hotel Portfolio guarantor, (iv) the Roedel Hotel Portfolio Property is licensed with a qualified franchisor, and (v) if required by the lender, the lender has received confirmation from Fitch, DBRS and Moody’s that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2018-BNK10 certificates.

Partial Release. Following the lockout period, the Roedel Hotel Portfolio Borrower is permitted to release either (but not both) of the Hilton Garden Inn Fishkill Property or the Holiday Inn Express Auburn Property through a partial defeasance, provided among other conditions: (i) no event of default has occurred and is continuing (ii) a release amount is paid equal to 125% of the allocated loan amount ($12,066,327 for the Hilton Garden Inn Fishkill Property or $10,164,966 for the Holiday Inn Express Auburn Property), (iii) the loan to value ratio after such release does not exceed the lesser of 73.1% and the loan to value immediately prior to the release (iv) the debt service coverage ratio after such release is equal to or greater than 1.76x, (v) the debt yield after such release is equal to or greater than the greater of 11.45% and the debt yield immediately prior to the release, (vi) confirmation is received from Fitch, DBRS and Moody’s that such release will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2018-BNK10 certificates, and (vii) such release meets all REMIC requirements.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the Roedel Hotel Portfolio Borrower provide coverage for acts of terrorism in an amount equal to the full replacement cost of the Roedel Hotel Portfolio Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

87

MOFFETT TOWERS II – BUILDING 2

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

88

MOFFETT TOWERS II – BUILDING 2

Moffett Towers II - Building 2
905 11th Avenue
Sunnyvale, CA 94089
San Francisco Bay
Palo Alto Airport of Santa Clara County
San Francisco Intl. Airport 20 miles
Palo Alto Baylands Park
DON EDWARDS SAN FRANCISCO BAY NATIONAL WILDLIFE REFUGE
Bayshore Fwy
Louis Rd.
Intuit
Shoreline Golf Links
Shoreline Amphitheatre
Garcia Ave.
Palo Alto
LinkedIn
Googleplex
Computer History Museum
Microsoft
San Antonio Rd.
Google X Lab
SAN ANTONIO
Middlefield Rd.
NASA Ames Research Ctr.
Moffett Federal Airfield
Moffett Field Golf Course
Yahoo Corporate Campus
3rd Ave.
HP
Lockheed Martin
Amazon Lab126
Caribbean Dr.
Twin Creeks Sports Complex
Borregas
NetApp
Crossman
Juniper Networks
Google Tech Corners
South Bay Fwy
Sunnyvale Baylands Park
Gold St.
Lafayette St.
Santa Clara Golf & Tennis Club
Bayshore/NASA
Moffett Towers
Moffett Park
Sheraton Sunnyvale
Fair Oaks Ave.
Vienna
Reamwood
Old Ironsides
Great America
VTA LIGHT RAIL
Levi's Stadium
San Antonio Shopping Center
CALTRAIN
Central Expwy.
Symantec
Google Quad Campus
Sunnyvale Golf Course
VTA
MTN. VIEW
Middlefield
Whisman
Evelyn
El Camino Blvd.
Maude Ave.
LinkedIn Corp.
Synopsys
Apple Sunnyvale
T-Mobile
SUNNYVALE
Trimble Inc.
AMD
Lawrence Expwy.
West Valley Mission College
California's Great America
Great America Pkwy.
Broadcom
Mercado Santa Clara
Intel
Akamai Technologies
Ericsson
Scott Blvd.
Applied Materials
Bowers Ave.
San Jose Intl. Airport 2 miles
Mountain View
Thompson Reuters
@WalmartLabs
Chelsio Communications
SUNNYVALE
Northrop Grumman
Cambrios Technologies Corp.
Kifer Rd.
Intel
NVIDIA
El Monte Ave.
Los Altos
Cuesta Park
Bernardo Ave.
Mary Ave.
Pastoria Ave.
Mathilda Ave.
Downtown Sunnyvale
Evelyn Ave.
LAWRENCE
Monroe St.
Springer Rd.
Miramonte Ave.
Grant Rd.
Stevens Creek Fwy
Foothill Expwy.
Remington Dr.
El Camino Real
Wolfe Rd.
Sunken Gardens Golf Course
SANTA CLARA
San Tomas Expwy.
El Camino Real
SANTA CLARA COUNTY
Hollenbeck Ave.
Sunnyvale-Saratoga Rd.
Ortega Park
Benton St.
Kaiser Permanente Santa Clara Medical Center
Central Park
Homestead Rd.
Homestead Square Shopping Ctr.
APPLE PARK
Cupertino Village
Homestead Rd.
Apple
Cupertino
Vallco Shopping Mall
Junipero Serra Fwy
Pruneridge Ave.
Agilent Technology
Saratoga Ave.
Stevens Creek Blvd.
Seagate Technology
De Anza College
Marketplace on Stevens Creek
Villa Shopping Center
Stevens Creek Blvd.
McClellan Rd.
Cupertino Civic Center & Community Hall
Bubb Rd.
Bollinger Rd.
Orchard Farms Shopping Center
Rainbow
SAN JOSE
101
82
85
237
280
Corte Madera
Richmond
Pleasant Hill
Concord
Antioch
Mill Valley
Walnut Creek
Briones Reg. Park
East Bay Reg. Park
Mt. Diablo State Park
Berkeley
Sausalito
Lafayette
Alamo
GOLDEN GATE NATL. REC. AREA
CONTRA COSTA COUNTY
OAKLAND
Danville
SAN FRANCISCO
Alameda
Anthony Chabot Reg. Park
San Ramon
San Francisco Bay
Oakland Intl. Airport
Castro Valley
Dublin
Daly City
San Francisco Intl. Airport
Livermore
Hayward
Pleasanton
Pacifica
Union City
Millbrae
San Mateo
Hillsborough
Redwood City
ALAMEDA COUNTY
Fremont
Belmont
Newark
Half Moon Bay
Mtn. View
Moffett Federal Airfield
Woodside
Palo Alto
Milpitas
Pacific Ocean
Sunnyvale
San Jose Intl. Airport
Portola Valley
Santa Clara
SAN JOSE
SAN MATEO COUNTY
Cupertino
SANTA CLARA COUNTY
Saratoga
Los Gatos

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

89

No. 10 – Moffett Towers II - Building 2

Loan Information				Property Information
Mortgage Loan Seller:	Morgan Stanley Mortgage Capital Holdings LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Fitch/Moody’s):	NR/NR/NR			Property Type:	Office
				Specific Property Type:	Suburban
Original Principal Balance(1):	$41,250,000			Location:	Sunnyvale, CA
Cut-off Date Balance(1):	$41,250,000			Size(5):	362,563 SF
% of Initial Pool Balance:	3.2%			Cut-off Date Balance Per SF(1)(5):	$455.09
Loan Purpose:	Refinance			Year Built/Renovated:	2017/NAP
Borrower Name:	MT2 B2 LLC			Title Vesting:	Fee
Borrower Sponsor:	Jay Paul Company			Property Manager:	Self-managed
Mortgage Rate:	3.6189%			4th Most Recent Occupancy (As of)(6):	NAP
Note Date:	November 16, 2017			3rd Most Recent Occupancy (As of)(6):	NAP
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of)(6):	NAP
Maturity Date:	December 6, 2027			Most Recent Occupancy (As of)(6):	NAP
IO Period:	60 months			Current Occupancy (As of):	100.0% (12/1/2017)
Loan Term (Original):	120 months
Seasoning:	2 months
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Amortizing Balloon			4th Most Recent NOI (As of)(6):	NAP
Interest Accrual Method:	Actual/360			3rd Most Recent NOI (As of)(6):	NAP
Call Protection(2):	L(26),D(87),O(7)			2nd Most Recent NOI (As of)(6):	NAP
Lockbox Type:	Hard/Upfront Cash Management			Most Recent NOI (As of)(6):	NAP
Additional Debt(1):	Yes
Additional Debt Type(1)(3):	Pari Passu; Mezzanine
				U/W Revenues:	$22,525,092
				U/W Expenses:	$2,840,101
				U/W NOI:	$19,684,992
Escrows and Reserves(4):				U/W NCF:	$18,805,659
				U/W NOI DSCR(1):	2.18x
Type:	Initial	Monthly(4)	Cap (If Any)	U/W NCF DSCR(1):	2.08x
Taxes	$0	$111,859	NAP	U/W NOI Debt Yield(1):	11.9%
Insurance	$0	Springing	NAP	U/W NCF Debt Yield(1):	11.4%
Rent Concessions Reserve	$8,332,337	$0	NAP	As-Is Appraised Value:	$351,000,000
TI/LC Reserve	$19,433,495	$0	NAP	As-Is Appraisal Valuation Date:	October 18, 2017
Debt Service Reserve	$1,000,000	Springing	NAP	Cut-off Date LTV Ratio(1):	47.0%
Parking Abatement Reserve	$2,700,000	Springing	NAP	LTV Ratio at Maturity or ARD(1):	42.4%
Amenities Rent Reserve	$286,310	Springing	NAP

(1)	See “The Mortgage Loan” section. All statistical information related to balance per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Moffett Towers II - Building 2 Whole Loan (as defined below). The Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, U/W NCF DSCR and U/W NOI Debt Yield based on the Moffett Towers II - Building 2 Whole Loan and the Moffett Towers II - Building 2 Mezzanine Loan (as defined below) (together, the “Moffett Towers II - Building 2 Total Debt”), are 76.9%, 72.3%, 1.23x and 7.3%, respectively.

(2)	The lockout period will be at least 26 payments, beginning with and including the first payment date of January 6, 2018. Defeasance of the Moffett Towers II - Building 2 Mortgage Loan (as defined below) is permitted at any time after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized or (ii) November 16, 2020. The assumed lockout period of 26 payments is based on the expected BANK 2018-BNK10 Trust closing date in February 2017.

(3)	See “Subordinate and Mezzanine Indebtedness” section.

(4)	Certain springing Escrows and Reserves are required on a one-time basis. See “Escrows” section.

(5)	Size of 362,563 square feet is comprised of 350,633 square feet of office space in the Moffett Towers II - Building 2 Property (as defined below) along with 11,930 square feet of space allocated to the Moffett Towers II - Building 2 Property in a 59,650 square foot fitness/amenities building, based on a specified to-be 20.0% share in the common elements of the greater Moffett Towers II Campus. See “Amenities and Common Areas” section.

(6)	Historical occupancy, operating and financial information is unavailable as the Moffett Towers II - Building 2 Property (as defined below) was built in 2017.

The Mortgage Loan. The mortgage loan (the “Moffett Towers II - Building 2 Mortgage Loan”) is part of a whole loan (the “Moffett Towers II - Building 2 Whole Loan”) evidenced by four pari passu notes secured by a first mortgage encumbering the fee simple interest in a Class A office building fully leased to a wholly-owned subsidiary of Amazon.com, Inc. (“Amazon”) located in Sunnyvale, California (the “Moffett Towers II - Building 2 Property”). The Moffett Towers II - Building 2 Whole Loan was originated on November 16, 2017 by Barclays Bank PLC and Morgan Stanley Bank, N.A. The Moffett Towers II - Building 2 Whole Loan had an original principal balance of $165,000,000, has an outstanding principal balance as of the Cut-off Date of $165,000,000 and accrues interest at an interest rate of 3.6189% per annum. The Moffett Towers II - Building 2 Whole Loan had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires interest-only payments for the first 60 payment periods followed by payments of principal and interest based on a 30-year amortization schedule. The Moffett Towers II - Building 2 Whole Loan matures on December 6, 2027.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

90

MOFFETT TOWERS II – BUILDING 2

Note A-4, which will be contributed to the BANK 2018-BNK10 Trust, had an original principal balance of $41,250,000, has an outstanding principal balance as of the Cut-off Date of $41,250,000 and represents a non-controlling interest in the Moffett Towers II - Building 2 Whole Loan. The non-controlling Note A-3, with an original principal balance of $40,000,000, was contributed to the WFCM 2017-C42 Trust. The controlling Note A-1 and the non-controlling Note A-2 are expected to be contributed to future securitization trusts. The lender provides no assurances that any non-securitized notes will not be split further. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Note Summary

Notes	Original Balance	Note Holder	Controlling Interest
A-1	$43,000,000	Barclays Bank PLC	Yes
A-2	$40,750,000	Barclays Bank PLC	No
A-3	$40,000,000	WFCM 2017-C42	No
A-4	$41,250,000	BANK 2018-BNK10	No
Total	$165,000,000

Following the lockout period, on any date before June 6, 2027, the borrower has the right to defease the Moffett Towers II - Building 2 Whole Loan in whole, but not in part. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized or (ii) November 16, 2020. The Moffett Towers II - Building 2 Whole Loan is prepayable without penalty on or after June 6, 2027.

Sources and Uses

Sources			Uses
Original whole loan amount	$165,000,000	61.1%	Loan payoff	$207,408,056	76.8%
Mezzanine loan	105,000,000	38.9	Reserves	31,752,142	11.8
			Return of equity	20,183,519	7.5
			Closing costs	10,656,282	3.9

Total Sources	$270,000,000	100.0%	Total Uses	$270,000,000	100.0%

The Property. The Moffett Towers II - Building 2 Property is a newly-constructed, eight-story, Class A office building totaling 350,633 square feet in Sunnyvale, California. As of December 1, 2017, the Moffett Towers II – Building 2 Property was 100.0% leased to a wholly-owned subsidiary of Amazon on a triple-net basis through April 2028, with two, seven-year extension options and no early termination options. Amazon serves as guarantor of the lease and, as of the origination date, has taken possession of the Moffett Towers II - Building 2 Property and commenced the build out of its space. Outstanding rent concessions and tenant improvement allowances related to the Amazon lease were deposited into escrow by the borrower on the origination date (See “Escrows” section).

The Moffett Towers II - Building 2 Property comprises a portion of the first phase (“Phase I”) of the planned approximately 1.8 million square-foot, five-building Moffett Towers II office campus (the “Moffett Towers II Campus”) located on 47.3 acres in Sunnyvale, California. Phase I of the Moffett Towers II Campus development includes the Moffett Towers II - Building 2 Property and an adjacent surface parking lot (completed in 2017) as well as the 350,633 square foot Moffett Towers II - Building 1 (April 2018 expected completion), an enclosed parking structure (April 2018 expected completion) and a 59,650 square foot fitness/amenities building (July 2018 expected completion). The Moffett Towers II - Building 2 Property is expected to feature access to the fitness/amenities building and the enclosed parking structure once completed pursuant to a declaration of covenants, conditions, restrictions and easement and charges agreement (see “Amenities and Common Areas” section). Inclusive of the future enclosed parking structure (of which 361 spaces are dedicated to Amazon pursuant to its lease) and the completed surface parking lot (of which 707 spaces are dedicated to Amazon pursuant to its lease), the Moffett Towers II - Building 2 Property is expected to have a parking ratio of 3.3 spaces per 1,000 square feet. On the origination date, the Moffett Towers II - Building 2 Guarantor (as defined below) executed a separate guaranty for the completion and delivery of the fitness/amenities building and the enclosed parking structure (see “Completion Guaranty” section). Additionally, the Moffett Towers II - Building 2 Whole Loan documents require upfront and springing reserves related to the completion and delivery of the fitness/amenities building and the enclosed parking structure (see “Escrows” section). Subsequent phases of the Moffett Towers II Campus development are expected to include the construction of three additional 350,633 square foot Class A office buildings as well as two separate enclosed parking structures.

Amazon (NASDAQ: AMZN) is an American e-commerce company headquartered in Seattle, Washington. Founded in 1994, Amazon is now one of the largest online retailers in the world selling a wide range of products, services and entertainment to consumers. Amazon has reported that it increased net income from an approximately $241.0 million loss in 2014 to an approximately $2.4 billion profit in 2016 with total net sales of approximately $136.0 billion in 2016. Most recently, net sales increased to $43.7 billion in the third quarter of 2017, up approximately 34.0% from one year earlier. Amazon employed approximately 341,400 employees as of December 31, 2016.

The Moffett Towers II - Building 2 Property is expected to house Amazon’s Lab126, a research and development subsidiary that designs and engineers high-profile consumer electronics. Lab126 began in 2004, originally creating the Kindle family of products and has since produced devices such as Amazon’s Fire tablets, Fire TV and Amazon Echo. Lab126 is headquartered in the nearby Moffett Towers I, which is located approximately 0.5 miles from the Moffett Towers II - Building 2 Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

91

MOFFETT TOWERS II – BUILDING 2

The following table presents certain information relating to the tenancy at the Moffett Towers II - Building 2 Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant NRSF(2)	% of NRSF(2)	Annual U/W Base Rent PSF(2)(3)(4)(5)	Annual U/W Base Rent(3)(4)(5)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenant
Amazon	NR/Baa1/AA-	362,563	100.0%	$55.81	$20,233,410	100.0%	4/30/2028(6)
Total Major Tenant		362,563	100.0%	$55.81	$20,233,410	100.0%

Vacant Space		0	0.0%

Collateral Total		362,563	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	Tenant NRSF of 362,563 square feet is comprised of 350,633 square feet of office space in the Moffett Towers II - Building 2 Property (as defined below) along with 11,930 square feet of space allocated to the Moffett Towers II - Building 2 Property in a 59,650 square foot fitness/amenities building, based on a specified to-be 20.0% share in the common elements of the greater Moffett Towers II Campus. See “Amenities and Common Areas” section.

(3)	Annual U/W Base Rent PSF and Annual U/W Base Rent include $2,830,405 of straight-line rent through the maturity date of the Moffett Towers II - Building 2 Whole Loan. Annual U/W Base Rent PSF and U/W Base Rent also includes $572,621 of amenities use fees.

(4)	Amazon has five months of free rent and eight months of waived fitness/amenities use fees remaining, all of which were deposited into escrow on the origination date. The borrower also deposited $286,310 into escrow on the origination date for an Amenities Rent Reserve, which represents six months of use fees due for the fitness/amenities building commencing on the targeted completion and delivery date (July 31, 2018) of such fitness/amenities building to Amazon in accordance with the Amazon lease (see “Escrows” section).

(5)	Amazon is entitled to a base rent abatement in the amount of $15,000 per day for each day elapsing beyond the targeted completion and delivery date (April 15, 2018) of the 361-spaces allocated to Amazon within the enclosed parking structure in accordance with the Amazon lease. An amount equal to 180 days of base rent abatements ($2,700,000) was deposited into escrow on the origination date (see “Escrows” section).

(6)	Amazon has two, seven-year lease renewal options.

The following table presents certain information relating to the lease rollover schedule at the Moffett Towers II - Building 2 Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(2)	% of Annual U/W Base Rent(2)	Annual U/W Base Rent PSF(2)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	1	362,563	100.0%	362,563	100.0%	$20,233,410	100.0%	$55.81
Thereafter	1	0	0.0%	362,563	100.0%	$0	0.0%	$0.00
Vacant	0	0	0.0%	362,563	100.0%	$0	0.0%	$0.00
Total/Weighted Average	1	362,563	100.0%			$20,233,410	100.0%	$55.81

(1)	Information obtained from the underwritten rent roll.

(2)	Annual U/W Base Rent, % of Annual U/W Base Rent and Annual U/W Base Rent PSF include $2,830,405 of straight-line rent through the maturity date of the Moffett Towers II - Building 2 Whole Loan.

The following table presents historical occupancy percentages at the Moffett Towers II - Building 2 Property:

Historical Occupancy

12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	12/31/2016(1)	12/1/2017(2)
NAP	NAP	NAP	NAP	100.0%

(1)	Historical Occupancy prior to 12/6/2017 is not applicable as the Moffett Towers II - Building 2 Property was built in 2017.

(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

92

MOFFETT TOWERS II – BUILDING 2

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Moffett Towers II - Building 2 Property:

Cash Flow Analysis(1)

	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent(2)	$20,233,410	89.8%	$55.81
Grossed Up Vacant Space	0	0.0	0.00
Total Reimbursables	2,751,378	12.2	7.59
Less Vacancy & Credit Loss(3)	(459,696)	(2.0)	(1.27)
Effective Gross Income	$22,525,092	100.0%	$62.13

Total Operating Expenses	$2,840,101	12.6%	$7.83

Net Operating Income	$19,684,992	87.4%	$54.29
TI/LC	806,820	3.6	2.23
Capital Expenditures	72,513	0.3	0.20
Net Cash Flow	$18,805,659	83.5%	$51.87

NOI DSCR(4)	2.18x
NCF DSCR(4)	2.08x
NOI DY(4)	11.9%
NCF DY(4)	11.4%
(1)	Historical Cash Flows are not applicable as the Moffett Towers II - Building 2 Property was built in 2017.

(2)	U/W Base Rent includes $2,830,405 of straight-line rent through the maturity date of the Moffett Towers II - Building 2 Whole Loan. U/W Base Rent also includes $572,621 of amenities use fees.

(3)	The underwritten economic vacancy is 2.0%. The Moffett Towers II - Building 2 Property was 100.0% leased as of December 1, 2017.

(4)	Debt service coverage ratios and debt yields are based on the Moffett Towers II - Building 2 Whole Loan.

Appraisal. As of the appraisal valuation date of October 18, 2017 the Moffett Towers II - Building 2 Property had an “as-is” appraised value of $351,000,000. The appraiser also concluded to a “hypothetical go dark” appraised value of $246,600,000.

Environmental Matters. According to a Phase I environmental site assessment (“ESA”) dated October 19, 2017, a recognized environmental condition (“REC”) was determined to exist at the Moffett Towers II - Building II Property. The Moffett Towers II - Building II Property was part of a larger campus historically used by Lockheed Martin for aerospace manufacturing, research and development that covers approximately 660 acres, known as the Lockheed Martin Plant One Campus. The Lockheed Martin Plant One Campus is included in a Site Cleanup Requirements Order issued by the Regional Water Quality Control Board (“RWQCB”) which applies to a large portion of the Lockheed Martin Plant One Campus. According to the ESA, no significant sources of soil or groundwater pollution have been identified on the Moffett Towers II - Building II Property during historical or more recent investigations of the Plant One Campus. The responsible party associated with this release has been identified by state and Federal regulatory agencies as Lockheed Martin, and Lockheed Martin is currently conducting response actions under state and Federal oversight. Although there is an active regulatory status, the ESA concluded, given the absence of impact, that no further action is warranted and the REC will not prevent or impede the use of the Moffett Towers II - Building II Property. The REC is further described under “Description of the Mortgage Pool—Mortgage Pool Characteristics–Environmental Considerations” in the Preliminary Prospectus.

Market Overview and Competition. The Moffett Towers II - Building II Property is located in Moffett Park, in the northern portion of the Sunnyvale submarket within Silicon Valley. Moffett Park is a 519-acre area comprised of recently developed office spaces and research and development buildings. Notable high technology firms currently in Moffett Park include Google Inc., Hewlett Packard, Juniper Networks, Lab 126 (an Amazon subsidiary), Lockheed-Martin, Microsoft, Motorola, NetApp and Rambus. The Moffett Towers II - Building II Property is just north of State Highway 237, which forms the southern border of the Moffett Park area and provides access from Interstate 680 and Interstate 280 to the northeast and U.S. Highway 101 in Sunnyvale to the southwest. U.S. Highway 101 runs northward through San Francisco and southward through San Jose, terminating in the city of Los Angeles. The Santa Clara County Transit System provides bus service county-wide with stops near the Moffett Towers II - Building II Property. In addition, a Santa Clara Light Rail System station is located directly across the street from the Moffett Towers II - Building II Property and services the surrounding residential communities.

According to the appraisal, overall vacancy in Silicon Valley and the Sunnyvale submarket was 11.1% and 2.4%, respectively, as of second quarter of 2017. In the first half of 2017, 315,272 square feet of office space was delivered to the Sunnyvale submarket, with 426,404 square feet of absorption. According to the appraisal, as of the second quarter of 2017, new supply under construction in Silicon Valley stood at approximately 2.8 million square feet, which consisted of approximately 0.7 million square feet of build-to-suit construction and 2.1 million square feet of speculative construction. As of the second quarter of 2017, the total office average asking rent for the Sunnyvale submarket was $52.20 per square foot (fully-serviced), which is in-line with the Silicon Valley total office average asking rent of $53.40 per square foot (fully-serviced). Within the Sunnyvale submarket, the average asking rent for Class A office properties is $58.20 per square foot (fully-serviced).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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MOFFETT TOWERS II – BUILDING 2

The following table presents certain information relating to comparable leases to the Moffett Towers II - Building 2 Property:

Comparable Leases(1)

Property Name/Location	Year Built	Class	Stories	Total GLA (SF)	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
Towers at Great America Santa Clara, CA	2002	A	6	374,214	Macom Connectivity	May 2017 / 1 Yr	55,393	$42.00	NNN
Santa Clara Square Ph. II Bldg. 4 Santa Clara, CA	2016	A	6	220,156	AMD	Aug. 2016 / 10 Yrs	220,156	$42.60	NNN
Moffett Gateway Santa Clara, CA	2016	A	7	612,796	Google, Inc.	July 2016 / 11 Yrs	612,796	$44.40	NNN
Santa Clara Square Ph. II Bldg. 5 Santa Clara, CA	2016	A	6	220,156	Cambridge Industries	May 2016 / 7 Yrs	74,376	$43.80	NNN
Central & Wolfe Campus Sunnyvale, CA	2018 (Est.)	A	4	871,214	Apple, Inc.	Sep. 2015 / 13 Yrs	871,214	$40.08	NNN
599 Castro Mountain View, CA	2017	A	4	94,918	Pure Storage	Aug. 2017 / 7 Yrs	45,000	$90.00	NNN

(1)	Information obtained from the appraisal.

The Borrower. The borrower for the Moffett Towers II - Building 2 Whole Loan is MT2 B2 LLC, a Delaware limited liability company and a special purpose entity with two independent directors (the “Moffett Towers II - Building 2 Borrower”). Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Moffett Towers II - Building 2 Whole Loan. Paul Guarantor LLC, a Delaware limited liability company, (the “Moffett Towers II - Building 2 Guarantor”) is the guarantor of certain nonrecourse carveouts under the Moffett Towers II - Building 2 Whole Loan. Paul Guarantor LLC is wholly owned by the Jay Paul Revocable Living Trust, of which Jay Paul is trustee and grantor.

The Borrower Sponsor. The borrower sponsor is Jay Paul Company, a privately held real estate firm based in San Francisco, California. Founded in 1975, Jay Paul Company concentrates on the acquisition, development, and management of commercial properties throughout California. Jay Paul Company has developed over 11.0 million square feet of institutional quality space. Jay Paul Company’s portfolio includes other properties in Moffett Park, including Moffett Gateway, Moffett Towers and Moffett Towers II. Jay Paul Company is currently redeveloping over 55 acres in Moffett Park, including Moffett Place, a new, Class A office development, which is expected to contain approximately 1.9 million square feet of net rentable building area, in six, eight-story buildings.

Escrows. The Moffett Towers II - Building 2 Whole Loan documents provide for upfront reserves in the amount of $19,433,495 for outstanding tenant improvements relating to the Amazon space and $8,332,337 for outstanding rent concessions due under the Amazon lease.

The Moffett Towers II - Building 2 Whole Loan documents also provide for upfront reserves in the amount of $2,700,000 for a Parking Rent Abatement Reserve and $286,310 for an Amenities Rent Reserve related to the completion and delivery of the enclosed parking structure and the fitness/amenities building, respectively, which amounts were deposited into a lender-controlled account (the “Parking and Amenities Building Account”). The Parking Rent Abatement Reserve represents 180 days of base rent abatements ($15,000 per day) due to Amazon for each day elapsing beyond the targeted completion and delivery date (April 15, 2018) of the 361 spaces allocated to Amazon within the enclosed parking structure, in accordance with the Amazon lease. The Amenities Rent Reserve represents six months of use fees due for the fitness/amenities building, pursuant to the Amazon lease, commencing on the targeted completion and delivery date (July 31, 2018) of such fitness/amenities building to Amazon in accordance with the Amazon lease (use fees that would be due for the fitness/amenities building following the origination date through July 31, 2018 are included in the $8,332,337 upfront reserve for outstanding rent concessions due under the Amazon lease). If the terms of the Required Parking Spaces Satisfaction (as defined below) have not occurred on or prior to September 15, 2018, the borrower will be required to deposit an additional $2,700,000 into the Parking and Amenities Building Account. If the terms of the Amenities Building Satisfaction (as defined below) have not occurred on or prior to January 31, 2019, the borrower will be required to deposit an additional $286,310 (the “Additional Amenities Rent Amount”) into the Parking and Amenities Building Account. Amounts on deposit in the Parking and Amenities Building Account will be held by the lender as additional collateral for the Moffett Towers II - Building 2 Whole Loan. Provided no event of default under the Moffett Towers II - Building 2 Whole Loan is continuing, the amounts deposited into the Parking and Amenities Building Account will be released to the borrower upon the occurrence of the related Required Parking Spaces Satisfaction or Amenities Building Satisfaction, as applicable.

A “Required Parking Spaces Satisfaction” will occur on the date that (i) the borrower delivers evidence reasonably acceptable to the lender that the borrower has delivered 361 additional spaces to Amazon pursuant to its lease and (ii) Amazon has delivered written confirmation that (a) the borrower has delivered 361 additional spaces to Amazon pursuant to its lease and (b) Amazon is no longer entitled to base rent abatement related to the delivery of the enclosed parking structure pursuant to the its lease.

An “Amenities Building Satisfaction” will occur on the date that (i) the borrower delivers evidence reasonably acceptable to the lender that the amenities building has been completed in conformance with all applicable requirements and (ii) Amazon has delivered written confirmation that the amenities building is useable and has commenced the payment of the use fees applicable to the amenities building pursuant to the Amazon lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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MOFFETT TOWERS II – BUILDING 2

Additionally, the Moffett Towers II - Building 2 Whole Loan documents provide for an upfront reserve in the amount of $1,000,000 for a debt service reserve which amount was deposited into a lender-controlled account (the “Debt Service Reserve Account”). If the Required Parking Spaces Satisfaction has not occurred on or prior to September 15, 2018, the borrower will be required to deposit an additional $1,000,000 into the Debt Service Reserve Account. Provided no event of default under the Moffett Towers II - Building 2 Whole Loan is continuing, amounts remaining in the Debt Service Reserve Account will be released to the borrower upon the occurrence of the Required Parking Spaces Satisfaction.

The Moffett Towers II - Building 2 Whole Loan documents require monthly reserve deposits for real estate taxes in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next twelve months, initially $111,859. The Moffett Towers II - Building 2 Whole Loan documents do not require ongoing monthly escrows for insurance premiums as long as the Moffett Towers II - Building 2 Property is insured via an acceptable blanket insurance policy and such policy is in effect. The Moffett Towers II - Building 2 Whole Loan documents do not provide for monthly reserve deposits for capital expenditures at origination, but provide for the lender to reassess the amount necessary for capital expenditures at the Moffett Towers II - Building 2 Property and may require monthly capital expenditures reserve deposits if necessary to maintain proper operation of the Moffett Towers II - Building 2 Property.

Lockbox and Cash Management. The Moffett Towers II - Building 2 Whole Loan is structured with a hard lockbox and an in-place cash management. The borrower was required at origination to deliver letters to all tenants at the Moffett Towers II - Building 2 Property directing them to pay all rents directly into a lender-controlled lockbox account. All funds received by the borrower or the manager are required to be deposited in the lockbox account within one business day following receipt. Funds on deposit in the lockbox account are required to be swept on each business day into a lender-controlled cash management account and applied on each payment date to the payment of debt service, the funding of required reserves, budgeted monthly operating expenses, common charges under various reciprocal easement agreements, including the CCR (as defined below), approved extraordinary operating expenses, debt service on the Moffett Towers II - Building 2 Mezzanine Loan and, during a Lease Sweep Period (as defined below), an amount equal to $438,291 to fund a lease sweep reserve account (the “Lease Sweep Reserve Account”) until the aggregate funds swept in the Lease Sweep Reserve Account during such lease sweep equals the Lease Sweep Reserve Threshold (as defined below) and then to the Debt Service Reserve Account until the aggregate funds transferred to the Lease Sweep Reserve Account and the Debt Service Reserve Account during such lease sweep equals the Lease Sweep and Debt Service Reserve Cap (as defined below). Provided no Trigger Period (as defined below) is continuing, excess cash in the deposit account will be disbursed to the borrower in accordance with the Moffett Towers II - Building 2 Whole Loan documents. If a Trigger Period is continuing (other than a Trigger Period due to a Lease Sweep Period), excess cash in the deposit account will be transferred to an account (the “Cash Collateral Account”) held by the lender as additional collateral for the Moffett Towers II - Building 2 Whole Loan.

A “Trigger Period” will commence upon the earlier of the following:

(i)	an event of default under the Moffett Towers II - Building 2 Whole Loan;

(ii)	if, as of the last day of any calendar quarter during the term of the Moffett Towers II - Building 2 Whole Loan (a) the credit rating of a Lease Sweep Tenant Party (as defined below) under a Lease Sweep Lease (as defined below) by Fitch, Moody’s or S&P is less than “BBB-”, “Baa3” or “BBB-”, respectively and (b) the debt service coverage ratio falls below 1.50x based on the Moffett Towers II - Building 2 Whole Loan or 1.10x based on the Moffett Towers II - Building 2 Total Debt (a “Low Debt Service Period”);

(iii)	the continuance of a Lease Sweep Period; or

(iv)	an event of default under the Moffett Towers II - Building 2 Mezzanine Loan

A Trigger Period will end:

(a)	with regard to clause (i) and (iv) above, upon the cure of such event of default and acceptance of such cure by the lender;

(b)	with regard to clause (ii) above, upon the earlier to occur of (1) the date that the debt service coverage ratio is at least 1.50x based on the Moffett Towers II - Building 2 Whole Loan and 1.10x based on the Moffett Towers II - Building 2 Total Debt for two consecutive calendar quarters and (2) the balance on deposit in the Cash Collateral Account is equal to $17,531,650 ($50.00 per rentable square foot);

(c)	with regard to clause (iii) above, upon the ending of such Lease Sweep Period; and

(d)	with regard to clause (iv) above, receipt of notice from the mezzanine lender of the cure or waiver of the event of default under the mezzanine loan.

A “Lease Sweep Period” will commence following the earliest to occur of any of the following (each a “Lease Sweep Event”):

(i)	with respect to the Amazon lease, Amazon fails to give notice of their intent to renew or extend such lease on or prior to December 6, 2025;

(ii)	the date on which, with respect to any Lease Sweep Lease, (a) a Lease Sweep Tenant Party cancels or terminates its Lease Sweep Lease with respect to all or a Material Termination Portion (as defined below) of the Lease Sweep Space (as defined below) subject to such Lease Sweep Lease prior to the then current expiration date under such Lease Sweep Lease, or (b) a Lease Sweep Tenant Party delivers to the borrower notice that it is canceling or terminating its Lease Sweep Lease with respect to all or a Material Termination Portion of the Lease Sweep Space subject to such Lease Sweep Lease (the affected space being the “Terminated Space”); provided, however, no Lease Sweep Period shall commence pursuant this clause (ii) if, in connection with such termination or cancellation (or delivery of notice of termination or cancellation), the borrower simultaneously enters into a replacement lease with an entity or a wholly-owned subsidiary of an entity rated “BBB-” or equivalent by at least two of Fitch, Moody’s and S&P (an “Investment Grade Entity”) covering the Terminated Space, provided that such replacement lease is a qualified lease and the occupancy conditions, as specified in the Moffett Towers II - Building 2 Whole Loan documents, are satisfied with respect to such replacement lease on or prior to the date of such termination or cancellation (or delivery of notice of termination or cancellation);

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

95

MOFFETT TOWERS II – BUILDING 2

(iii)	the date on which, with respect to any Lease Sweep Lease, a Lease Sweep Tenant Party ceases operating its business (i.e., “goes dark”) at 20.0% or more of its Lease Sweep Space on a rentable square foot basis (a “Dark Period Event” and the affected space being the “Dark Space”), provided, however, that if the Lease Sweep Tenant Party either (a) is an Investment Grade Entity or (b) has subleased the Dark Space portion of its premises to an Investment Grade Entity who has accepted delivery thereof (i.e., the lease has commenced) and is paying unabated rent at a contract rate no less than the contract rate required under the Lease Sweep Lease, such Lease Sweep Tenant Party shall not be deemed to have “gone dark” for purposes of this clause (iii) and no Lease Sweep Period shall commence pursuant to this clause (iii);

(iv)	upon a default under a Lease Sweep Lease by the tenant thereunder that continues beyond any applicable notice and cure period;

(v)	upon a Lease Sweep Tenant Party being subject to an insolvency proceeding; or

(vi)	the date on which Amazon is no longer an Investment Grade Entity (an “Amazon Downgrade Event”).

A Lease Sweep Period (other than a Lease Sweep Period triggered by clause (v) above) will not be triggered (or, if already triggered, may be terminated) if the borrower delivers to the lender an acceptable letter of credit in an amount equal to $12,272,155 ($35.00 per square foot) provided, if such Lease Sweep Period is triggered by clause (iii) or (vi) above, such acceptable letter of credit will be in an amount equal to $17,531,650 ($50.00 per square foot).

A Lease Sweep Period will end on the earliest of the applicable of the following to occur:

(a)	with regard to clause (i) or (ii) above, the date on which, with respect to each Lease Sweep Space (1) in the case of clause (i), the Lease Sweep Tenant Parties have exercised a renewal or an extension right under their respective Lease Sweep Lease, provided that the Lease Sweep Lease in question is a qualified lease and the occupancy conditions, as specified in the Moffett Towers II - Building 2 Whole Loan documents, are satisfied, (2) in the case of clauses (i) or (ii) above, one or more replacement tenants acceptable to the lender (in its sole but good faith discretion) execute and deliver replacement lease(s) covering the Requisite Lease Sweep Space (as defined below), provided that such replacement lease(s) are qualified leases and the occupancy conditions, as specified in the Moffett Towers II - Building 2 Whole Loan documents, are satisfied or (3) a combination of lease renewals or extensions (as described in subclause (1) of this clause (a)) and replacement lease(s) (as described in subclause (2) of this clause (a)) occurs;

(b)	with regard to clause (iii) or (vi) above, the date on which either (1) one or more replacement tenants acceptable to the lender (in its sole but good faith discretion) execute and deliver replacement lease(s) covering the Requisite Lease Sweep Space, provided that such replacement tenant(s) and lease(s) are qualified leases and the occupancy conditions, as specified in the Moffett Towers II - Building 2 Whole Loan documents, are satisfied or (2) for a Dark Period Event or an Amazon Downgrade Event, Amazon is restored as an Investment Grade Entity or the entirety of the Lease Sweep Space has been sublet to an Investment Grade Entity who has accepted delivery thereof (i.e., the lease has commenced) and is paying unabated rent at a contract rate no less than the contract rate required under the Lease Sweep Lease;

(c)	with regard to clause (iv) above, the date on which the default has been cured and no other default under such Lease Sweep Lease occurs for a period of three consecutive months following such cure;

(d)	with regard to clause (v) above, the Lease Sweep Tenant Party insolvency proceeding has terminated and the applicable Lease Sweep Lease has been affirmed, assumed or assigned in a manner satisfactory to the lender; and

(e)	with regard to clause (i), (ii), (iii), (iv) and (vi) above, the date on which the aggregate amount of funds transferred into the Lease Sweep Reserve Account and the Debt Service Reserve Account equals the applicable Lease Sweep And Debt Service Reserve Cap (as defined below) and if a Lease Sweep Period is continuing due to the occurrence of more than one Lease Sweep Event, the aggregate amount of funds required to be transferred over the course of the Lease Sweep Period shall be equal to the amount of the largest Lease Sweep And Debt Service Reserve Cap applicable to all then-continuing Lease Sweep Periods, such that each Lease Sweep Period shall be treated as concurrent and not duplicative or independent of another.

The “Lease Sweep and Debt Service Reserve Cap” means (a) with respect to a Lease Sweep Period continuing solely pursuant to clause (i) and/or (iv) above, $12,272,155 ($35.00 per square foot), (b) with respect to a Lease Sweep Period continuing solely pursuant to clause (ii) above, $35.00 per square foot of the Terminated Space, (c) with respect to a Lease Sweep Period continuing pursuant to clause (iii) above, whether or not a Lease Sweep Period pursuant to clause (i), (ii) and or/(iv) above is concurrently continuing, $50.00 per square foot of Dark Space or (d) with respect to clause (vi) above, whether or not a Lease Sweep Period pursuant to clause (i), (ii), (iii) and/or (iv) above is concurrently continuing, $17,531,650 ($50.00 per square foot).

The “Lease Sweep Reserve Threshold” means (a) with respect to a Lease Sweep Period continuing solely pursuant to clause (i), (iv) and/or (vi) above, $10,518,990 ($30.00 per square foot) or (b) with respect to a Lease Sweep Period continuing solely pursuant to clause (ii) or (iii) above, $30.00 per square foot of the Dark Space or Terminated Space.

The “Lease Sweep Space” means the space demised under a Lease Sweep Lease.

A “Lease Sweep Lease” is the Amazon lease or any replacement lease or leases which cover at least 75.0% of the rentable square feet demised under the Amazon lease as of November 16, 2017 (the “Requisite Lease Sweep Space”).

A “Lease Sweep Tenant Party” is a tenant under a Lease Sweep Lease or its direct or indirect parent company (if any).

A “Material Termination Portion” is, with respect to any space under a Lease Sweep Lease, if the tenant under a Lease Sweep Lease cancels or terminates its Lease Sweep Lease with respect to at least 40,000 or more square feet of space (or, if a full floor of space is less than 40,000 square feet, a full floor of space) but less than the entirety of the space under such Lease Sweep Lease, the portion of space under the Lease Sweep Lease affected by such cancellation or termination.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

96

MOFFETT TOWERS II – BUILDING 2

Property Management. The Moffett Towers II - Building 2 Property is managed by an affiliate of the borrower.

Assumption. The Moffett Towers II - Building 2 Borrower has, at any time following the securitization of the Moffett Towers II – Building 2 Whole Loan, the right to transfer the Moffett Towers II - Building 2 Property, provided that certain conditions are satisfied, including: (i) no event of default under the Moffett Towers II – Building 2 Whole Loan documents has occurred and is continuing, (ii) the borrower has provided the lender with 60 days’ prior written notice, (iii) the proposed transferee qualifies as a qualified transferee under the Moffett Towers II - Building 2 Whole Loan documents, (iv) the payment of a transfer fee of 0.5% of the then outstanding principal balance of the Moffett Towers II - Building 2 Whole Loan in the case of the first transfer, and 1.0% of the then outstanding principal balance of the Moffett Towers II - Building 2 Whole Loan in the case of any subsequent transfer, and (v) the lender has received rating agency confirmation that such assumption will not result in a downgrade of the respective ratings assigned to the Series 2018-BNK10 certificates and similar confirmations from each rating agency rating any securities backed by any of the Moffett Towers II - Building 2 Companion Loans.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Barclays Bank PLC funded a $105,000,000 mezzanine loan (the “Moffett Towers II - Building 2 Mezzanine Loan”) to MT2 B2 MEZZ LLC, a Delaware limited liability company owning 100.0% of the Moffett Towers II - Building 2 Borrower under the Moffett Towers II - Building 2 Whole Loan (collectively, the “Moffett Towers II - Building 2 Mezzanine Borrower”). The Moffett Towers II - Building 2 Mezzanine Loan is secured by a pledge of the Moffett Towers II - Building 2 Mezzanine Borrower’s interest in the borrower under the Moffett Towers II - Building 2 Whole Loan. The Moffett Towers II - Building 2 Mezzanine Loan accrues interest at a rate of 5.900% per annum and requires interest-only payments through the maturity date of December 6, 2027. Barclays Bank PLC has sold the Moffett Towers II - Building 2 Mezzanine Loan to Delaware Life Insurance Company. The rights of the Moffett Towers II - Building 2 Mezzanine Lender are further described under “Description of the Mortgage Pool–Additional Indebtedness-Mezzanine Indebtedness” in the Preliminary Prospectus.

Amenities and Common Areas. The Moffett Towers II - Building 2 Property will feature access to the fitness/amenities building and the enclosed parking structure (the “Common Area Spaces”) once completed. To govern access to the Common Area Spaces, the Moffett Towers II - Building 2 Borrower is subject to a declaration of covenants, conditions, restrictions and easement and charges agreement (the “CCR”) made by MT II LLC, an affiliate of the borrower sponsor and the owner of the non-collateral buildings at the Moffett Towers II Campus. The CCR grants the borrower non-exclusive easement rights over the Common Area Spaces and contemplates that the Common Area Spaces that it governs will be expanded over time as the remaining portions of the Moffett Towers II Campus are completed. Ownership of the Common Area Spaces governed by the CCR is held by Moffett Towers II Association LLC (the “Association”), whose membership is comprised of the borrower and MT II LLC. The Association is obligated to maintain insurance coverage over the Common Area Spaces and is also responsible for maintenance of the Common Area Spaces, subject to the terms of the Amazon leases. The CCR delineates shares of the voting interest in the Association based on the number of completed buildings at the Moffett Towers II Campus, with each completed building entitled to a proportionate share of the voting interest. As of the origination date, the borrower was the sole voting member of the Association. The CCR provides that as each of the four non-collateral buildings at the Moffett Towers II Campus is completed, the respective owner of each non-collateral building will obtain a share of the voting interest in the Association proportionate to the number of then completed buildings at the Moffett Towers II Campus (both collateral and non-collateral). Provided that all five buildings are completed in accordance with the Moffett Towers II Campus development plan, each building will be entitled to a one-fifth (or 20.0%) share of the voting interest in the Association.

Completion Guaranty. On the origination date, the Moffett Towers II - Building 2 Guarantor executed a separate guaranty for the completion and delivery of the fitness/amenities building and the enclosed parking structure. Among other things, the completion guaranty provides that in the event that neither the Moffett Towers II - Building 2 Borrower nor MT II LLC (an affiliate of the borrower sponsor and the owner of the non-collateral buildings at the Moffett Towers II Campus) is able to complete and deliver the fitness/amenities building and the enclosed parking structure (or otherwise achieve the Required Parking Spaces Satisfaction) on or prior to the one year anniversary of the respective targeted completion date of each (i.e., July 31, 2019 in the case of the fitness/amenities building; April 15, 2019 in the case of the enclosed parking structure or Required Parking Spaces Satisfaction), the Moffett Towers II - Building 2 Guarantor is required to pay any costs, expenses or liabilities incurred by the lender to effectuate the completion and delivery of such fitness/amenities building and enclosed parking structure (or otherwise achieve the Required Parking Spaces Satisfaction).

Ground Lease. None.

Terrorism Insurance. The Moffett Towers II - Building 2 Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Moffett Towers II - Building 2 Property, or that if the Terrorism Risk Insurance Program Reauthorization Act is no longer in effect and such policies contain an exclusion for acts of terrorism, the borrower will obtain, to the extent available, a stand-alone policy that provides the same coverage as the policies would have if such exclusion did not exist. For so long as TRIPRA is in effect and continues to cover both foreign and domestic acts, the lender is required to accept terrorism insurance with coverage against acts which are “certified” within the meaning of TRIPRA.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

97

BANK 2018-BNK10	Transaction Contact Information

Transaction Contact Information

Questions regarding this Structural and Collateral Term Sheet may be directed to any of the following individuals:

Wells Fargo Securities, LLC

Brigid Mattingly	Tel. (312) 269-3062

A.J. Sfarra	Tel. (212) 214-5613

Alex Wong	Tel. (212) 214-5615

Morgan Stanley & Co.

Zachary Fischer	Tel. (212) 761-3076

Jane Lam	Tel. (212) 296-8567

Brandon Atkins	Tel. (212) 761-4846

BofA Merrill Lynch

Leland Bunch	Tel. (646) 855-3953

Danielle Caldwell	Tel. (646) 855-3421

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

98